                                                                     Exhibit 4.4








                       Amended and Restated Facility Lease

                             Dated December 27, 2001

                                     Between

                            WILMINGTON TRUST COMPANY
           not in its individual capacity but solely as Owner Trustee,
                                     Lessor

                                       and

                              POPE & TALBOT, INC.,
                                     Lessee



================================================================================

This Facility Lease and the rentals and other sums due and to become due hereunder have been assigned for security to and are subject to a security interest in favor of Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Indenture Trustee under an Amended and Restated Trust Indenture and Security Agreement dated as of September 15, 1999 between said Indenture Trustee and the Owner Trustee, as Debtor, as amended and restated on the date hereof. Information concerning such security interest may be obtained from the Indenture Trustee at its address set forth in Section 20 of this Facility Lease.

================================================================================

                                Table of Contents
                                -----------------

                                                                                              Page
                                                                                              ----
Section 1.         Interpretation of this Lease. ...............................................1

Section 2.         Acceptance of Leased Property. ..............................................1

Section 3.         Term of Lease. ..............................................................1

Section 4.         Rent Payments. ..............................................................2

Section 5.         Indemnities. ................................................................4

Section 6.         Lessee's Covenants. .........................................................4
   Section 6.1     Nature of Business ..........................................................4
   Section 6.2     Mergers and Consolidations ..................................................5
   Section 6.3     Lessee Financial Covenants ..................................................5
   Section 6.4     Pension Plans. ..............................................................6
   Section 6.5     Certain Notices. ............................................................6
   Section 6.6     Facility Operations .........................................................8
   Section 6.7     Compliance with Law .........................................................8

Section 7.         Insurance. ..................................................................9

Section 8.         Maintenance; Maintenance Costs and Warranties; Replacement of
                   Parts; Alterations; Modifications and Additions. ...........................12

Section 9.         Location and Use; No Assignment by Lessee. .................................17

Section 10.        Liens. .....................................................................20

Section 11.        Ownership and Marking. .....................................................20

Section 12.        Disclaimer of Warranties; Net Lease. .......................................21

Section 13.        Casualty Occurrences; Condemnation; Early Termination; Etc. ................24

Section 14.        Assignment by Owner Trustee. ...............................................27

Section 15.        Defaults. ..................................................................28

Section 16.        Return of Facility to Owner Trustee. .......................................33






Section 17.        [Intentionally Left Blank] .................................................36

Section 18.        Financial Statements and Reports; Inspection and Certificates. .............36

Section 19.        Options to Renew and Purchase. .............................................40

Section 20.        Miscellaneous. .............................................................44






Attachments to Facility Lease:

Schedule 1     -   Schedule of Periodic Rent Percentages
Schedule 1A    -   Schedule of Periodic Rent Allocations
Schedule 2     -   Schedule of Casualty Value
Schedule 3     -   Schedule of Termination Value
Schedule 4     -   Schedule of the Early Purchase Date, Early Purchase Price and
                   Installment Amounts and Dates
Exhibit A      -   Description of Major Components of the Facility
Exhibit B      -   Description of the Facility
Exhibit C      -   Description of the Site
Exhibit D      -   Pricing Assumptions
Exhibit E      -   Form of Lease Supplement
Annex I        -   Definitions

                                 FACILITY LEASE

     This Amended and Restated Facility Lease, dated December 27, 2001 (this "Lease"), is between Wilmington Trust Company, a Delaware banking corporation,
 -----
not in its individual capacity but solely as owner trustee (the "Owner Trustee")
                                                                 -------------
under the Trust Agreement, as lessor hereunder, and Pope & Talbot, Inc., a Delaware corporation (the "Lessee").
                           ------

     WHEREAS, the parties hereto entered into that certain Facility Lease dated as of September 30, 1999 (the "Existing Facility Lease"); and

     WHEREAS, the parties hereto desire to amend and restate the Existing Facility Lease, on the terms and conditions set forth herein, it being understood that this Agreement is an amendment and restatement of the Existing Facility Lease, which shall remain in full force and effect, as amended and restated hereby.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the Owner Trustee and the Lessee hereby agree that the Existing Facility Lease shall be amended and restated as follows:

Section 1. Interpretation of this Lease.

     (a) Definitions. The capitalized terms used in this Lease shall have the
         -----------
respective meanings indicated in Annex I hereto unless elsewhere defined herein or the context hereof shall otherwise require.

     (b) Accounting Principles. Where the character or amount of any asset or
         ---------------------
liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Lease, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Lease.

     (c) Directly or Indirectly. Where any provision in this Lease refers to
         ----------------------
action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 2. ACCEPTANCE OF LEASED PROPERTY.

     The Owner Trustee does hereby lease and let the Leased Property to the Lessee and the Leased Property is hereby accepted by the Lessee hereunder and declared to be and constitute the property leased hereunder, all for the Rent and the Term hereinafter stipulated and upon the terms and conditions herein set forth.

Section 3. TERM OF LEASE.

     The basic term of this Lease (the "Basic Term") shall commence on the Closing Date and shall expire January 2, 2012, subject to earlier termination pursuant to Sections 13, 15 and 19.

Section 4. RENT PAYMENTS.

     The Lessee agrees to pay the Owner Trustee the following hereunder:

     (a) Rent for Facility. The Lessee hereby agrees to pay to the Owner Trustee
         -----------------
Rent for the Facility (the "Periodic Rent") on each semiannual Rent Payment Date during the Facility Lease Term, unless the Facility Lease is earlier terminated in accordance with the express provisions hereof, in an amount equal to the percentage set forth under the column entitled "Total Periodic Rent Percentage" opposite such Rent Payment Date on Schedule 1 multiplied by the Facility Cost. The Periodic Rent payable on each Rent Payment Date pursuant to this Section 4(a) shall be in satisfaction of the Lessee's obligation to pay the Periodic Rent allocated to each full or partial calendar year during the Facility Lease Term as set forth on Schedule 1A.

     (b) Rent for Site Lease Property. The Lessee agrees to pay the Owner
         ----------------------------
Trustee Rent for the Site Lease Property (the "Periodic Site Rent") payable for the Term in consecutive semiannual installments (other than the first Site Lease Rent payment, which shall be in respect of the period from the Closing Date to the first Rent Payment Date), each in an amount equal to the Periodic Site Rent Amount, payable in arrears on each Rent Payment Date; provided that, so long as the Lessee shall be the landlord under the Site Lease, the Lessee's obligation to make Periodic Site Rent payments shall be satisfied by its concurrent right to receive Site Rent under the Site Lease.

     (c) Supplemental Rent. The Lessee agrees to pay to the Owner Trustee, or to
         -----------------
whosoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Owner Trustee shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Periodic Rent. Lessee will, in addition to any other Rent due and payable hereunder, also pay, as Supplemental Rent, (i) in the case of the termination of this Lease pursuant to Section 13(d), on the Termination Date, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Note to be prepaid as a result of such termination, (ii) in the case of the purchase of the Facility pursuant to
Section 19(f), unless Lessee shall have assumed the Notes as provided in the Participation Agreement, on such date of purchase, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Note to be prepaid as a result of such purchase, and (iii) in the case of any refinancing of the Notes pursuant to Section 13 of the Participation Agreement, on the Refunding Date, an amount equal to the Make-Whole Amount, if any, with respect to the aggregate principal amount of the Notes being prepaid.

     (d) Place and Manner of Payment. All payments to be made by the Lessee
         ---------------------------
under this Lease shall be made as follows:

          (i) Each installment of Periodic Rent shall be paid to the Owner Trustee by wire transfer to the principal office of the Owner Trustee at the address thereof provided for payments in Section 20(c); provided that until the Lessee shall have received notice from the Indenture Trustee that all Secured Indebtedness has been fully paid and satisfied, all such payments shall be made by wire transfer to the office of the Indenture Trustee designated in Section 20(c) or as otherwise designated from time to time in writing by the Indenture Trustee;

          (ii) The entire amount of any payment of Casualty Value or Termination Value pursuant to Section 13, of any payment of the purchase price of the Facility pursuant to Section 19(b), Early Purchase Price pursuant to
     Section 19(f), and any payment pursuant to Section 15 hereof shall be paid to the Owner Trustee by wire transfer to the principal office of the Owner Trustee at the address thereof provided for payments in Section 20(c); provided that until the Lessee shall have received notice from the Indenture Trustee that all Secured Indebtedness has been fully paid and satisfied, all such payments shall be made by wire transfer to the office of the Indenture Trustee designated in Section 20(c) or as otherwise designated from time to time in writing by the Indenture Trustee;

          (iii) The amount of any payment owing to the Owner Trustee or the Owner Participant pursuant to Section 7 or 9 of the Participation Agreement (and by incorporation by reference herein, Section 5 hereof) and Section 7 hereof (but, in the case of Section 7 hereof, only with respect to public liability insurance) shall be made directly to the party to receive the same without regard to the assignment of this Lease pursuant to Section 14 hereof; and

          (iv) All payments other than those above specified shall be made by the Lessee directly to the party entitled to receive the same.

     The Lessee agrees that it will make payments due hereunder by wire transfer where specified above in immediately available funds consisting of lawful currency of the United States of America no later than 10:00 A.M. Portland, Oregon time on the date due to the party to whom such payment is to be made to such account in any United States bank as such party may from time to time direct in writing, and where not so specified, such payment shall be made by check of the Lessee drawn on a bank located in the continental United States and mailed to the party to receive the same at the address herein provided or at such other address as the Lessee shall have been previously advised in writing.

     (e) Overdue Payments. The amount of any installment of Periodic Rent or
         ----------------
Periodic Site Rent or any payment of Supplemental Rent remaining unpaid after the due date thereof shall bear interest at the Late Rate from and after the due date of such installment or payment and such interest shall be paid by the Lessee, on demand as Supplemental Rent.

     (f) Adjustment of Rent. The Periodic Rent percentage, Casualty Value,
         ------------------
Termination Value and Early Purchase Date and Early Purchase Price tables attached hereto as Schedules 1, 2, 3 and 4 respectively, have been calculated on the assumptions (the "Pricing Assumptions") set forth in Exhibit D hereto.

     If for any reason the Closing Date or the Transaction Costs related to the Facility set forth in Exhibit D hereto shall prove to be incorrect, then the Owner Participant acting in good faith shall, prior to the first Rent Payment Date, recompute the factors for Periodic Rent, the Casualty Value and Termination Value tables and the Early Purchase Date and Early Purchase Price in order to provide the Owner Participant with the same Net Economic Return as if such assumptions were accurate; provided, that such adjustments shall comply with the Guidelines and all provisions of the Code and the Treasury Regulations thereunder, in each case as in effect on the date of such adjustment, including, without limitation, Section 467 of the Code and the Treasury Regulations thereunder, in each case as in effect on the date of such adjustment; and provided, further, that in such recomputation (i) each installment of Periodic Rent shall be in an amount sufficient to pay on each installment date the principal of, and interest on, the Notes due on such date without acceleration, (ii) the Casualty Value and Termination Value as of any date shall be sufficient to pay the aggregate unpaid principal amount of, and interest on, the Notes outstanding as of such date and
(iii) the Early Purchase Price shall at all times exceed the appraiser's estimated fair market value for the Early Purchase Date. Such recomputation shall be based upon the assumptions and methods of calculation utilized by the Owner Participant in computing the amounts thereof originally set forth in this Lease. On or before the first Rent Payment Date, the Owner Trustee and the Lessee shall execute and deliver a Lease Supplement, substantially in the form of Exhibit E hereto, reflecting any revisions to Schedules 1, 2, 3 and 4 hereto, and the adjustments shall be effective as of said first Rent Payment Date.

     (g) Verification of Rental Adjustments. Each notice to the Lessee from the
         ----------------------------------
Owner Participant setting forth the results of any calculation or recalculation pursuant to paragraph (f) above shall be accompanied by a letter from the Owner Participant setting forth the reasons for such calculation or recalculation and stating that such calculation or recalculation was made using the same methods and, except as to the change or changes in circumstance giving rise to such adjustment, the same assumptions as were used in computing the factors for Periodic Rent, Casualty Values and Termination Values and the Early Purchase Date and Early Purchase Price in effect prior to such adjustment.

Section 5. INDEMNITIES.

     The Lessee's indemnity obligations are set forth in Sections 7 and 9 of the Participation Agreement, which Sections are incorporated herein by reference as though fully set forth in this Section 5. The Lessee's indemnity obligations contained in Sections 7 and 9 of the Participation Agreement shall survive the termination of any of this Lease and the other Operative Agreements and shall survive the transfer of any Note or the Beneficial Interest and payment of any or all Notes and the extinguishment of the Beneficial Interest.

Section 6. LESSEE'S COVENANTS.

     Section 6.1 Nature of Business. Neither the Lessee nor any Subsidiary will
                 ------------------
engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Lessee and its Subsidiaries would be substantially changed from the growing and harvesting of timber and manufacture and sale of wood products and related businesses engaged in by the Lessee and its Subsidiaries on the date of this Lease and described in the Private Placement Memorandum and other businesses incidental or reasonably related thereto.

     Section 6.2 Mergers and Consolidations. The Lessee will not consolidate
                 --------------------------
with, or be a party to a merger with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person; provided, however, that the Lessee may consolidate or merge with, or sell all or substantially all of its assets to, any business entity if:

          (i) the surviving or continuing entity or the entity to which all or substantially all of the Lessee's assets are sold (the "Surviving Entity") shall be either the Lessee or an entity organized under the laws of the United States or any state thereof which conducts at least a majority of its business and has at least a majority of its assets within the United States, and in the case of any such consolidation or merger in which the Lessee is not the Surviving Entity or in the case of any such sale, the Surviving Entity shall (A) expressly assume in writing the due and punctual performance and observance of all of the covenants in the Operative Agreements to be performed or observed by the Lessee, and (B) furnish to the Owner Trustee, the Indenture Trustee and each Participant an opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms (subject to customary limitations relating to bankruptcy and the enforcement of equitable remedies), which counsel and opinion shall be reasonably satisfactory to the Owner Trustee and the Indenture Trustee; and

          (ii) at the time of such consolidation or merger or such sale and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing and (B) the Adjusted Net Worth of the Surviving Entity shall not be less than the Adjusted Net Worth of the Lessee immediately prior to such consolidation or merger or such sale.

     Section 6.3 Lessee Financial Covenants. Lessee covenants and agrees that it
shall:           --------------------------

          (a) maintain a Fixed Charge Coverage Ratio of at least 1.05 to 1, as measured by reference to the amounts reported for Lessee's immediately preceding four fiscal quarters on a rolling basis; provided, however, that if as of the end of any fiscal quarter Lessee does not meet the Fixed Charge Coverage Ratio, then Lessee must maintain, until such time as Lessee regains compliance with such Fixed Charge Coverage Ratio, on a consolidated basis, a minimum balance of $25,000,000 (denominated in United States Dollars), consisting of one or more of the following: (i) United States cash or cash equivalents; (ii) Canadian cash or cash equivalents; or (iii) immediately available and unused loan commitments from one or more lenders. For purposes of denominating in United States Dollars any Canadian cash, cash equivalents or loan commitments and availability, the parties will use the "Exchange Rates" in the "Currency Trading" table appearing from time to time in the Wall Street Journal;

          (b) maintain a ratio of Total Funded Debt to Total Adjusted Capitalization of no more than (i) 62.5% for the fiscal years ending December 31, 1999, December 31, 2001 and December 31, 2002 and (ii) 55.0% thereafter; and

          (c) maintain a minimum Adjusted Net Worth as of the end of each fiscal quarter of not less than the sum of (i) U.S.$123,807,000, (ii) 50% of cumulative consolidated positive net income for each fiscal quarter ending after March 31, 1999 and (iii) 100% of the value (net of underwriters' discounts and customary out-of-pocket costs and expenses of issuance) of any Equity Interests issued by Lessee since March 31, 1999.

Section 6.4 Pension Plans.
            -------------

     (a) The Lessee will not and will not permit any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) that could reasonably be expected to have a Material Adverse Effect. The Lessee will not and will not permit any ERISA Affiliate (i) to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a Lien on any Property of the Lessee or any Subsidiary pursuant to
Section 4068 of ERISA or (ii) to fail to make a required contribution to any Plan pursuant to Section 412(m) of the Code or Section 302(e) of ERISA which could result in a Lien or any Property of the Lessee or any Subsidiary of the Lessee pursuant to Section 412(a) of the Code or Section 302(f) of ERISA.

     (b) The Lessee agrees that all contributions required to be made to the Canadian Pension Plans to make them fully funded under the Income Tax Act (Canada) and other applicable Canadian pension legislation will continue to be made at the time required under applicable Canadian pension legislation.

     (c) The Lessee agrees that the required contributions from any Subsidiary of the Lessee which is a participating employer in any negotiated cost plan, or substantially similar plan, under applicable Canadian law will continue to be remitted at the time required under applicable Canadian pension legislation.

Section 6.5 Certain Notices.
            ---------------

     (a) Liens. Upon the attachment of an aggregate amount of U.S. $250,000 or
         -----
more of Liens on the Leased Property or any part thereof (in either case excluding any Liens constituting Permitted Encumbrances), the Lessee shall promptly (and in no event later than ten (10) Business Days after it shall have obtained knowledge thereof) notify the Owner Trustee and the Indenture Trustee of the attachment of all such Liens and the full particulars thereof unless the same shall have been removed or discharged by the Lessee.

     (b) Notices of Noncompliance with Applicable Laws. The Lessee shall furnish
         ---------------------------------------------
to the Owner Trustee, the ClO2 Indenture Trustee, and the Indenture Trustee, within five (5) Business Days after receipt thereof, a copy of any notice or order of any Governmental Authority asserting that the Lessee is not in compliance with, or in violation of, or may be liable for contamination originating from or on the Site or the Facility under, any Applicable Law, if such non-compliance, violation or liability could reasonably be expected to have a Material Adverse Effect.

     (c) Plans and Specifications; Operating Manuals. The Lessee shall maintain
         -------------------------------------------
or cause its Affiliates to maintain throughout the Site Lease Term, and keep on file at its office, a complete set of plans and specifications, including "as-built" plans and specifications as and when available, with respect to the Facility (which shall reflect all material Parts incorporated or installed in or attached to the Facility and all material Alterations made pursuant to Section 8 hereof; provided, however, that such plans and specifications shall as of any date not be required to reflect any such Parts so incorporated, installed or attached or any such Alteration made within forty-five (45) days prior to such date). Upon the expiration of the Term, unless the Lessee has exercised its option to purchase the Facility and has paid all amounts due and owing in connection therewith, the Lessee shall deliver to the Owner Trustee and the Indenture Trustee or to the Owner Trustee's designee or the Indenture Trustee's designee, as the case may be, a complete set of such plans and specifications and all work drawings and similar documents with respect to the Leased Property maintained pursuant to the requirements of this Section 6.5(c).

     (d) Environmental Event. The Lessee shall promptly, but in any case within
         -------------------
five (5) Business Days, notify each Participant, each holder of the ClO2 Notes, the Owner Trustee and the Indenture Trustee if (i) any event has occurred or any condition is discovered in, on, from or involving the Leased Property or any part thereof involving the presence or Release of Hazardous Materials or the violation, or noncompliance with, any applicable Environmental Law that could reasonably be anticipated to result in penalties, Remedial Action or other liabilities in an aggregate amount in excess of U.S.$1,000,000, or (ii) the Lessee has received notification that it, the Leased Property or any part thereof is the subject of an Environmental Claim or has knowledge of any conditions or occurrences at the Leased Property that could reasonably form the basis of a material Environmental Claim, in either case that could reasonably be expected to result in any ordered Remedial Action or other liability related to an event or condition with respect to the Leased Property or any part thereof the cost of which liability is reasonably expected to exceed U.S.$1,000,000, or
(iii) any material and actual or imminent restriction on the ownership, occupancy, use, productivity or transferability of the Leased Property arising in connection with any Release, threatened Release or disposal of a Hazardous Material or any breach or violation of, or noncompliance with, any Environmental Law, or (iv) any other environmental, natural resource, health or safety condition which could reasonably be expected to materially and adversely affect the ability of the Lessee to perform its obligations under the Operative Agreements (each of (i) through (iv) an "Environmental Event").

     Following the receipt of a notice pursuant to the immediately preceding paragraph, the Owner Trustee may require the Lessee to conduct, or cause to be conducted, an environmental study by an environmental consultant reasonably satisfactory to the Owner Trustee (the cost and expenses of such environmental consultant to be borne by the Lessee) of the Leased Property or any applicable part thereof on which such Environmental Event or Release shall have occurred, the scope of which study shall be limited to confirming the magnitude and anticipated cost of the liability resulting in the Environmental Event and to provide a copy of the environmental consultant's report on its study to the Owner Trustee. Notwithstanding the foregoing, if a pattern, in the reasonable opinion of the Owner Trustee, of such Environmental Events exists, the Owner Trustee may conduct or require the Lessee to conduct a more comprehensive environmental study (the cost and expense of such study to be borne by the Lessee) of the Leased Property or the applicable part thereof to determine the scope and nature of such pattern. If it is the reasonable opinion of the Owner Trustee that (i) an Environmental Event has occurred or exists and a Permitted Remediation (as defined below) is not available or the Environmental Event cannot be cured through a Permitted Remediation or (ii) the Environmental Event will result in the cessation of operation of the Facility or the applicable part thereof for 30 days or more such Environmental Event shall, at the option of the Owner Trustee, be deemed a Casualty Occurrence with respect to the Leased Property or the applicable part thereof (an "Environmental Trigger"). A "Permitted Remediation" means any remediation of an Environmental Event (a) the cost of which remediation is not anticipated, in the reasonable opinion of the Owner Trustee, to exceed U.S.$5,000,000; provided that such amount shall be increased to $15,000,000 if either (1) the Adjusted Net Worth of the Lessee at the time of determination is not less than the amount set forth in Section 6.3(c)(i), or (2) the Lessee then carries environmental insurance with respect to the Leased Property and shall demonstrate to the reasonable satisfaction of the Owner Trustee and the Indenture Trustee that the insurers thereunder have confirmed coverage of such remediation under such insurance; provided further that if such insurance coverage is less than $15,000,000 (at a time when clause
(1) is not applicable), the applicable amount for purposes of determining a Permitted Remediation shall be the greater of $5,000,000 and the amount of such coverage (but in no event greater than $15,000,000), (b) during and after which such Environmental Event it could not be expected to result in any additional environmental liability incurred by the Owner Trustee for which the Owner Trustee has not received additional indemnification in an amount and from a Person satisfactory to the Owner Trustee in its sole discretion and (c) permitted and effected in material compliance with all applicable Environmental Laws.

     Irrespective of whether an Environmental Trigger has occurred, the Lessee shall promptly initiate, at its sole cost and expense (provided that, without derogating from any of the Lessee's obligations hereunder or under of the other Operative Agreements, nothing herein contained shall be deemed to release or waive any of the Lessee's rights against any other Person liable to the Lessee with respect to any Environmental Event or condition), such actions as may be necessary to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from an Environmental Event or a condition on or in respect of the Leased Property or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Laws and to so alleviate any significant risk to human health or the environment.

     Section 6.6 Facility Operations. The Lessee will cause the Site and the
                 -------------------
Facility to comply with all restrictive covenants and applicable zoning and subdivision ordinances and building codes, except where a failure so to comply could not reasonably be expected to have a Material Adverse Effect.

     Section 6.7 Compliance with Law. The Lessee covenants and agrees to comply
                 -------------------
with, and to cause the Facility, the Site and the operations of the Lessee at the Facility and the Site to comply with, all Applicable Law and all judgments, injunctions, decrees or awards to which the Lessee, the Facility or the Site may be subject, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect.

Section 7. INSURANCE.

     (a) Required Insurance Coverages and Limits. The Lessee agrees that it will
         ---------------------------------------
at its own cost and expense at all times during the Term:

          (i) Keep the Leased Property insured against physical loss including by fire, windstorm, explosion, flood, subsidence, earthquake, earth movement and collapse and with all-risk coverage and against all such other risks as are insured against by the Lessee with respect to property of a similar character owned or leased by the Lessee, in an amount not less than the greater of (A) the replacement value of the Facility and (B) the Casualty Value of the Facility as of the next preceding Rent Payment Date, which insurance shall (v) cover all materials, equipment, tools and supplies stored on the Site and to become part of the Leased Property, (w) cover all portions of the Leased Property while in transit, (x) include boiler and machinery insurance, (y) include coverage against loss caused by explosion and breakdown and (z) waive any condition requiring that the Leased Property be in use or ready for use,

          (ii) Maintain commercial general liability insurance with respect to the Leased Property including liability coverage for premise-operations, contractual liability, product liability, builder's risk, workmen's compensation, and owned, non-owned and hired car auto liability, which coverage shall be against damage because of bodily injury, including death, or damage to property of others, such insurance to afford protection to the limit of not less than U.S.$1,000,000 combined single limit per occurrence in respect of bodily injury or property damage liability and U.S.$2,000,000 in the aggregate and a U.S.$35,000,000 umbrella liability for liabilities in excess of the single limit amounts, and

          (iii) Maintain such other insurance covering such risks and in such amounts as is customary by corporations owning, operating or leasing property or engaged in the same or similar business, similarly situated with the Leased Property and/or the Lessee, to the extent available on commercially reasonable terms.

     The Lessee agrees to maintain all insurance provided for under this Section 7 with good and responsible insurance companies of recognized national reputation reasonably acceptable to the Owner Trustee, the holders of the ClO2 Notes and the Participants. Any policies of insurance carried in accordance with this Section 7 and any policies taken out in substitution or replacement for any of such policies (1) shall name the Insured Parties as additional insureds, (2) shall provide that in respect of the interest of the Insured Parties in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person and shall insure the Insured Parties' interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or any other Person, (3) shall provide that, if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the coverage which adversely affects the interest of any Insured Party or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to such Insured Party for 30 days after receipt by such Insured Party of written notice from such insurers of such cancellation, change or lapse, (4) shall provide that no Insured Party shall have any obligation or liability for premiums in connection with such insurance, (5) shall provide that such insurance shall be primary without right of contribution from any other insurance which may be carried by any Insured Party with respect to its interest as such in the Leased Property, (6) shall provide that the insurers shall waive any rights of subrogation against the Insured Parties, except for claims as shall arise from the willful misconduct or gross negligence of any such Insured Party, and (7) shall provide that such insurers shall waive any right of setoff, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Insured Party. Each liability policy shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Each policy covering casualty insurance required to be carried by paragraph (a)(i) of this Section 7 shall provide either (y) that any payments for any loss or damage to the Leased Property shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee, or (z) that (i) any payments for any loss or damage to the Leased Property constituting a total or constructive loss or a Casualty Occurrence shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee, (ii) any payments for any loss or damage to the Leased Property which do not constitute a total or constructive loss or a Casualty Occurrence and are not in excess of U.S.$2,500,000 shall be paid to the Lessee (unless the insurer shall have received notice of a Default or Event of Default, in which case such payments shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee, and (iii) any payments for any loss or damage to the Leased Property which do not constitute a total or constructive loss or a Casualty Occurrence and are in excess of U.S.$2,500,000 shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee), in each case under a standard mortgage loss payable clause (which clause specifies payment solely to the Indenture Trustee or, if the Secured Indebtedness shall have been fully paid and satisfied, solely to the Owner Trustee, and which clause acknowledges that the loss payee shall have no obligation for unpaid premiums) reasonably satisfactory to the Indenture Trustee. Any such insurance may be carried under blanket policies maintained by the Lessee so long as such policies otherwise comply with the provisions of this Section 7(a). If general public liability insurance shall be carried under any blanket policy which is subject to aggregate annual claim limitations, the Lessee shall keep the Owner Trustee advised from time to time of the amount of any such limitations and the amounts of claims which reduce the available policy limits.

     (b) Adjustment and Payment of Losses. The loss, if any, under any casualty
         --------------------------------
insurance required to be carried by paragraph (a)(i) of this Section 7 shall be adjusted with the insurance companies by the Lessee, or otherwise collected, including the filing of proceedings deemed advisable by the Lessee, subject to the reasonable approval of the Owner Trustee (and the Indenture Trustee unless the Secured Indebtedness shall have been fully paid and satisfied) if the loss exceeds U.S.$2,500,000. The loss so adjusted shall be paid in accordance with the antepenultimate sentence of Section 7(a). Losses covered by liability insurance shall be adjusted by and paid to the Person suffering such loss. The loss, if any, under such insurance shall be adjusted and paid as provided in this Lease.

     (c) Evidence of Insurance. The Lessee shall, on or before the Closing Date,
         ---------------------
furnish the Owner Trustee, the ClO2 Indenture Trustee and the Indenture Trustee with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and shall with respect to any renewal policy or policies, furnish certificates evidencing such renewal not less than ten days prior to the expiration date of the original policy or policies. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits, annual aggregate limits, if any, and the policy term. Upon the reasonable request of the Owner Trustee, the Indenture Trustee, any holder of the ClO2 Notes or any Participant, the Lessee shall provide, or cause to be provided, a report by AON Risk Services of Oregon, Inc. or another firm of independent insurance brokers (which may be the Lessee's regular insurance agency) chosen by the Lessee and satisfactory to the Owner Trustee and the Indenture Trustee setting forth the insurance obtained by the Lessee pursuant to this Section 7 and then in effect (or to be in effect, in the case of renewals) and stating whether, in the opinion of such firm, such insurance complies with the requirements of this Section 7. The Lessee will cause such firm to advise each Insured Party in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Leased Property. The Lessee will also cause such firm to advise each Insured Party in writing promptly upon such firm acquiring knowledge that an interruption or reduction of any insurance carried and maintained on the Leased Property pursuant to this
Section 7 will occur.

     (d) Application of Insurance Proceeds. All insurance proceeds from policies
         ---------------------------------
required to be maintained hereunder received by or payable to the Owner Trustee on account of any damage to or destruction of the Leased Property or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be applied or dealt with as follows:

          (i) All such proceeds actually received on account of any such damage or destruction other than a Casualty Occurrence shall be paid over to the Lessee or as it may direct from time to time as restoration, replacement and rebuilding of the Leased Property ("Restoration") progresses to pay (or reimburse the Lessee for) the cost of Restoration, if the amount of such proceeds received by the Owner Trustee, together with such additional amounts, if any, theretofore expended by the Lessee out of its own funds for Restoration are sufficient to pay the estimated cost of completing Restoration, but only upon a written application of the Lessee accompanied by an Officer's Certificate of the Lessee stating that no Default or Event of Default has occurred and is continuing under this Lease and showing, in reasonable detail, (A) the nature of Restoration, (B) that such Restoration is intended to restore the Facility to Design Capacity (normal wear and tear excepted), (C) the actual cash expenditures made to date for Restoration, and (D) the estimated cost (which, if requested by the Owner Trustee, shall be verified by an accompanying certificate of an engineer or architect not an employee of the Lessee) to complete Restoration. Upon the written request of the Lessee, accompanied by evidence reasonably satisfactory to the Owner Trustee that Restoration has been completed and the costs thereof paid in full, that the Facility is capable of operating at Design Capacity (normal wear and tear excepted) and that the Leased Property is not subject to mechanics' or similar Liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to the Lessee or as it may direct.

          (ii) All such proceeds received or payable on account of a Casualty Occurrence shall be paid over or assigned to the Lessee or as it may direct in either case after receipt by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) of the Casualty Value of the Facility and payment of all other amounts due hereunder.

          (iii) Pending application pursuant to subparagraph (i) or (ii) above, all such proceeds held from time to time by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) shall be invested and reinvested by the Owner Trustee or the Indenture Trustee, as the case may be, in accordance with the provisions of Section 20(i).

     (e) Insurance for Own Account. Nothing in this Section 7 shall limit or
         -------------------------
prohibit the Owner Trustee, any Participant, the Owner Participant Guarantor or the Lessee from obtaining, at its own expense, additional insurance for its own account and any proceeds payable thereunder shall be payable in accordance with the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage of any insurance required to be maintained pursuant to this Section 7, and provided, further, that nothing in this clause (e) shall impose any obligation on the Owner Trustee, any Participant, the Owner Participant Guarantor or the Lessee to obtain any such additional insurance.

     (f) Application of Payments During Existence of an Event of Default. Any
         ---------------------------------------------------------------
amount referred to in this Section 7 which is payable to or retainable by the Lessee shall not be paid to or retained by the Lessee if at the time of such payment or retention a Default or Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) as security for the obligations of the Lessee under this Lease and, if a Default or Event of Default shall have occurred and be continuing, applied against the Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee in accordance with the foregoing provisions of this Section 7 to the extent not previously applied in accordance with the preceding sentence.

Section 8. MAINTENANCE; MAINTENANCE COSTS AND WARRANTIES; REPLACEMENT OF PARTS;
           ALTERATIONS; MODIFICATIONS AND ADDITIONS.

     (a) Maintenance. The Lessee at its sole cost and expense shall maintain,
         -----------
service and repair the Leased Property to keep it (i) in as good operating condition and capable of operating at Design Capacity, (ii) in such condition so as to have the capacity and functional ability to perform, on a daily basis in commercial operation, the functions for which it was designed, in accordance with the Plans, and (iii) in such condition as the Lessee would, in the prudent management of its own properties, maintain, service and repair similar property owned by the Lessee and in any event, to the extent required to maintain the Leased Property in good repair in a manner consistent with prudent industry practice and in compliance in all material respects with all Applicable Laws, rules and regulations, noncompliance with which might result in the imposition of a penalty on any Indemnified Party or materially adversely affect the Leased Property or the operation thereof. The Lessee shall comply with such repair and maintenance standards and schedules as are required to enforce warranty claims against the manufacturers and suppliers of the Leased Property or which are otherwise established by such manufacturers and suppliers as recommended operating procedures and any standards imposed by any insurance policies in effect with respect to the Leased Property. The Lessee shall maintain at the Facility, in accordance with the Lessee's practices existing on the date of this Lease, a maintenance log with respect to the Leased Property, which shall include the details of all material maintenance and repairs performed on the Leased Property. In the event of any damage to or destruction of the Leased Property, or any part thereof, by fire or other casualty, unless this Lease shall be terminated pursuant to Section 13, the Lessee shall, at its own expense, with reasonable promptness, repair, restore or rebuild the same so that upon the completion of such repair, restoration or rebuilding the Leased Property shall be in the condition required by the provisions of this Section 8(a) and so that the current and residual value and utility of the Leased Property shall be at least equal to the current and residual value and utility of the Leased Property immediately prior to the occurrence of such casualty assuming that the Leased Property was then in the condition required to be maintained by the terms of this Lease.

     (b) Maintenance Costs and Warranties. The Lessee agrees to pay all costs,
         --------------------------------
expenses, fees and charges incurred in connection with (i) the use and operation of the Leased Property by the Lessee during the Term hereof, including but not limited to repairs, maintenance, storage and servicing as provided in this
Section 8 and (ii) the preserving and protecting of the Leased Property, and the repairing, maintaining and servicing of the Leased Property as provided in this
Section 8, during the period after a termination of the Lessee's right of possession of the Facility and the Site pursuant to Section 15 and prior to the interest of the Owner Trustee in the Leased Property being leased or sold to a third person (not the Owner Trustee, the Indenture Trustee, or any Participant, or any Affiliate of any thereof, in connection with the exercise of their rights in the Leased Property under the Operative Agreements) by the Owner Trustee (or the Indenture Trustee or any Participant, or any Affiliate thereof, in connection with the exercise of their rights under the Operative Agreements). So long as no Event of Default has occurred and is continuing, the Owner Trustee hereby constitutes the Lessee the agent and attorney-in-fact of the Owner Trustee for the purpose of exercising and enforcing, and with full right, power and authority to exercise and to enforce, all of the right, title and interest of the Owner Trustee in, under and to the warranties and obligations of any supplier of goods or services in respect of the Leased Property and agrees to execute and deliver such further instruments as may be necessary to enable the Lessee to obtain goods or services furnished for the Leased Property by said suppliers. The Owner Trustee shall have no other obligation or duty with respect to any of such matters. Any proceeds obtained by the Lessee from the enforcement of the warranties and obligations of any supplier of goods or services in respect of the Facility shall be held by the Lessee and applied from time to time to the repair and maintenance of the Facility, and any balance thereof remaining at the expiration of the Term shall be paid over to the Owner Trustee or as it may direct, unless the Lessee has exercised its option to purchase the Facility and all amounts due and owing by the Lessee under this Lease or any of the other Operative Agreements have been paid in full, in which case the balance remaining shall be paid to the Lessee.

     (c) Replacement of Parts and Components. The Lessee at its sole cost and
         -----------------------------------
expense, will, with reasonable promptness, replace all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature:

          (i) which may from time to time constitute a part of the Facility (herein for the purpose of this Section 8 collectively called "Parts"), and

          (ii) which may from time to time be incorporated or installed in or attached to the Site Lease Property (herein for the purpose of this Section 8 collectively called "Components")

and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. All replacement Parts and Components shall be free and clear of all Liens and rights of others except Permitted Encumbrances and shall be in as good operating condition as, and shall have a current and residual value, useful life and utility at least equal to, the Parts or Components replaced, assuming that such replaced Parts or Components were in the condition required to be maintained by the terms hereof, and shall be in the condition and repair required to be maintained by the terms hereof.

     All Parts owned by the Owner Trustee at any time removed from the Facility shall remain the property of the Owner Trustee, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Facility and which meet the requirements for replacement Parts specified above. Immediately upon any such replacement Part becoming incorporated or installed in or attached to the Facility as above provided, without further act, (A) title to the removed Part shall thereupon vest in the Lessee or such person as shall be designated by the Lessee, free and clear of all rights of the Owner Trustee, and shall no longer be deemed a Part hereunder, (B) title to such replacement Part shall thereupon vest in the Owner Trustee, free and clear of all Liens (other than Permitted Encumbrances) and (C) such replacement Part shall become subject to this Lease and be deemed part of the Facility for all purposes to the same extent as the Parts originally incorporated or installed in or attached to such Facility.

     (d) Required Alterations. The Lessee, at its sole cost and expense, shall,
         --------------------
with reasonable promptness, make such repairs, alterations, modifications, reconfigurations, improvements and additions (herein for the purpose of this Section 8 collectively called "Alterations") to the Leased Property, and shall obtain and maintain all applicable Permits necessary for the construction and operation of such Alterations, as may be required from time to time to meet the requirements of Applicable Law or of any insurance policies in effect with respect to the Leased Property unless prior to the time at which such Alterations became required pursuant to such Applicable Law or insurance policies the Lessee shall have given the Owner Trustee notice of the termination of this Lease pursuant to Section 13(d). If the Lessee determines in good faith that the cost of any Alteration (required under this Section 8(d)) is greater than $1,000,000 or if it determines in good faith that the cost of any Alteration (required under 8(d) of the ClO2 Lease) is greater than $1,000,000, the Lessee may request a determination of the Fair Market Sales Value of the Facility pursuant to Section 19(a) of this Lease and may, upon not less than 90 days' prior written notice to the Owner Trustee, elect to close the Facility and either purchase the Facility or terminate this Facility Lease pursuant to the next succeeding paragraph.

     Such written notice shall be accompanied by an Officer's Certificate of the Lessee specifying the required Alteration, the Lessee's good faith determination of the cost of such Alteration and that, as a result of such cost, the Lessee has elected to close the Facility and the ClO2 Facility. Such written notice shall specify either (i) that the Lessee has elected to and shall purchase the Facility pursuant to Section 19(f), provided that the Early Purchase Date for purposes of Section 19(f) shall be the next succeeding Rent Payment Date that is at least 90 days after the date of such written notice and the Early Purchase Price for purposes of Section 19(f) shall be the greater of Fair Market Sales Value of the Facility, as determined in accordance with Section 19(a) hereof and the Termination Value on such Early Purchase Date; provided that Lessee may not elect to purchase the Facility unless Pope & Talbot has elected to purchase the ClO2 Facility pursuant to Section 14(c) of the ClO2 Participation Agreement, or
(ii) that the Lessee has elected to and shall terminate this Lease pursuant to
Section 13(d) as of the next succeeding Rent Payment Date that is at least 180 days after the date of such written notice; provided that the Lessee may not elect to terminate this Lease pursuant to Section 13(d) unless the ClO2 Lessee has elected to terminate the ClO2 Lease under Section 13(d) of the ClO2 Lease.

     (e) Optional Alterations.
         --------------------

          (i) The Lessee, at its sole cost and expense, may from time to time make such Alterations to the Facility as the Lessee may deem desirable in the proper conduct of its business and which are not inconsistent with, and would not impair, the continuing operation of the Facility in accordance with its original functional purpose; provided, that any such Alteration made by the Lessee pursuant to this paragraph shall not diminish the value, utility, condition or remaining economic useful life and estimated residual value of the Facility to the Owner Trustee below the value, utility, condition, remaining economic useful life and estimated residual value thereof to the Owner Trustee immediately prior to such Alteration assuming that the Facility was then in the condition required to be maintained by the terms of this Lease. Unless the Lessee has exercised its option to purchase the Facility pursuant to Section 19 of this Lease and has paid all amounts due and owing under this Lease or any of the other Operative Agreements, at the Owner Trustee's request, the Lessee will remove any readily removable Alterations under this paragraph prior to the end of the Term at the Lessee's sole cost and expense.

          (ii) The Lessee, at its own expense, shall have the right to erect, alter or abandon structures, improvements, personal property, ramps, ditches, roadways, drainage and sanitary systems, supply lines for materials and utilities on the Site Lease Property, to grant licenses, rights, and easements respecting the same and otherwise to affect the Site Lease Property in any manner which the Lessee shall deem necessary or advisable for the operation of the Facility or the Site Lease Property as originally erected or from time to time altered by the Lessee; provided that there shall be no material interference with or impairment of the operation of the Leased Property and no adverse effect on the current or residual value, useful life or utility of the Leased Property resulting therefrom, and that all such licenses, rights and easements granted pursuant to this sentence shall be subject and subordinate to this Lease and the Site Lease. Provided that the foregoing conditions have been met and subject to all other provisions of this Lease, including, without limitation, maintenance requirements, the Owner Trustee agrees to accept such structures, improvements, personal property, ramps, ditches, roadways, drainage and sanitary systems, supply lines for materials and utilities thereon, in an "as-is" condition at the time the Lessee's rights under this Lease of possession and use of the Facility and the Site shall cease.

     (f) Title to Parts.


          (i) Title to all Parts and Alterations incorporated or installed in or attached to the Facility shall without further act vest in the Owner Trustee free and clear of all Liens (other than Permitted Encumbrances) and shall be deemed to constitute a part of the Facility and be subject to this Lease in the following cases:

               (A) such Part or Alteration is in replacement of or in substitution for, and not in addition to, any Part constituting a part of the Facility at the time of the acceptance thereof hereunder or any such original part;

               (B) such Part or Alteration is required to be incorporated or installed in or attached to the Facility pursuant to the terms of paragraphs (a), (c) or (d) of this Section 8; or

               (C) such Part or Alteration cannot be readily removed from the Facility without (1) impairing the continuing operation of the Facility in accordance with its original functional purpose, (2) materially damaging the Facility, or (3) materially diminishing the value of the Facility or diminishing the utility, condition, remaining economic useful life or estimated residual value, below the value, utility, condition, remaining economic useful life and estimated residual value thereof immediately prior to such removal, assuming that the Facility was then in the condition required to be maintained by the terms of this Lease and (except in the case of a Part or Alteration referred to in clause (A) or (B) above) such Part had not been added, or such Alteration made, to the Facility.

          (ii) Title to any other Parts and Alterations shall remain with the Lessee and such Parts and Alterations shall not be deemed to constitute part of the Facility in determining either the Fair Market Sales Value or the Fair Market Rental Value of the Facility; provided, however, that any such part which is not removed by the Lessee prior to the termination of this Lease shall become the property of the Owner Trustee.

     (g) Option to Purchase Additional Parts and Optional Alterations. Unless
         ------------------------------------------------------------
the Lessee shall have purchased the Facility pursuant to the exercise of its option to purchase, the Owner Trustee shall have the option upon the expiry or earlier termination of the Term hereunder to purchase any right, title or interest of the Lessee (to the extent that such right, title or interest is transferable) in and to any Part that remains the property of the Lessee pursuant to Section 8(f)(ii) for the Fair Market Sales Value thereof as of such date. The Owner Trustee shall give the Lessee written notice at least 60 days prior to the expiry or earlier termination of the Term as to its election to exercise the purchase option provided for in the preceding sentence; provided however, that if this Lease is terminated due to the occurrence of an Event of Default hereunder, only 15 days prior written notice prior to the return of the Leased Property shall be required.

     (h) Other Parties Not Obligated to Maintain or Repair. The Owner Trustee,
         -------------------------------------------------
the Indenture Trustee and each Participant shall not under any circumstances be required to make any repairs, replacements, Alterations or renewals of any nature or description to the Leased Property, make any expenditure whatsoever in connection with this Lease or maintain the Leased Property in any way. The Lessee waives any right to (i) require the Owner Trustee, the Indenture Trustee or any Participant to maintain or repair all or any part of the Facility or (ii) make repairs at the expense of the Owner Trustee, the Indenture Trustee or any Participant pursuant to any Applicable Law, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

Section 9. LOCATION AND USE; NO ASSIGNMENT BY LESSEE.

     (a) Location and Use.
         ----------------

          (i) The Lessee agrees that the Facility will be used solely in the conduct of its business and solely by qualified personnel and will at all times be and remain in the exclusive possession and control of the Lessee at the Site, provided that the Lessee may deliver possession of any part or portion of the Facility to any manufacturer, contractor, supplier or mechanic designated by the Lessee for purposes of realizing the benefits of any warranty or in order to comply with the obligations and rights of the Lessee under Section 8, but the rights of any such party in possession of such part or portion of the Facility shall be subject and subordinate to the terms of this Lease, including without limitation, the right of the Owner Trustee to take possession of the Facility pursuant to Section 15. In the event that pursuant to the foregoing sentence hereof any part or portion of the Facility having a value in excess of 1% of the then Casualty Value is removed from Linn County, Oregon, the Lessee shall give the Owner Trustee, the ClO2 Indenture Trustee and the Indenture Trustee not less than 30 days' prior written notice of such removal and shall deliver to the Owner Trustee, the ClO2 Indenture Trustee and the Indenture Trustee promptly after such removal, and in any event within 10 days thereafter, the opinion of the Lessee's counsel that such removal shall not impair or adversely affect the ownership of such part or portion of the Facility by the Owner Trustee, that all necessary recordings and filings under Applicable Law have been duly made in the public offices wherein such recordings or filings are necessary to protect the validity and effectiveness of this Lease and the Indenture (including the maintenance of the perfection of security interest thereof in the removed part or portion) and that all fees, taxes and charges payable in connection therewith have been paid in full by the Lessee. The Lessee shall not change the use of the Leased Property as a pulp mill without the Owner Trustee's prior written consent. The Lessee will not do or permit any act or thing that may impair the value of the Leased Property or any part thereof (provided that actions by the Lessee expressly required by Section 8 of this Lease shall not be deemed to impair the value of the Leased Property) or that materially increases the dangers, or poses an unreasonable risk of harm, to third parties (on or off the Leased Property) arising from activities thereon, or that constitutes a public or private nuisance or waste to the Leased Property or any part thereof. The Lessee agrees that it will not use the Leased Property if it has failed to procure or maintain insurance to the extent required by Section 7 herein.

     (ii) The Lessee agrees that the Leased Property will at all times be maintained, used and operated under and in compliance in all material respects with all Applicable Laws; provided, however, that the Lessee may contest the application of any such rule, regulation or order in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any danger of criminal liability or a material danger of civil liability of the Owner Trustee, the Indenture Trustee, any holder of the ClO2 Notes, or any Participant, or a material danger of the sale, forfeiture or loss of the Leased Property, any portion thereof or any interest of the Owner Trustee, the Indenture Trustee, any holder of the ClO2 Notes, or any Participant therein. The Lessee and the Leased Property shall comply in all material respects with all applicable Environmental Laws and the Lessee shall obtain and maintain in good standing all Governmental Approvals required for the operations of the Facility by any applicable Environmental Law. The Lessee shall not (A) own or operate on the Site (1) except in compliance in all material respects with Environmental Laws, any underground storage tank, (2) except in compliance in all material respects with Environmental Laws, material amounts of asbestos containing building material, or (3) landfill or dump, (B) use, generate, treat, store or dispose of Hazardous Materials at or on the Site in quantities materially greater than that which is customary for operations similar to those of the Lessee at the Site, or (C) conduct any activity on the Site or use the Leased Property in any manner (1) which would cause the Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance, (2) so as to cause a material Release or threat of Release of any Hazardous Material from or at the Site, to cause the Site to become a site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state priority list promulgated pursuant to any similar state law, or (3) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss.ss.1251 et seq., or the Clean Air Act, 42 U.S.C. ss.ss.741, et seq., or any similar state law or local ordinance, unless such a permit shall be in full force and effect and such discharge shall be in full compliance therewith. At its sole expense (but without thereby waiving any claims it may have against third parties), the Lessee will conduct any investigation, study, sampling and testing, and undertake any Remedial Action or other response action necessary to remove, clean up or abate any Hazardous Material which is Released or disposed of at or on the Site in accordance with any applicable Environmental Law and any order or directive from a Governmental Authority having jurisdiction, except to the extent the Lessee is diligently contesting any applicable Environmental Law or any order or directive from a Governmental Authority, so long as such contest is in good faith and by appropriate proceedings, but only so long as reserves deemed by the Lessee to be adequate are maintained and such proceedings do not involve any danger of criminal liability or a material danger of civil liability of the Owner Trustee, the Indenture Trustee, any holder of the ClO2 Notes or any Participant, or a material danger of the sale, forfeiture or loss of the Leased Property, any portion thereof or any interest of the Owner Trustee, the Indenture Trustee or any Participant therein.

     (b) No Assignment by Lessee; Permitted Subleases. The Lessee agrees that,
         --------------------------------------------
without the prior written consent of the Owner Trustee and the Indenture Trustee, the Lessee will not assign, transfer (except a transfer in accordance with Section 6.2) or sublease its right in respect of the Leased Property under this Lease, or permit its rights or interest hereunder to be subject to any Lien other than Permitted Encumbrances except with respect to subleases as provided in this Section 9(b); provided that no such assignment, transfer or sublease shall be in effect unless an assignment, transfer or sublease relating to the ClO2 Lease in favor of the same parties and otherwise identical in all respects to such assignment, transfer or sublease hereunder is in effect; further provided that the Lessee may, without the consent of the Owner Trustee or the Indenture Trustee, enter into (i) year-to-year subleases of a portion or portions of the Site for agricultural purposes on terms consistent with the Lessee's practice with respect to such subleases as of the Closing Date and not interfering with the use and operation of the Facility, and (ii) any other sublease of the Leased Property subject to the following conditions: (A) the sublessee shall agree in writing to comply with all of the terms and provisions of this Facility Lease during the period of said sublease, (B) the rights of any person who receives possession of the Leased Property shall be subject and subordinate to all the terms of this Lease, (C) such sublease shall expressly state that it is subject and subordinate to the terms of this Facility Lease and all rights of the Owner Trustee hereunder, including, without limitation, the right of the Owner Trustee to repossess the Leased Property pursuant to Section 15 hereof and to avoid such sublease upon termination of this Facility Lease notwithstanding the fact that no default may have occurred and be continuing under such sublease, (D) no such sublease shall extend beyond the remaining Term of this Lease, (E) such sublease shall expressly prohibit by its terms any sub-sublease by the sublessee thereunder and shall not contain any option for the sublessee to purchase the Leased Property or any part thereof except that Lessee may grant to any such sublessee an option to purchase the Leased Property, or assign to a sublessee its option to purchase the Leased Property under Sections 19(b) or (f), provided that (i) the sublessee's purchase price payable to the Lessee with respect to its options shall exceed the price payable under the Lessee's corresponding options under Sections 19(b) or (f), and (ii) the sublessee's purchase option is exercisable only on the same dates and subject to the same notices as the Lessee's options under Sections 19(b) or(f), as the case may be, and (iii) only if the same such option is granted to the same sublessee under Section 14 of the ClO2 Participation Agreement and only if the options under this Lease and the ClO2 Participation Agreement are exercisable simultaneously, (F) the sublessee shall not at the date of execution of such sublease be subject of any bankruptcy, liquidation or similar proceeding or have a negative net worth (as set forth in such sublessee's most recent available financial statements), and (G) such sublease shall be assigned to the Owner Trustee as security for the Lessee's obligations hereunder and under the other Operative Agreements and further assigned by the Owner Trustee to the Indenture Trustee as additional collateral under the Indenture, in each case pursuant to agreements in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, and the Lessee shall cause such agreements (or financing statements or other notices with respect thereto) to be filed in all public offices necessary to perfect the rights of the Owner Trustee and the Indenture Trustee in such sublease; provided that no such sublease shall be in effect unless the same or substantially identical sublease is in effect with regard to the ClO2 Lease in favor of the same parties and under the same terms and conditions.

     No assignment or sublease of any of the rights of the Lessee hereunder shall relieve the Lessee of any of its obligations, liabilities or duties hereunder which shall be and remain those of a principal and not a guarantor.

Section 10. LIENS.

     The Lessee agrees that it will keep the Leased Property free and clear of any and all Liens other than Permitted Encumbrances. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien if the same shall arise at any time.

Section 11. OWNERSHIP AND MARKING.

     (a) Ownership. The Lessee acknowledges and agrees that it does not and will
         ---------
not have or obtain any title to the Facility, nor any property right or interest, legal or equitable, therein except its right and interest as lessee hereunder and subject to all the terms hereof. The Lessee understands and acknowledges that the Facility is owned by the Owner Trustee, and mortgaged to the Indenture Trustee pursuant to the Indenture.

     (b) Facility Personal Property. It is the intent of the parties hereto that
         --------------------------
the Facility shall be and remain personal property notwithstanding the manner in which the Facility may be attached or affixed to realty. Further, the Lessee and the Owner Trustee agree that the Facility shall for purposes of the laws of the State of Oregon be personal property and not real property. In the event that, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that some part or portion of the Facility constitutes real property under Applicable Law, then this Lease shall be deemed to be and shall be construed as a divisible and severable contract between the Owner Trustee and the Lessee for the leasing of, respectively, (i) the part or portion of the Facility so determined to constitute real property under Applicable Law and (ii) the remainder of the Facility, all to the same extent and with the same force and effect as though a separate lease had been entered into by the Owner Trustee and the Lessee in respect of the part or portion of the Facility so determined to constitute real property and the remainder of the Facility, and the amount of each installment of Rent payable in respect of the part or portion of the Facility so determined to constitute real property shall bear the same relationship to the aggregate amount of such installment of Rent as the cost to the Owner Trustee of such part or portion of the Facility so determined to constitute real property shall bear to the Facility Cost.

     There shall be no merger of this Facility Lease nor of the leasehold estate created hereby with any other estate in the Facility or the Site, or any part thereof, by reason of the fact that the same Person may acquire or own such estates, directly or indirectly.

     (c) Marking. The Lessee shall promptly cause each component of the Facility
         -------
identified in Exhibit A hereto to be plainly, permanently and conspicuously marked by stenciling or by a metal tag or plate affixed thereto, setting forth the following legend:

         THIS FACILITY IS OWNED BY WILMINGTON TRUST COMPANY AS OWNER TRUSTEE, IS LEASED BY SAID OWNER TRUSTEE TO POPE & TALBOT, INC. AND IS SUBJECT TO A SECURITY INTEREST GRANTED TO WELLS FARGO BANK NORTHWEST , NATIONAL ASSOCIATION (FORMERLY KNOWN AS FIRST SECURITY BANK, NATIONAL ASSOCIATION), AS INDENTURE TRUSTEE.

The Lessee covenants and agrees to replace any stenciling, tag or plate and sign or marker which may be removed or destroyed or become illegible and to indemnify each Indemnified Party against any liability, loss or expense incurred by any of them as a result of the failure to maintain such markings.

Section 12. DISCLAIMER OF WARRANTIES; NET LEASE.


     (a) Disclaimer of Warranties. Without waiving any claim the Lessee or the Owner Trustee may have against any seller, supplier or manufacturer, the Lessee acknowledges and agrees that (i) the Leased Property is of a design, capacity and manufacture selected by the Lessee, (ii) the Lessee is satisfied that the Leased Property is suitable for its purposes, (iii) the Owner Trustee is not a manufacturer nor a dealer in property of such kind, (iv) the Leased Property is leased hereunder subject to the rights of any parties in possession of the Site and the state of the title to the Site and the rights of ownership in the Site at the time the Leased Property becomes subject to this Lease and to all applicable zoning regulations, restrictions, laws and ordinances, building restrictions, and other laws and governmental regulations now in effect or hereafter adopted and in the state and condition of every part thereof when the same first becomes subject to this Lease, without representation or warranty of any kind by the Owner Trustee, and (v) THE OWNER TRUSTEE LEASES THE LEASED PROPERTY AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) THE FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY OF THE LEASED PROPERTY, (B) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, (C) THE OWNER TRUSTEE'S TITLE THERETO OR INTEREST THEREIN, (D) THE LESSEE'S RIGHT TO THE QUIET ENJOYMENT THEREOF, OR (E) ANY OTHER MATTER WHATSOEVER. It is agreed that, as between the Indemnified Parties and the Lessee, all risks incident to the matters discussed in the preceding sentence are to be borne by the Lessee. The provisions of this Section 12 have been negotiated by the Owner Trustee and the Lessee and are intended to be a complete exclusion and negation of any representations or warranties of the Indemnified Parties, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise.

     (b) Net Lease; Non-Terminability.
         ----------------------------

          (i) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Leased Property by the Lessee, including the costs and expenses particularly set forth in this Lease. The Rent which the Lessee is obligated to pay shall be paid without notice or demand and without set-off (other than with respect to Periodic Site Rent as expressly provided in Section 4(b)), counterclaim, abatement, suspension, deduction or defense.

          (ii) Except as otherwise expressly provided, this Lease shall neither terminate nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of the Lessee be affected, by reason of (A) any defect in the condition, merchantability, design, construction, operation, durability, quality or fitness for use of the Leased Property or any portion thereof or the failure of the Leased Property to comply with all Applicable Laws, including any inability to use the Leased Property by reason of such non-compliance; (B) any defect in title or rights to the Leased Property, or the existence of any Liens with respect to the Leased Property or any part thereof; (C) any damage to, removal, abandonment, salvage, loss, theft, contamination of, scrapping or destruction of the Leased Property or any portion thereof; (D) the taking of the Leased Property or any portion thereof by condemnation, confiscation, requisition, eminent domain or otherwise; (E) any prohibition, limitation, restriction, prevention, interruption, cessation or curtailment of or interference with any use or possession of the Leased Property or any portion thereof, or any eviction by paramount title or otherwise; (F) the termination or loss of the Owner Trustee's interest under the Site Lease or any other lease, sublease, right-of-way, easement or other interest in personal or real property upon or to which any portion of the Leased Property is located, attached or appurtenant or in connection with which any portion of the Leased Property is used or which otherwise affects or may affect the Owner Trustee's ownership of or right to use the Leased Property or any portion thereof;
     (G) the inadequacy or incorrectness of the description of any portion of the Leased Property or the failure of this Lease to demise to the Lessee the Leased Property or any portion thereof; (H) the Lessee's acquisition or ownership of all or any part of the Leased Property otherwise than pursuant to an express provision of this Lease; (I) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Owner Trustee, the Indenture Trustee or any Participant; (J) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Owner Trustee, the Indenture Trustee, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Owner Trustee, the Indenture Trustee, any Participant or any other Person, or by any court in any such proceeding; (K) any setoff, counterclaim, recoupment, defense or other right or claim that the Lessee has or might have against any Person, including without limitation the Owner Trustee, the Indenture Trustee, any Participant or any vendor, manufacturer, contractor of or for the Leased Property for any reason whatsoever; (L) any failure on the part of the Owner Trustee or any other Person to perform or comply with any of the terms of this Lease, of any other Operative Agreement or of any other agreement or any breach of any representation or warranty of, or any act or omission of the Lessee, the Owner Trustee, the Indenture Trustee or any Participant under this Lease or any of the other Operative Agreements, or any claims, rights or remedies occurring or arising as a result of any other business dealings between or among the Lessee and any of the Owner Trustee, the Indenture Trustee and any Participant; (M) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Agreements or any provision of any thereof or any lack of right, power or authority of the Lessee, the Owner Trustee, the Indenture Trustee or any Participant to enter into any Operative Agreement or any of the transactions contemplated thereby; (N) the impossibility or illegality of performance by the Lessee, the Owner Trustee, the Indenture Trustee, any Participant or any of them;
     (O) any action by any court, administrative agency or other Governmental Authority; or (P) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease.

     Each Rent payment made pursuant to this Lease by Lessee shall be final and the Lessee will not seek to recover all or any part of such payment from the Owner Trustee, the Indenture Trustee, any holder of the ClO2 Notes or any Participant for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein or as otherwise agreed, the Lessee nonetheless agrees to pay to the Owner Trustee or to whomsoever shall be entitled thereto, an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. The obligation of the Lessee in the immediately preceding sentence shall survive the expiration or termination of this Lease other than in accordance with its terms. Nothing contained in this Section 12(b) shall be construed to otherwise limit the right of the Lessee to make any claim it might have against the Owner Trustee or any other Person or to pursue such claim in such manner as the Lessee shall deem appropriate.

     The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Owner Trustee or the Owner Participant or any assignee of the Owner Trustee or the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Owner Trustee or of any assignee of the Owner Trustee or by any court or any of the foregoing actions which may be taken by or against any of the Owner Trustee's predecessors in interest in the Facility.

     Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by law (y) to quit, terminate, rescind or surrender this Lease or the Leased Property or any part thereof, or (z) to any abatement, suspension, deferment, return or reduction of the Rent.

Section 13. CASUALTY OCCURRENCES; CONDEMNATION; EARLY TERMINATION; ETC.

     (a) Casualty Occurrence. In the event of a Casualty Occurrence, the Lessee
         -------------------
shall promptly and fully inform the Owner Trustee, the ClO2 Indenture Trustee and the Indenture Trustee in writing in regard thereto and shall, on the Casualty Termination Date, pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) an amount equal to the sum of (i) the Casualty Value of the Facility determined as of the Casualty Termination Date, (ii) if the Casualty Termination Date is a Rent Payment Date, any Periodic Rent (other than Periodic Rent payable "in advance" on such date) and the Periodic Site Rent due on the Casualty Termination Date, and (iii) all other Supplemental Rent then due. Notwithstanding such Casualty Occurrence, the Lessee's obligation to pay Rent hereunder due and payable as to the Facility on or prior to the payment date of such Casualty Value shall continue. Upon receipt by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) of such payments and all other sums then due and payable by the Lessee under this Lease and the other Operative Agreements and release of the Lien of the Indenture pursuant to Section 9.01 thereof, this Lease shall terminate, and the Owner Trustee will transfer to the Lessee all the Owner Trustee's right, title and interest, if any, in and to the Leased Property on an "as-is", "where-is" basis, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company.

     (b) Certain Government Requisitions. In the event that during the Term the
         -------------------------------
use of the Leased Property is requisitioned or taken by any Governmental Authority under the power of eminent domain or otherwise under circumstances which do not constitute a Casualty Occurrence in respect thereof, the Lessee's duty to pay Periodic Rent, Periodic Site Rent and Supplemental Rent shall continue for the duration of such requisition or taking. Unless a Default or Event of Default shall have occurred and be continuing, the Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Authority as compensation for requisition or taking of possession. If a Default or Event of Default shall have occurred and be continuing, the Lessee shall be deemed to the extent of any such compensation so received to be the agent of the Owner Trustee in collecting and receiving the same and shall segregate and hold in trust and promptly remit any such compensation so received to the Owner Trustee for crediting against any sums then due and owing hereunder to the Owner Trustee, its successors and assigns.

     (c) Application of Payments with Respect to a Casualty Occurrence. The
         -------------------------------------------------------------
Owner Trustee shall receive the entire amount payable by any Governmental Authority or instrumentality or agency thereof or other Person with respect to a Casualty Occurrence (other than proceeds of insurance maintained by the Lessee, the application of which shall be governed by Section 7 hereof). Such amount, after deducting all expenses, including attorneys' fees, incurred by the Owner Trustee in or as a result of such condemnation proceedings shall be applied promptly as follows: so much of such payments as shall not exceed the Casualty Value required to be paid by the Lessee pursuant to Section 13 shall be applied in reduction of the Lessee's obligation to pay such Casualty Value, if not already paid by the Lessee, or, if already paid by the Lessee and no Default or Event of Default exists, shall be applied to reimburse the Lessee for its payment of such Casualty Value. The balance, if any, of such payments shall be retained by the Owner Trustee, unless, prior to the Casualty Occurrence, the Lessee shall have irrevocably exercised (subject to Section 19(e)) its option to purchase the Facility, the Casualty Value for the Facility shall have been determined pursuant to Section 19(e) and the Lessee shall have paid in full all sums due and owing by the Lessee under this Lease or any of the other Operative Agreements, in which event the balance shall be paid to the Lessee.

     (d) Early Termination. So long as no Default or Event of Default shall have
         -----------------
occurred and be continuing, the Lessee may, upon not less than 180 days' prior written notice to the Owner Trustee (which notice shall not be revocable without the consent of the Owner Participant), terminate this Lease on or after September 30, 2006 (or, if earlier, the date referred to in clause (ii) of the second paragraph of Section 8(d)) or as of any succeeding Rent Payment Date if the Facility, in the good faith judgment of the Lessee as determined by the Board of Directors, shall have become uneconomic, obsolete or surplus to the needs of the Lessee so as to be no longer useful in the conduct of Lessee's business; provided that such notice shall be deemed to be invalid unless similar notice has been given under the corresponding provision of the ClO2 Lease Such written notice shall designate the date on which termination is to become effective, which shall be a date set forth on Schedule 3 hereto (the "Termination Date") and shall be accompanied by a certified copy of the resolutions of the Board of Directors making such determination and by an Officer's Certificate of the Lessee setting forth the determination that the Facility has become uneconomic, obsolete or surplus to the needs of Lessee and a statement in reasonable detail of the basis for such determination. For the purposes of this Section 13(d), interest rates payable by the Lessee on its indebtedness for borrowed money or finance charges payable by the Lessee in connection with the acquisition of its equipment under conditional sale contracts, leases or other arrangements for deferred payment shall be disregarded in the determination of any right of termination provided herein. Following the giving of such notice, the Lessee, as agent for the Owner Trustee, shall dispose of the Facility and transfer all of the Owner Trustee's right, title and interest in and to the Site Lease on the Termination Date for the best price obtainable unless the Owner Participant shall notify the Lessee that it elects to retain ownership of the Facility in accordance with and to the extent permitted by the last paragraph of this Section 13(d), provided that no such disposition shall be to the Lessee or any Affiliate of the Lessee; provided further that such disposition shall not be permitted unless a disposition of the ClO2 Facility in accordance with the corresponding provisions of the ClO2 Lease shall be made simultaneously under the same terms and conditions to the same parties The Lessee shall certify to the Owner Trustee in writing the amount of each bid so received and the name and address of the party submitting such bid promptly upon receipt thereof. The Owner Trustee may obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of the Lessee to obtain bids or otherwise take any action in connection with arranging such dispositions. Prior to such disposition and after such termination, the Facility shall not be used by the Lessee or any Affiliate of the Lessee.

     Any disposition pursuant to this Section 13(d) shall be on an "as-is", "where-is" basis, without recourse, representation or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. At such time as the Secured Indebtedness shall have been fully paid and satisfied, the Indenture Trustee shall release the Lien of the Indenture pursuant to Section 9.01 thereof. In disposing of the Facility, the Lessee shall take such action as the Owner Trustee shall reasonably request to terminate any contingent liability which the Owner Trustee or the Owner Participant might have arising out of such disposition. The Lessee shall remain liable under all provisions of this Lease (other than its obligation to pay Periodic Rent and Periodic Site Rent for the period after the Termination Date as of which Termination Value is determined) as if this Lease were in full force and effect, until such time as the Facility shall have been disposed of in accordance with the provisions of this Section 13(d). If, on the Termination Date, (w) the ClO2 Facility shall not have been sold pursuant to and in accordance with the provisions of Section 13(d) of the ClO2 Lease, (x) the Owner Participant shall not have elected to retain the Facility, (y) the Facility shall have not been sold pursuant to and in accordance with the provisions of this Section 13(d) or (z) the Lessee does not make all payments required pursuant to and in accordance with the provisions of this Section 13(d), Lessee's notice of termination shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner Trustee, the Indenture Trustee and the Participants as a result of Lessee's having given such notice of termination.

     Any proceeds from the disposition of the Facility pursuant to this Section 13(d) shall be paid to and retained by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee). In the case of a disposition of the Facility pursuant to this Section 13(d), on the Termination Date, the Lessee shall pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) (i) all payments of any Periodic Rent (other than Periodic Rent payable "in advance" on the Termination Date) and Periodic Site Rent through and including the Termination Date, (ii) the excess, if any, of (A) the Termination Value of the Facility as of the Termination Date, over
(B) the net cash proceeds from the disposition of the Facility pursuant to this
Section 13(d) (after the deduction of all costs and expenses of the Lessee, the Owner Trustee, the Indenture Trustee and the Participants that have not been previously paid by the Lessee in connection with such disposition) received by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) and the Persons entitled thereto, (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Notes to be prepaid in accordance with Section 2.10(b) of the Indenture and (iv) all other sums then due and payable by the Lessee under this Lease and the other Operative Agreements. Any amount of such net proceeds in excess of such payments by the Lessee shall be retained by the Owner Trustee or the Indenture Trustee, as the case may be.

     The Owner Trustee may, at any time prior to 15 days prior to the Termination Date, give written notice to Lessee and the Indenture Trustee that the Owner Trustee elects irrevocably to terminate this Lease with respect to the Facility on the Termination Date. On the Termination Date the Owner Participant shall pay to the Indenture Trustee sufficient funds to enable the Owner Trustee to pay in full the aggregate unpaid principal amount of all Notes then outstanding, together with accrued interest thereon to such Termination Date, plus the Make-Whole Amount, if any, thereon and all other Secured Indebtedness due and payable on such Termination Date to the holders of the Notes under the Operative Agreements (but without relieving the Lessee of its obligations to make all payments of Supplemental Rent owed by the Lessee in connection therewith under the last sentence of Section 4(c)). Effective on full payment to the Indenture Trustee of all the foregoing amounts and on the Lessee's full payment of the installment of Periodic Rent (other than Periodic Rent payable "in advance" on the Termination
Date) and Periodic Site Rent due on such Termination Date plus all other amounts of Rent due on or prior to such Termination Date including, without limitation, Supplemental Rent in the amount of the Make-Whole Amount, if any, due to the Indenture Trustee under the preceding sentence, this Lease shall terminate; provided that this Lease, notwithstanding anything else to the contrary contained herein, shall continue in full force and effect unless such amounts are paid in full. If, after giving an irrevocable notice, the Owner Participant fails to make the required payment on the Termination Date, the Owner Trustee shall have no further rights to make the election provided for under this paragraph.

Section 14.  ASSIGNMENT BY OWNER TRUSTEE.

              (a) Right to Assign. This Lease and all Rent and all other sums
                  ----------------
due or to become due hereunder may be assigned as collateral security for the Secured Indebtedness in whole or in part by the Owner Trustee without the consent of the Lessee, but the Lessee shall be under no obligation to any assignee of the Owner Trustee (other than the Indenture Trustee) except upon written notice of such assignment from the Owner Trustee. Upon notice to the Lessee of any such assignment, the Rent and other sums payable by the Lessee which are the subject matter of the assignment shall be paid to or upon the written order of the assignee. Such notice is hereby given of the assignment of this Lease and all the Rent and other sums due and to become due under this Lease (other than Excepted Property) to the Indenture Trustee under and pursuant to the Indenture, and the Lessee agrees to make all payments of Rent hereunder (including, without limitation, Rent constituting Excepted Property) in accordance with the provisions of Section 4.

              (b) Obligation and Right of Assignee. Any assignee pursuant to
                  ---------------------------------
this Section 14 shall not be obligated to perform any duty, covenant or condition required to be performed by the Owner Trustee under any of the terms hereof, but on the contrary, the Lessee and the Owner Trustee by their respective executions hereof each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by the Owner Trustee shall survive any such assignment and shall be and remain the sole liability of the Owner Trustee. Without limiting the foregoing, the Lessee acknowledges and agrees that the rights of such assignee in and to the Rent shall not be subject to any abatement whatsoever, and shall not be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind for any reason whatsoever whether by reason of failure of or defect in the Owner Trustee's title or any interruption from whatsoever cause in the use, operation or possession of the Leased Property or any part thereof or any damage to or loss or destruction of the Leased Property or any part thereof or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Owner Trustee or of any other Person to the Lessee or to any other Person, or for any cause whatsoever, it being the intent hereof that the Lessee shall be unconditionally and absolutely obligated to pay such assignee all of the Rent, subject only to the provisions of the Indenture relating to Excepted Property.

              (c) Amendments; Exercise of Remedies. Unless and until the Lessee
                  ---------------------------------
shall have received written notice from the Indenture Trustee that the Lien of the Indenture has been released (i) no amendment or modification of, or waiver by or consent or approval of the Owner Trustee in respect of, any of the provisions of this Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto, and (ii) except as otherwise provided in the Indenture, the Indenture Trustee shall have the sole right to exercise all rights, privileges and remedies and to make elections, demands or the like and to take any other discretionary action (either in its own name or in the name of the Owner Trustee for the use and benefit of the Indenture Trustee) which by the terms of this Lease or by Applicable Law are permitted or provided to be exercised by the Owner Trustee.

Section 15.       DEFAULTS.

              (a) Events of Default. The following events shall constitute
                  ------------------
Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (i) The Lessee shall default in the payment when due of any installment of Periodic Rent or of Periodic Site Rent or of any Casualty Value or Termination Value payable pursuant to Section 13 or Early Purchase Price payable pursuant to Section 19 and such default shall continue for a period of five Business Days; or

                (ii) The Lessee shall default in the payment of any Supplemental Rent (other than Casualty Value, Termination Value or Early Purchase Price) and such default shall continue for a period of five Business Days after written notice thereof shall have been received by the Lessee; or

                (iii) The Lessee shall default in the observance or performance of any covenant required to be observed or performed by the Lessee under Section 6.2, Section 6.3 or Section 10 (which in the case of a default under Section 10 shall have been continuing for a period of five Business Days) or shall default in the maintenance of the insurance coverage required by Section 7 or shall make or permit any unauthorized assignment or transfer of this Lease, or of the Lessee's interest in the Leased Property, or any portion thereof; or

                (iv) The Lessee shall default in the observance or performance of any other covenant required to be observed or performed by the Lessee hereunder or under any other Lessee Agreement and such default shall continue for more than 30 days after the earlier of (A) the day on which a Responsible Officer of the Lessee first obtains knowledge of such default, or (B) the day on which written notice thereof shall have been received by the Lessee, or such longer period, not to exceed 90 days, as may be necessary to cure any such default that can be cured within such period, so long as the Lessee is diligently proceeding to cure such default and such default does not involve any material danger of the sale, forfeiture or loss of any part of the Leased Property; or

                (v) Any representation or warranty made by the Lessee herein or in any other Lessee Agreement (except the Tax Indemnity Agreement) or in any statement or certificate furnished by the Lessee to the Owner Trustee or the Indenture Trustee or any Participant in connection with the transactions contemplated by the Operative Agreements or furnished by the Lessee pursuant hereto proves untrue in any material respect as of the date of issuance or making thereof; or

                (vi) A custodian, liquidator, trustee, receiver or similar official is appointed for the Lessee or any Subsidiary or for the major part of the Property of either and is not discharged within 60 days after such appointment; or

                (vii) The Lessee or any Material Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Lessee or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee, receiver or similar official for the Lessee, such Subsidiary or for the major part of the Property of any of them; or (viii) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Lessee or any Subsidiary and, if instituted against the Lessee or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

                (ix) The Lessee, or any Person on behalf of the Lessee, shall contest or deny the validity or enforceability of this Lease or the other Lessee Agreements or its obligations hereunder or thereunder; or

                (x) An order or decree requiring a split-up or divestiture of the Lessee is outstanding against the Lessee and such order or decree remains unstayed and in effect for more than 30 consecutive days.

                (xi) An Event of Default, as defined under the terms and conditions of the ClO2 Lease, has occurred and is continuing;

         (b) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) may, at its option, declare this Lease to be in default by a written notice to the Lessee (provided that no such written notice shall be required with respect to any Event of Default under Section 15(a)(vi), (vii)
or (viii) or if the ClO2 Lease has been declared or deemed declared to be in default) and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) may do one or more of the following as the Owner Trustee or the Indenture Trustee, as the case may be, in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

                 (i) the Owner Trustee or the Indenture Trustee, as the case may be, may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof;

                 (ii) the Owner Trustee or the Indenture Trustee, as the case may be, may, upon 10 days prior written notice to the Lessee, (provided that no such written notice shall be required with respect to any Event of Default under
Section 15(a)(vi), (vii) or (viii)) terminate this Lease, and, whether or not this Lease has been so terminated, enter upon the Site and take immediate possession of the Facility and the Site and remove all or any part of the Facility by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

                 (iii) the Owner Trustee or the Indenture Trustee, as the case may be, may sell the Facility and its interest in the Site Lease Property or any part thereof at public or private sale, as the Owner Trustee or the Indenture Trustee, as the case may be, may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (vi) below if the Owner Trustee or the Indenture Trustee, as the case may be, elects to exercise its rights under said paragraph), in which event the Lessee's obligation to pay Periodic Rent and Periodic Site Rent hereunder for the period commencing on the date of such sale shall terminate (except to the extent that Periodic Rent or Periodic Site Rent, as the case may be, is to be included in computations under paragraph (v) or paragraph (vi) below if the Owner Trustee or the Indenture Trustee, as the case may be, elects to exercise its rights under either of said paragraphs);

                (iv) the Owner Trustee or the Indenture Trustee, as the case may be, may hold, keep idle or lease to others the Leased Property or any part thereof, as the Owner Trustee or the Indenture Trustee, as the case may be, in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Lessee's obligation to pay Periodic Rent and Periodic Site Rent for the period commencing when the Lessee shall have been deprived of possession pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by the Owner Trustee or the Indenture Trustee, as the case may be, from leasing the Leased Property or such part to any person other than the Lessee for any period during the Term;

               (v) whether or not the Owner Trustee or the Indenture Trustee, as the case may be, shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (i), (ii), (iii) or (iv) above, the Owner Trustee or the Indenture Trustee, as the case may be, by written notice to the Lessee specifying a payment date which shall be not earlier than 10 days after the date of such notice, may demand that the Lessee pay to the Owner Trustee or the Indenture Trustee, as the case may be, and the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent and Periodic Site Rent due after the Rent Payment Date coinciding with or immediately preceding the payment date specified in such notice), any unpaid Periodic Rent and Periodic Site Rent due for all periods up to and including the Rent Payment Date next succeeding the date of such notice and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner Trustee or the Indenture Trustee, as the case may be, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus whichever of the following amounts the Owner Trustee or the Indenture Trustee, as the case may be, in its sole discretion, shall specify in such notice (together with interest on such amount at the Late Rate from the payment date specified in such notice to the date of actual payment): (A) an amount equal to the excess, if any, of the Casualty Value (plus interest at the Late Rate on such Casualty Value from the Rent Payment Date as of which such Casualty Value was calculated to the payment date specified in such notice) computed as of the Rent Payment Date coinciding with or immediately preceding the payment date specified in such notice, over the fair market rental value (computed as hereafter in this Section 15(b) provided) of the Facility for the remainder of the then current Term after discounting such fair market rental value to present worth as of the payment date specified in such notice at a discount rate equal to the Specified Rate in effect on the date of such notice, compounded semiannually on the Rent Payment Dates; or (B) an amount equal to the excess, if any, of the Casualty Value (plus interest at the Late Rate on such Casualty Value from the Rent Payment Date as of which such Casualty Value was calculated) computed as of the payment date specified in such notice over the fair market sales value of the Facility (computed as hereafter in this Section 15(b) provided) as of the payment date specified in such notice;

               (vi) if the Owner Trustee or the Indenture Trustee, as the case may be, shall have sold the Facility and its interest in the Site Lease Property pursuant to paragraph (iii) above, the Owner Trustee or the Indenture Trustee, as the case may be, in lieu of exercising its rights under paragraph (v) above, may, if it shall so elect, demand that the Lessee pay to the Owner Trustee or the Indenture Trustee, as the case may be, and the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Periodic Rent and Periodic Site Rent due for periods up to and including the Rent Payment Date next following the date of such sale and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner Trustee, the

         Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus the amount of any deficiency between the net after tax cash out-of-pocket proceeds of such sale and the Casualty Value of the Facility, computed as of the Rent Payment Date next following the date of such sale, together with interest at the Late Rate on the amount of such deficiency from the Rent Payment Date as of which such Casualty Value is computed until the date of actual payment;

               (vii) in lieu of exercising its rights under paragraph (v) above, the Owner Trustee or the Indenture Trustee, as the case may be, may by notice to the Lessee require the Lessee to pay on demand to the Owner Trustee or the Indenture Trustee, as the case may be, and the Lessee hereby agrees that it will so pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent and Periodic Site Rent due after the Rent Payment Date next succeeding the date of such notice) any unpaid Periodic Rent and Periodic Site Rent due for all periods up to and including the Rent Payment Date next succeeding the date of such notice and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus an amount equal to Casualty Value computed as of the Rent Payment Date next succeeding the date of such notice (or if such date is a Rent Payment Date, then computed as of such Rent Payment Date), together with interest, to the extent permitted by law, at the Late Rate on such amount of Casualty Value from the date as of which such Casualty Value was computed to the date of actual payment; and upon such payment of liquidated damages and the payment of all other Rent then due hereunder, the Owner Trustee or the Indenture Trustee, as the case may be, shall assign and transfer the Facility and its interest in the Site Lease Property to Lessee, as-is, where-is, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company, and the Owner Trustee or the Indenture Trustee, as the case may be, shall execute and deliver such documents evidencing such assignment and transfer as the Lessee, at its sole cost and expense, shall reasonably request. In addition, promptly after the Lessee makes the payment of Casualty Value as aforesaid, the fair market sales value of the Facility as of the date of which Casualty Value was determined will be determined. If the fair market sales value of the Facility as of such date is determined to exceed the Casualty Value paid pursuant to the first sentence of this paragraph
         (vii), the Lessee shall, within 30 days after such determination, pay the amount of such excess to the Owner Trustee or the Indenture Trustee, as the case may be; and

               (viii) the Owner Trustee may exercise any other right or remedy which may be available to it under Applicable Law.

          In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by the Owner Trustee, the Indenture

Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of the remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Property or redelivery of the Facility in accordance with Section 16 hereof or in placing the Leased Property in the condition required by said Section 16 and any premium payable on the Notes. For the purpose of paragraphs (v) and (vii) above, the "fair market rental value" or the "fair market sales value" of the Leased Property shall mean such value as determined by the Owner Trustee or the Indenture Trustee, as the case may be. Such fair market sales value and such fair market rental value shall be determined on the basis specified in Section 19, except that the assumptions set forth in clause (i) of Section 19(a) shall not be made (unless the Facility is still located at the Site, in which case the then remaining Site Lease Term shall be considered), but such determination shall instead be made on an "as-is, where-is" basis, taking into account the actual condition and location of the Facility. At any sale pursuant to this
Section 15, any Participant may bid for and purchase the Facility and the Owner Trustee's interest in the Site Lease Property. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Trustee or the Indenture Trustee, as the case may be, to sell, lease or otherwise use the Leased Property in mitigation of the Lessee's damages as set forth in this Section 15 or which may otherwise limit or modify any of the Owner Trustee's or the Indenture Trustee's, as the case may be, rights and remedies in this Section 15.

               (c) Simultaneous Exercise of Remedies. Pursuant to the terms of
                   ---------------------------------
the Intercreditor Agreement, Owner Trustee or the Indenture Trustee, as the case may be, shall not exercise any of its rights or remedies as provided in Section 15(b) unless the same rights and remedies are simultaneously being exercised under the ClO2 Lease. If such rights or remedies under the ClO2 Lease are not being exercised, any such exercise under this Agreement shall be deemed to be of no force or effect.

Section 16. RETURN OF FACILITY TO OWNER TRUSTEE.

               (a) Surrender at Site. In the event that the Facility has neither
                   -----------------
been sold to a third party pursuant to Section 13 nor purchased by the Lessee pursuant to Section 19, the Lessee will at its own expense surrender possession of the Leased Property to the Owner Trustee or (if the Secured Indebtedness has not been fully paid and satisfied) the Indenture Trustee, at the Site at the end of the Term hereof, including, for the avoidance of doubt, a return of the Facility on account of the exercise of remedies pursuant to Section 15(b) hereof.

               At the time of such surrender,

               (i) the Lessee shall also surrender to the Owner Trustee one copy of the Plans and all other logs, catalogs, software, documents, instruments, plans, maps, surveys, blueprints, diagrams, schematics, property casualty inspection reports, fire and boiler inspection reports, as built diagrams, specifications, manuals, technical drawings and other materials relating to the Leased Property and the Technology;

               (ii) all equipment which is leased under this Facility Lease shall be in such condition that it is capable of performing the task for which it was originally intended at its design rating or capacity; furthermore, it shall be capable of immediately being used by a second user without the need for major overhaul, refurbishment or replacement for a period of not less than ten (10) years from the expiration of the Basic Term, normal routine maintenance procedures and associated expenses excepted;

                    (iii) all equipment which is part of the Facility shall be properly lubricated and all surfaces and components shall be properly coated with a protective coating from the elements;

                    (iv) the Leased Property shall be free from all Liens except those for which the Owner Trustee or the Owner Participant is responsible under Section 8 of the Participation Agreement, Liens described in clauses (f), (g) and (h) of the definition of "Permitted Encumbrances" and the exceptions to title described in Schedule B to the Title Policy issued on the Closing Date to the Owner Trustee;

                    (v) the Facility shall be immediately capable of being operated at the Site by an operator other than the Lessee or any Affiliate of the Lessee without the need for any Alterations;

                    (vi) the Facility shall be in compliance in all material respects with all then existing Applicable Laws governing its use, operation and sale;

                    (vii) any Hazardous Materials, other than those used in the normal operation of the Facility and used and stored in compliance with Environmental Laws, shall have been removed from the Leased Property by a licensed waste disposal firm, provided that upon the written request of the Owner Trustee, the Lessee shall also remove Hazardous Materials used in the normal operation of the Facility which have been used and stored in compliance with Environmental Laws to the extent that such Hazardous Materials are not useable in the normal operation of the Facility or salable; and

                    (viii) the Leased Property shall be in at least the operating condition required by the terms hereof, including, without limitation, the provisions of Section 8(a).

               (b)Engineer's Report. Unless the Lessee has exercised its option
                  -----------------
to purchase the Facility and has paid all amounts due and owing in connection therewith, not less than 90 days and not more than 180 days prior to the last day of the Term (or the date on which the Facility is otherwise returned to the Owner Trustee or the Indenture Trustee in the event that the Secured Indebtedness has not been fully paid and satisfied), the Lessee shall provide to the Owner Trustee, the Owner Participant, the ClO//2// Indenture Trustee and the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) an inspection report prepared by a qualified independent engineer selected by the Lessee and reasonably satisfactory to the Owner Trustee, the Owner Participant, and the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) certifying whether or not the Facility is (i) in good working order, (ii) capable of performing substantially at the original manufacturer's performance specifications at the time the Facility was originally designed and (iii) capable of performing at its Design Capacity. In the event that such report or the report to be given pursuant 16(b) of the ClO//2// Lease indicates that the Facility or the ClO//2// Facility, as the case may be, does not satisfy the requirements of clause (i), (ii) or (iii) of the preceding sentence or the corresponding clauses in Section 16(b) of the ClO//2// Lease, the Owner Trustee or the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) may elect either (A) to deem that the Leased Property is not returned until the earlier of (1) the date on which the Facility is properly repaired to satisfy such requirements and (2) one year after the last day of the Term, in which case the Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance, indemnification and risk of loss), except that the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be, but the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages, and not as a penalty, for the failure of the Lessee to return the Leased Property to the Owner Trustee or the Indenture Trustee, as the case may be, at the expiration of the Term as required by the provisions of this
Section 16, an amount equal to 120% of the daily equivalent of (y) the arithmetic average of the Periodic Rent during the Basic Term, or (z) if the failure to return occurs after a Renewal Term, the arithmetic average of the Periodic Rent during such Renewal Term, or (B) to terminate this Lease, in which case the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value; provided that any such election by the Owner Trustee or Indenture Trustee, as applicable, under this Section shall be deemed to be null and void unless the same election is made the ClO//2// Owner Trustee or ClO//2// Indenture Trustee, as applicable, under Section 16(b) of the ClO//2// Lease. If the Owner Trustee or the Indenture Trustee, as the case may be, elects the option specified in clause (A) above and the Facility or ClO//2// Facility under the ClO//2// Lease, if applicable, has not been properly repaired one year after the last day of the Term, the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value for the Facility and title to the Facility shall vest in the Lessee upon such payment.

(c) Environmental Report. Unless the Lessee has exercised its option --------------------- to purchase the Facility and has paid all amounts due and owing in connection therewith, not less than 90 days and not more than 180 days prior to the last day of the Term (or the date on which the Facility is otherwise returned to the Owner Trustee or the Indenture Trustee, as the case may be), the Lessee shall provide to the Owner Trustee, the Owner Participant, the ClO//2// Indenture Trustee and the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) an inspection report prepared by a reputable environmental consulting firm selected by the Owner Trustee and reasonably satisfactory to the Owner Participant or the Indenture Trustee, as the case may be, certifying whether or not the Site and the Facility are in compliance with CERCLA, RCRA and in all material respects with all other then existing Environmental Laws. In the event that such report or the report to be given under Section 16(c) of the ClO//2// Lease indicates that either the Site, the Facility, the ClO//2// Site or the ClO//2// Facility, as the case may be, is not in compliance with all then existing Environmental Laws or that Remedial Action could be required at the Leased Property, the Owner Trustee or the Indenture Trustee, as the case may be, may elect either (A) to deem that the Leased Property is not returned until the earlier of (1) the date on which the Site and the Facility are in compliance with all then existing Environmental Laws and (2) one year after the last day of the Term, in which case the Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance, indemnification and risk of loss), except

(c)
that the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be, but the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages, and not as a penalty, for the failure of the Lessee to return the Leased Property to the Owner Trustee or the Indenture Trustee, as the case may be, at the expiration of the Term as required by the provisions of this Section 16, an amount equal to 120% of the daily equivalent of (y) the arithmetic average of the Periodic Rent during the Basic Term, or (z) if the failure to return occurs after a Renewal Term, the arithmetic average of the Periodic Rent during such Renewal Term, or (B) to terminate this Lease, in which case the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value for the Facility and title to this Facility shall vest in the Lessee upon such payment; provided that any such election by the Owner Trustee or Indenture Trustee, as applicable, under this Section shall be deemed to be null and void unless the same election is made by ClO//2// Owner Trustee or ClO//2// Indenture Trustee, as applicable under
Section 16(c) of the ClO//2// Lease. If the Owner Trustee or the Indenture Trustee, as the case may be, elects the option specified in clause (A) above and the Facility or the ClO//2// Facility under the ClO//2// Lease, if applicable, has not been properly repaired one year after the last day of the Term, the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value for the Facility.

                (d) Storage. Following the surrender of the Facility as
                    --------
provided in Section 16(a) above, upon the written request of the Owner Trustee or the Indenture Trustee, as the case may be, the Lessee agrees to store the Facility at the Site in the condition requested by the Owner Trustee or the Indenture Trustee, as the case may be, at the expense of the Lessee for a period of one year. The Owner Trustee or the Indenture Trustee, as the case may be, may during the storage period obtain bids for purchase of the Facility on an "as-is", "where is" basis, and at its sole option, may elect to accept or reject any such bids for the Facility. The Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance (to the extent such insurance is commercially reasonably available to the Lessee), indemnification and risk of loss (to the extent the insurance is commercially reasonably available to the Lessee)) during the storage period set forth above, except that, the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be. Neither the Lessee nor any Affiliate shall be entitled to operate on a commercial basis the Facility during such period. The Lessee shall have such access to the Leased Property as shall be reasonably necessary to enable the Lessee to comply with its obligations under this Section 16(d).

Section 17.   [INTENTIONALLY LEFT BLANK]

Section 18.   FINANCIAL STATEMENTS AND REPORTS; INSPECTION AND
              CERTIFICATES.

              (a)    Reports and Rights of Inspection. The Lessee will keep,
                     ---------------------------------
and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Lessee or such Subsidiary, in accordance with generally accepted accounting principles applicable to the Lessee or such Subsidiary, as the case may be, in any such case consistently applied (except for changes disclosed in the financial statements furnished to the Owner Trustee, the Indenture Trustee, each holder of the ClO//2// Notes and each Participant pursuant to this Section 18(a) and concurred in by the independent public accountants referred to in Section 18(a)(ii) hereof), and will furnish to the Owner Trustee, the Indenture Trustee, each holder of the ClO//2// Notes and each Participant (in duplicate if so specified below or otherwise requested):

           (i)  Quarterly Statements. As soon as available and in any event
                ---------------------
within 60 days after the end of each quarterly fiscal period(except the last) of each fiscal year, duplicate copies of:

                (A) consolidated balance sheets of the Lessee as of the close of such quarter setting forth in comparative form the amount as of the close of the corresponding period of the preceding fiscal year and the amount as of the close of said preceding fiscal year, and

                (B) consolidated statements of income and cash flows of the Lessee for such quarterly period and the year to date period setting forth in comparative form the amount for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Lessee;

           (ii) Annual Statements. As soon as available and in any event within
                ------------------
120 days after the close of each fiscal year of the Lessee,duplicate copies of:

                (A) consolidated balance sheets of the Lessee as of the close of such fiscal year, and

                (B) consolidated statements of income and cash flows of the Lessee for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Lessee to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition and results of operations of the Lessee and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in connection therewith;

           (iii) SEC and Other Reports. Promptly upon their becoming available,
                 ----------------------
one copy of each financial statement, report, notice or proxy statement sent by the Lessee to all holders of Equity Interests in the Lessee generally and of each regular or periodic report, and any registration statement or prospectus filed by the Lessee or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Lessee or any of its Subsidiaries is a party, issued by any Governmental Authority, Federal or state, having jurisdiction over the Lessee or any of its Subsidiaries, other than reports or licenses granted by any such Governmental Authority with respect to the timber;

       (iv) Notice of Default or Claimed Default. Immediately upon a Responsible
            -------------------------------------
Officer of the Lessee becoming aware of the existence of a Default or an Event of Default or that the Owner Trustee has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease, or a default in the payment of the principal, premium, if any, sinking fund or interest with respect to indebtedness for borrowed money, or an event of default with respect to any indebtedness for borrowed money or in the instrument under which such indebtedness is outstanding permitting the holders thereof to accelerate the maturity thereof, a written notice specifying the nature of the Default, Event of Default, default or claimed default and any such notice given or action taken by the Owner Trustee and what action the Lessee is taking or proposes to take with respect thereto;

       (v) ERISA Reporting. Prompt written notice, and in any event within ten
           ----------------
days after a Responsible Officer of the Lessee learns of its occurrence, of the following and the action the Lessee has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto:
(A) a Reportable Event with respect to any employee benefit plan; (B) the institution of any steps by the Lessee, any ERISA Affiliate, the PBGC or any other Person to terminate any employee benefit plan pursuant to Sections 4041(c) or 4042 of ERISA; (C) the institution of any steps by the Lessee or any ERISA Affiliate to withdraw from any Multiemployer Plan, within the meaning of ERISA which would result in a material adverse effect on the business, profits or financial condition of the Lessee and its Subsidiaries taken as a whole; (D) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any employee benefit plan which would result in a material adverse effect on the business or financial condition of the Lessee; or (E) any increase in the liability of the Lessee with respect to any post-retirement welfare benefits which would result in a material adverse effect on the business or financial condition of the Lessee; and

       (vi) Notice of Litigation. Prompt written notice, and in any event within
            ---------------------
five Business Days after a Responsible Officer of the Lessee first obtains knowledge thereof, with respect to the institution of any suit or proceeding or Environmental Claim against the Lessee or any Subsidiary thereof which if determined adversely could, individually or in the aggregate with other suits and proceedings, reasonably be expected to have a material adverse effect on the business, profits, Properties or financial condition of the Lessee.

       (vii)  Information in Respect of Damages and Taxes. Such information and
              -------------------------------------------
data as the Owner Trustee, the Indenture Trustee, any holder of the ClO//2// Notes or any Participant may from time to time reasonably request as to location and the existence and status of any claims for damages (whether against the Leased Property or against the Owner Trustee or the Lessee) arising out of the use, operation or condition of the Leased Property, the taxes of the nature provided to be paid by the Lessee under Section 7 of the Participation Agreement which have been assessed and the amount of such taxes paid, and such other data pertinent to the Leased Property and the condition, use, repair and operation thereof as any such party from time to time may reasonably request. Without limiting the foregoing, the Lessee agrees that, without any such request, it will furnish the Owner Trustee, the Indenture Trustee, each holder of the ClO//2// Notes and each Participant with prompt written notice of (A) any claim for damages arising out of the use, operation or condition of the Leased Property if the amount of such claim exceeds U.S.$1,000,000 and (B) any damage, loss, theft or destruction, partial or complete, of any of the Leased Property, if the amount thereof exceeds U.S.$2,500,000;

                (viii) Eau Claire Facility. The Lessee shall promptly, but in
                       --------------------
any case within five (5) Business Days, after a Responsible Officer of the Lessee receives written notice of any failure of Plainwell Paper Company to fulfill its obligation to make ongoing contributions with respect to its obligations for the Eau Claire Facility under the Paper Industry Union-Management Pension Fund resulting from the sale of the Tissue Business to Plainwell Paper Company (which failure has not been corrected within the applicable grace period), notify the Owner Trustee and the Indenture Trustee in writing of the receipt of any such notice; and

                (ix) Requested Information. With reasonable promptness, such
                     ----------------------
other data and information as the Owner Trustee, the Indenture Trustee, any holder of the ClO//2// Notes or any Participant may reasonably request including, without limitation, any information required to be provided to such Note Purchaser or a prospective purchaser of the Notes by Rule 144A(d)(4) under the Securities Act.

                       (b) Officer's Certificates. Within the periods provided
                           -----------------------
in Sections 18(a) (i) and 18(a)(ii), the Lessee shall deliver to the Owner Trustee, the Indenture Trustee and each Participant a certificate signed by the chief financial officer of the Lessee stating that such officer has reviewed the provisions of this Lease and the other Operative Agreements and setting forth:
(i) the information and computations (in sufficient detail) required in order to establish whether the Lessee was in compliance with the requirements of Section 6.3, at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Lessee is taking and proposes to take with respect thereto.

                       (c)  [Intentionally Omitted].
                             ---------------------
                       (d)  Property Report.  Each set of financial statements
                            ---------------
of the Lessee delivered pursuant to Section 18(a)(ii) will be accompanied by a report of an officer of the Lessee familiar with the status and condition of the Leased Property which describes the status, condition and location of the Leased Property, describing any Alteration or repair to the Facility having a cost exceeding U.S.$1,000,000, any warranty claim in an amount exceeding U.S.$1,000,000 against any supplier of goods or services in connection with the Leased Property, any period of 45 or more consecutive days during which the Facility was not in operation and any violation of governmental rules or regulations involving the Facility or the operation thereof which could reasonably be expected to have a Material Adverse Effect, in each case during the period since the previous report (or, in the case of the first such report, since the date of this Lease), and describing the circumstances thereof, and stating whether any Leased Property is then in the condition required by this Lease and, if not, what the Lessee is doing or intends to do in connection therewith.

      (e) Inspection. Without limiting the foregoing, the Lessee will permit the
          -----------
Owner Trustee, the Indenture Trustee, any holder of the ClO//2// Notes and each Participant (or such Persons as the Owner Trustee, the Indenture Trustee, such holder or such Participant may designate) to visit and inspect the Leased Property, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Lessee authorizes said accountants to discuss with the Owner Trustee, the Indenture Trustee, such holder such Participant or such Person so designated the finances and affairs of the Lessee and its Subsidiaries with or without an officer or employee of the Lessee or any of its Subsidiaries being present) all at such reasonable times and as often as may be reasonably requested; provided that unless a Default or Event of Default shall have occurred and shall be continuing, the Owner Trustee, the Indenture Trustee, such holder and such Participant shall give the Lessee at least 10 days' prior written notice of any such visit, examination or proposed discussion. The Lessee shall not be required to pay or reimburse the Owner Trustee, the Indenture Trustee, such holder or such Participant for expenses which it may incur in connection with any such visitation or inspection except in the case of any such visitation or inspection which shall occur while a Default or Event of Default shall have occurred and shall be continuing.

Section 19.  OPTIONS TO RENEW AND PURCHASE.

      (a) Determination of Fair Market Sales Value and Fair Market Rental Value.
          ----------------------------------------------------------------------
Not more than 24 months nor less than 14 months prior to the expiration of the Basic Term and any Renewal Term, the Lessee may notify the Owner Trustee in writing that the Lessee desires a determination of the Fair Market Sales Value of the Facility as of the end of such Term and/or the Fair Market Rental Value of the Facility for a permitted Renewal Term, as specified in Section 19(c), commencing upon the expiration of the then current Term and the Fair Market Sales Value of the Facility as of the end of such Renewal Term. Thereafter, the Owner Trustee and the Lessee shall consult for the purpose of determining such Fair Market Sales Value and Fair Market Rental Value, and any values agreed upon in writing shall constitute such Fair Market Sales Values and Fair Market Rental Value. If the Owner Trustee and the Lessee fail to agree upon such values within 45 days after the Lessee's notice pursuant to the first sentence of this paragraph, the Lessee may request that such values be determined by the Appraisal Procedure. The Lessee's request for a determination of Fair Market Value shall not obligate the

Lessee to exercise any of the options provided in this Section 19. All costs and expenses of any Appraisal Procedure pursuant to this Section 19 shall be borne by the Lessee.


                  (b) End of Term Options to Purchase. So long as no Default
                      --------------------------------
under clause (vi), (vii) or (viii) of Section 15(a) or Event of Default and no Default under clause (vii), (viii) or (ix) of Section 15(a) of the ClO//2// Lease or Event of Default as defined under the ClO//2// Lease has occurred and is continuing, the Lessee shall have the right on the date of the expiration of the Basic Term to purchase the Facility at a price equal to the Fair Market Sales Value determined as of the end of such Basic Term pursuant to Section 19(a); provided that that such right may not be exercised unless the corresponding right is being exercised simultaneously by it under Section 14(b) of the ClO//2// Participation Agreement. The Lessee shall give to the Owner Trustee irrevocable written notice not more than two years and at least one year prior to the end of the Basic Term of its election to exercise the purchase option provided for in the preceding sentence. Payment of the purchase price shall be made on the date of purchase at the place of payment specified in
Section 4(d) hereof in immediately available funds to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee), against delivery of a quitclaim deed and bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner Trustee in and to the Facility on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. Such purchase shall be deemed to be null and void unless the purchase by it of the ClO//2// Facility has simultaneously occurred under Section 14(b) of the ClO//2// Participation Agreement. The Owner Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased Property or any other matters. At such time as the Secured Indebtedness shall have been fully paid and satisfied, the Indenture Trustee shall release the Lien of the Indenture pursuant to Section 9.01 thereof.

                  Upon expiration of each Renewal Term, so long as no Default under clause (vi), (vii) or (viii) of Section 15(a) or Event of Default and no Default under clause (vii), (viii) or (ix) of Section 15(a) of the ClO//2// Lease or Event of Default under the ClO//2// Lease has occurred and is continuing, the Lessee shall have the right to purchase the Facility at a price equal to the Fair Market Sales Value thereof determined as of the end of such Renewal Term pursuant to Section 19(a); provided, however, that such right may not be exercised unless the corresponding right is being exercised simultaneously by it under Scetion 14(b) of the ClO//2// Participation Agreement. The Lessee shall give the Owner Trustee irrevocable written notice at least one year prior to the end of such Renewal Term of its election to exercise the purchase option provided for in the preceding sentence. Following such notice, the Lessee shall purchase the Facility on the terms and conditions set forth in this Section 19(b). In the event of any purchase of the Facility by the Lessee pursuant to this Section 19(b) and payment of all Rent and other sums due and owing by the Lessee pursuant to this Lease or any of the other Operative Agreements (with payment and application of the amount thereof necessary to fully pay and satisfy the Secured Indebtedness and discharge of the Lien of the Indenture to be made pursuant to Section 9.01 thereof), the Owner Trustee shall, concurrently with such purchase, transfer its right, title and interest in and to the Site Lease to the Lessee on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. Such purchase shall be deemed to be null and void unless the purchase by it of the ClO//2// Facility has simultaneously occurred under Section 14(b) of the ClO//2// Participation Agreement. At such time as the Secured Indebtedness shall have been fully paid and satisfied, the Indenture Trustee shall release the Lien of the Indenture pursuant to Section
9.01 thereof.

              (c) End of Term Options to Renew. So long as no Default or Event
                  -----------------------------
of Default shall have occurred and be continuing, and no Default or Event of Default as defined under the ClO//2// Lease shall have occurred and is continuing, and assuming that this Lease and the ClO//2// Lease have not been earlier terminated, the Lessee shall have the right to renew this Lease for no more than two Renewal Terms of one year each, commencing at the expiration of the Basic Term or the preceding Renewal Term, as the case may be; provided however that such right may not be exercised unless the corresponding right is being simultaneously exercised by the ClO//2// Lessee under 19(b) of the ClO//2// Lease. All of the provisions of this Lease shall be applicable during each Renewal Term except that the Casualty Values shall be determined in accordance with Section 19(d) and Periodic Rent shall be the product of (x) the Fair Market Rental Value of the Facility for such Renewal Term, determined in accordance with Section 19(a) and (y) 105%; provided that if prior to the time such renewal option is exercisable the IRS has clarified that fair market renewal term options are not includible in the "lease term" as defined by
Section 467 of the Code and the Treasury Regulations thereunder, the number in clause (y) shall be 100%. The Lessee shall give to the Owner Trustee irrevocable written notice at least one year prior to the end of the Basic Term or the current Renewal Term, as the case may be, of its election to exercise the renewal option provided for in this Section 19 for a Renewal Term or an additional Renewal Term commencing upon the expiration of such Term. A Renewal Term shall not be in effect unless a Renewal Term is in effect under the terms of the ClO//2// Lease.

              (d) Casualty Value During Renewal Term. The Casualty Value as of
                  -----------------------------------
the commencement of each Renewal Term shall be the Fair Market Sales Value of the Facility as of the end of the Basic Term or the preceding Renewal Term, as the case may be (determined in accordance with Section 19(a)), and on each Casualty Termination Date during such Renewal Term shall decline on a straight-line basis to a value for the final Casualty Termination Date for such Renewal Term equal to the Fair Market Sales Value of the Facility as of the end of such Renewal Term (determined in accordance with Section 19(a)).

              (e) Casualty Occurrence. Notwithstanding any request by the Lessee
                  --------------------
for a determination of Fair Market Sales Value pursuant to this Section 19, the provisions of Section 13 shall continue in full force and effect until the date of purchase and the passage of ownership of the Facility unless the Lessee shall have exercised the option by irrevocable written notice to purchase pursuant to
Section 19(b) or 19(f), in which event the amount of "Casualty Value" shall equal the greater of (i) the option purchase price or Early Purchase Price , as applicable, (plus any other amounts payable in connection therewith) and (ii) the Casualty Value which would have applied but for the exercise of such purchase option. If the Lessee has exercised any of its options to purchase or renew under this Section 19 and a Casualty Occurrence occurs before the closing of such purchase or commencement of the Renewal Term, as applicable, the Lessee may, by written notice to the Owner Trustee (and, so long as the Secured Indebtedness has not been fully paid and satisfied, the Indenture Trustee and the ClO//2//

Indenture Trustee) given promptly upon such Casualty Occurrence, elect to rescind the exercise of such option.

     (f) Early Purchase Option. So long as no Default under clause (vi), (vii)
         ---------------------
or (viii) of Section 15(a) or Event of Default shall have occurred and be continuing and no Default under clause (vii), (viii) or (ix) of Section 15(a) of the ClO//2// Lease or Event of Default as defined under the ClO//2// Lease shall have occurred and is continuing, the Lessee may, upon not less than 90 days' prior written notice to the Owner Trustee (and so long as the Secured Indebtedness has not been fully paid and satisfied, to the ClO//2// Indenture Trustee and the Indenture Trustee) elect to purchase the Facility on the Early Purchase Date at a price equal to the Early Purchase Price; provided that such right may not be exercised unless the corresponding right is being exercised by it under Section 14(c) of the ClO//2// Participation Agreement. Such written notice shall be irrevocable. On the Early Purchase Date, the Lessee shall pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) at the place of payment specified in Section 4(d) hereof in immediately available funds (i) all payments of Periodic Rent (other than Periodic Rent payable "in advance" on the Early Purchase Date) and Periodic Site Rent through and including such Early Purchase Date whether or not due and payable at the time, (ii) the Early Purchase Price,
(iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Notes to be prepaid in accordance with Section 2.10(d) of the Indenture and (iv) all other Rent and sums then due and payable by the Lessee under this Facility Lease and the other Lessee Agreements. Upon application of all such sums to the payment in full and satisfaction of the Secured Indebtedness pursuant to the Indenture and release of the Lien thereof pursuant to Section 9.01 of the Indenture or the assumption of the Notes in accordance with Section 12 of the Participation Agreement, as the case may be, the Owner Trustee shall then and thereupon deliver a quitclaim deed and bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner Trustee in and to the Facility on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. Such purchase shall be deemed to be null and void unless the purchase by it of the ClO//2// Facility has occurred under Section 14(c) of the ClO//2// Participation Agreement. The Owner Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased Property or any other matters. In the event of any such purchase and receipt by the Owner Trustee (or, so long as the Secured Indebtedness has not been fully paid and satisfied, the Indenture Trustee) of all of the amounts provided in this Section 19(f) the obligation of the Lessee to pay Periodic Rent and Periodic Site Rent hereunder shall cease and the Term shall end. In the event the Lessee exercises its option to assume the Notes in accordance with Section 12 of the Participation Agreement, the principal amount of such Notes so assumed shall be deducted from the Early Purchase Price and no Make-Whole Amount shall be payable under this Section 19(f). If, on the Early Purchase Date, the Lessee shall fail to pay all amounts required to be paid pursuant to this Section 19(f) and
Section 14(c) of the ClO//2// Participation Agreement, Lessee's notice of early purchase shall be deemed to be withdrawn as of such date, this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner Trustee, the Indenture Trustee and the Participants as a result of the Lessee's having given such notice. The Lessee may elect to pay the Early Purchase Price in installments in the amounts (subject to reduction in the case of the first installment if the Lessee elects to assume the Notes in accordance with Section 12 of the Participation Agreement) and on the dates set forth in Schedule 4; provided however, if the Lessee does not elect to assume the Notes in accordance with Section 12 of the Participation Agreement, after giving effect to the payment and application of the first installment of the Early Purchase Price the Notes shall have been paid in full; provided finally, that if the Lessee so elects to pay the Early Purchase Price in installments, the Lessee (a) shall grant the Owner Trustee a Lien and security interest in the Leased Property pursuant to agreements reasonably satisfactory in scope, form and substance to the Owner Participant, securing the unpaid amount of the Early Purchase Price (provided that Lessee may not elect this option (a) if Lessee shall have assumed the Notes in accordance with Section of the Participation Agreement), (b) shall provide a letter of credit in the amount of the unpaid Early Purchase Price, in scope, form and substance reasonably satisfactory to the Owner Participant, issued by a bank or trust company organized under the laws of the United States or any State thereof, the long term debt of which bank or trust company is rated A2, by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and A by Moody's Investors Service, Inc., or (c) shall grant the Owner Trustee a Lien and security interest in Property (other than the Leased Property) of the Lessee reasonably acceptable to Owner Participant pursuant to agreements reasonably satisfactory in scope, form and substance to the Owner Participant, securing the unpaid amount of the Early Purchase Price.

     (g) Site Reduction. If Lessee shall not have exercised any of its options to purchase the Leased Property pursuant to this Section 19, as of the date which is one year prior to the expiration of the Term of this Facility Lease, the Lessee and the Lessor agree to effect a subdivision of the Site so that for any period of time after the end of the Basic Term hereof, the "Site" shall consist solely of the area sufficient and appropriate to operate the Facility and the ClO//2// Facility and all easements necessary for the operation thereof.

Section 20.       MISCELLANEOUS.

     (a) No Waiver. No delay or omission to exercise any right, power or
         ---------
remedy accruing to the Owner Trustee upon any breach or default by the Lessee under this Lease shall impair any such right, power or remedy of the Owner Trustee, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers under this Lease must be in writing, but any breach or default, once waived in writing, shall not be deemed to be continuing for any purpose of the Operative Agreements. All remedies either under this Lease or by law afforded to the Owner Trustee shall be cumulative and not alternative. Any provision of this Lease prohibited by any law now or hereafter in effect shall be ineffective to the extent of such provision without invalidating the remaining provisions hereof.

     (b) Right of Owner Trustee to Perform. If the Lessee shall fail to comply
         ---------------------------------
with the covenants herein contained, the Owner Trustee may, but shall not be obligated to, (i) make advances to perform the same, and (ii) enter upon the Leased Property to perform any and all acts required by the Lessee's covenants herein contained and to take all such action thereon as in the Owner Trustee's opinion may be necessary or appropriate therefor. All payments so made by the Owner Trustee and all costs and expenses (including without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith shall be payable by the Lessee upon demand as additional rent hereunder, with interest at the Late Rate. No entry shall be deemed an eviction of the Lessee or a repossession of the Leased Property, and no such advance, performance or other act shall be deemed to relieve the Lessee from any default hereunder.

     (c) Notices. All communications under this Lease shall be in writing or by
         -------
facsimile and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service,
(ii) upon receipt thereof, in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) upon confirmation of receipt thereof, in the case of notice by facsimile, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii) above, in each case addressed to the parties hereto at the following addresses as follows:

      If to the Owner Trustee:       Wilmington Trust Company,
                                     Rodney Square North
                                     1100 North Market Street
                                     Wilmington, Delaware 19890-0001
                                     Fax:         (302) 651-8882
                                     Attention:   Corporate Trust Administration

                                     with a copy to the Owner Participant

         If to the Lessee:           Pope & Talbot, Inc.
                                     1500 SW First Avenue
                                     Suite 200
                                     P.O. Box 8171
                                     Portland, Oregon  97201
                                     Attention:   Chief Financial Officer
                                     Fax:         (503) 220-2722

If to the Owner Participant:         SELCO Service Corporation
                                     c/o Key Equipment Finance
                                     66 South Pearl Street, 7th Floor
                                     Albany, NY  12207
                                     Attn: Leveraged Lease Administrator
                                     Ph. 518-257-8358
                                     Fax 518-257-8833
                                     Tax ID #:  34-1614731
                                     with a copy to Guarantor
                                with a copy to OP Guarantor


 If to the Noteholders:         At their respective addresses
                                for notices set forth in the
                                Register referred to in the
                                Indenture

 If to the Indenture Trustee:   Wells Fargo Bank Northwest, National Association
                                79 South Main Street
                                Salt Lake City, Utah 84111
                                Attention: Corporate Trust Services
                                Fax:         (801) 246-5053

or at such other place as any such party may designate by notice given in accordance with this Section.

(d) Further Assurances. The Lessee will at its own expense, do, execute,
    ------------------
acknowledge and deliver all and every such further acts, deeds, conveyances, transfers and assurances as the Owner Trustee or the Indenture Trustee may reasonably request in order to protect the right, title and interest of the Owner Trustee hereunder or under the Site Lease or the perfection or protection of the Lien granted by the Indenture and the Deed of Trust. Without limiting theforegoing, the Lessee agrees at its own expense to cause this Lease and all supplements and amendments hereto, the Site Lease and all supplements and amendments thereto, the Indenture and all supplements and amendments thereto, the Deed of Trust and all supplements and amendments thereto and all financing and continuation statements and similar notices required by Applicable Law at all times to be kept recorded and filed in such manner and in such places as theOwner Trustee or the Indenture Trustee may reasonably request in order to protect the right, title and interest of the Owner Trustee hereunder or under the Site Lease or to protect the rights of the Indenture Trustee under the Indenture and the Deed of Trust. No such recording or filing shall constitute an acknowledgment or implication by the Lessee that this Lease constitutes a chattel mortgage or security agreement or creates a lien or security interest under Applicable Law.

(e) Opinions of Counsel. The Lessee agrees at its own expense to furnish to the
    -------------------
Owner Trustee, the ClO//2// Indenture Trustee and the Indenture Trustee promptlyafter the execution and delivery of any supplement and amendment here to,promptly after the execution and delivery of any supplement and amendment to the Site Lease and promptly after the execution and delivery of any supplement andamendment to the Indenture or the Deed of Trust, an opinion of counsel reasonably satisfactory to the Owner Trustee and the Indenture Trustee (who may be independent counsel to the Lessee) stating that in the opinion of such counsel, such supplement or amendment to this Lease or such supplement or amendment to the Site Lease or such supplement or amendment to the Indenture or the Deed of Trust (or a financing statement, continuation statement or similar notice thereof if and to the extent required by Applicable Law) has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to protect the right, title and interest of the Owner Trustee hereunder or under the Site Lease or, as the case may be, to perfect (or continue the perfection of) the Liens provided by the Indenture and the Deed of Trust as a valid Lien and security interest in the Collateral.

     (f) Successors and Assigns. This Lease shall be binding upon and shall
         ----------------------
inure to the benefit of, and shall be enforceable by, the Owner Trustee and the Lessee and their respective successors and permitted assigns.

     (g) Counterparts; Uniform Commercial Code. This Lease may be executed in
         -------------------------------------
any number of counterparts, each counterpart constituting an original but all together one Lease; provided, however, that to the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial
Code) no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.


     (h) Governing Law. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
         -------------
WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (i) Investment of Funds. The Owner Trustee (or if the Secured Indebtedness
         -------------------
has not been fully satisfied and discharged, the Indenture Trustee) shall, upon the written direction of the Lessee, invest and reinvest any funds from time to time held by the Owner Trustee or the Indenture Trustee, as the case may be, which constitute proceeds of insurance held by the Owner Trustee or the Indenture Trustee, as the case may be, pursuant to Section 7 (referred to in this paragraph as "Funds") in such direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than 90 days from the date of such investment, as may be specified in any such direction. Upon any sale or payment of any such investment, the proceeds thereof, plus any interest received by the Owner Trustee or the Indenture Trustee, as the case may be, thereon shall be held by the Owner Trustee (or if the Secured Indebtedness has not been fully satisfied and discharged, the (Indenture Trustee) as part of the Fund from which such investment was made or application as a part of such Fund. If such proceeds (plus such interest and earned discount) shall be less than the cost of such investment, the Owner Trustee or the Indenture Trustee, as the case may be, will not more than three Business Days thereafter notify the Lessee of the amount of such deficiency and the Lessee will promptly pay to the Owner Trustee an amount equal to such deficiency. Any payment in respect of such deficiency shall be held and applied by the Owner Trustee or the Indenture Trustee, as the case may be, as part of the Fund from which such investment was made. The Lessee will pay all expenses incurred by the Owner Trustee or the Indenture Trustee, as the case may be, in connection with the purchase and sale of such investments

                            [signature page follows]

                  IN WITNESS WHEREOF, the Owner Trustee and the Lessee have caused this Lease to be executed and delivered by their respective duly authorized officers, all as of the date first above written.

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Owner Trustee




                                 By:   s/s Anita Dallago
                                       -----------------------------------------
                                       Name:  Anita Dallago
                                       Title: Financial Services Officer

                        POPE & TALBOT, INC., as Lessee




                        By:   s/s Michael Flannery
                              --------------------------------------------------
                              Name: Michael Flannery
                              Title:  President and Chief Executive Officer


                        By:   s/s Maria M. Pope
                              --------------------------------------------------
                              Name:  Maria M. Pope
                              Title:  Vice President and Chief Financial Officer

This Facility Lease and the rentals and other sums due and to become due hereunder have been assigned for security to and are subject to a security interest in favor of Wells Fargo Bank Northwest, National Association, as Indenture Trustee under a Trust Indenture and Security Agreement dated as of December 27, 2001 between said Indenture Trustee and the Owner Trustee hereunder, as debtor. Information concerning such security interest may be obtained from the Indenture Trustee at its address set forth in Section 20 of this Facility Lease.

         Receipt of this original counterpart of the foregoing Lease is hereby acknowledged this 27th day of December, 2001.

                                            WELLS FARGO BANK NORTHWEST, NATIONAL
                                               ASSOCIATION, as Indenture Trustee

                                            By:   s/s Brett R. King
                                                  ------------------------------
                                                  Name:  Brett R King
                                                  Title: Vice President

                      Schedule of Periodic Rent Percentages

                        Gross                                           Net
  Rent                Periodic                                        Periodic
 Payment                Rent                  Interest                  Rent
  Date                Payable*                 Credit                  Payable
 9/30/99              2.573104                     -                  2.573104
  1/2/00              5.034333                     -                  5.034333
  7/2/00              5.034333                     -                  5.034333
  1/2/01              5.034333                     -                  5.034333
  7/2/01              5.034333                     -                  5.034333
  1/2/02              5.034333                     -                  5.034333
  7/2/02              5.034333                     -                  5.034333
  1/2/03              5.034333                     -                  5.034333
  7/2/03              5.034333                     -                  5.034333
  1/2/04              5.034333                     -                  5.034333
  7/2/04              5.034333                     -                  5.034333
  1/2/05              5.173801                     -                  5.173801
  7/2/05              5.173801                     -                  5.173801
  1/2/06              6.149447                     -                  6.149447
  7/2/06              6.149447                     -                  6.149447
  1/2/07             17.707719                     -                 17.707719
  7/2/07             18.260846              0.486077                 17.774769
  1/2/08              2.221823              0.837000                  1.384824
  7/2/08              1.521961              0.747651                  0.774310
  1/2/09              1.394788              0.620478                  0.774310
  7/2/09              7.894042              0.489814                  7.404228
  1/2/10              8.537606              0.537606                  8.000000
  7/2/10              0.603065              0.603065                         -
  1/2/11              0.450720              0.450720                         -
  7/2/11              0.294193              0.294193                         -
  1/2/12              0.149088              0.149088                         -
--------------------------------------------------------------------------------
  Total             134.598778              5.215691                129.383087

     * Prepaid rents accrue interest at the December, 2001
     110% Long-term AFR (5.49% semi-annual)

                          Schedule 1 to Facility Lease

                     Schedule of Periodic Rent Allocations

                                 Allocated Rent
                  (Expressed as a percentage of Lessor's Cost)
   From                      To and Including                  Allocated Rent*
9/30/99                           1/1/00                              2.573104
 1/2/00                           7/1/00                              5.034333
 7/2/00                           1/1/01                              5.034333
 1/2/01                           7/1/01                              5.034333
 7/2/01                           1/1/02                              5.034333
 1/2/02                           7/1/02                              5.034333
 7/2/02                           1/1/03                              5.034333
 1/2/03                           7/1/03                              5.034333
 7/2/03                           1/1/04                              5.034333
 1/2/04                           7/1/04                              5.034333
 7/2/04                           1/1/05                              5.034333
 1/2/05                           7/1/05                              5.173801
 7/2/05                           1/1/06                              5.173801
 1/2/06                           7/1/06                              6.149447
 7/2/06                           1/1/07                              6.149447
 1/2/07                           7/1/07                              5.476779
 7/2/07                           1/1/08                              5.476779
 1/2/08                           7/1/08                              6.154859
 7/2/08                           1/1/09                              6.154859
 1/2/09                           7/1/09                              6.152970
 7/2/09                           1/1/10                              6.152970
 1/2/10                           7/1/10                              6.152975
 7/2/10                           1/1/11                              6.152975
 1/2/11                           7/1/11                              5.580342
 7/2/11                           1/2/12                              5.580342
--------------------------------------------------------------------------------
                                  Total                             134.598778

* Stated as a percentage of Equipment Cost

                          Schedule 1A to Facility Lease

                           Schedule of Casualty Value

  Determination              Basic Casualty               Prepaid Rent                  Amount of
      Date                       Value*                      Rebate*                  Casualty Value*
 ---------------            ----------------             --------------              -----------------
    10/2/1999                  100.380263%                  0.000000%                   100.380263%
    11/2/1999                  101.193411%                  0.000000%                   101.193411%
    12/2/1999                  101.973541%                  0.000000%                   101.973541%
     1/2/2000                  102.756140%                  0.000000%                   102.756140%
     2/2/2000                   98.482403%                  0.000000%                    98.482403%
     3/2/2000                   99.245914%                  0.000000%                    99.245914%
     4/2/2000                   99.982995%                  0.000000%                    99.982995%
     5/2/2000                  100.722779%                  0.000000%                   100.722779%
     6/2/2000                  101.435919%                  0.000000%                   101.435919%
     7/2/2000                  102.151545%                  0.000000%                   102.151545%
     8/2/2000                   97.821081%                  0.000000%                    97.821081%
     9/2/2000                   98.498110%                  0.000000%                    98.498110%
    10/2/2000                   99.177429%                  0.000000%                    99.177429%
    11/2/2000                   99.859058%                  0.000000%                    99.859058%
    12/2/2000                  100.513647%                  0.000000%                   100.513647%
     1/2/2001                  101.170323%                  0.000000%                   101.170323%
     2/2/2001                   96.779866%                  0.000000%                    96.779866%
     3/2/2001                   97.425866%                  0.000000%                    97.425866%
     4/2/2001                   98.054259%                  0.000000%                    98.054259%
     5/2/2001                   98.684636%                  0.000000%                    98.684636%
     6/2/2001                   99.297265%                  0.000000%                    99.297265%
     7/2/2001                   99.911737%                  0.000000%                    99.911737%
     8/2/2001                   95.478161%                  0.000000%                    95.478161%
     9/2/2001                   96.061042%                  0.000000%                    96.061042%
    10/2/2001                   96.645639%                  0.000000%                    96.645639%
    11/2/2001                   97.231965%                  0.000000%                    97.231965%
    12/2/2001                   97.800286%                  0.000000%                    97.800286%
------------------------------------------------------------------------------------------------------
     1/2/2002                   97.688015%                  0.000000%                    97.688015%
     2/2/2002                   93.123368%                  0.000000%                    93.123368%
     3/2/2002                   93.594640%                  0.000000%                    93.594640%
     4/2/2002                   94.067512%                  0.000000%                    94.067512%
     5/2/2002                   94.526963%                  0.000000%                    94.526963%
     6/2/2002                   94.987907%                  0.000000%                    94.987907%
     7/2/2002                   95.435320%                  0.000000%                    95.435320%
     8/2/2002                   90.832783%                  0.000000%                    90.832783%
     9/2/2002                   91.265975%                  0.000000%                    91.265975%
    10/2/2002                   91.685538%                  0.000000%                    91.685538%
    11/2/2002                   92.106386%                  0.000000%                    92.106386%
    12/2/2002                   92.528530%                  0.000000%                    92.528530%
     1/2/2003                   92.936945%                  0.000000%                    92.936945%
     2/2/2003                   88.182444%                  0.000000%                    88.182444%
     3/2/2003                   88.463469%                  0.000000%                    88.463469%
     4/2/2003                   88.745700%                  0.000000%                    88.745700%
     5/2/2003                   89.016327%                  0.000000%                    89.016327%
     6/2/2003                   89.288064%                  0.000000%                    89.288064%

*Stated as a percentage of C1O2 Facility Cost

                                              Schedule 2
                                         (to Facility Lease)                                 1 of 4

                           Schedule of Casualty Value

  Determination              Basic Casualty               Prepaid Rent                  Amount of
      Date                       Value*                      Rebate*                  Casualty Value*
 ---------------            ----------------             --------------              -----------------
     7/2/2003                  89.548102%                    0.000000%                  89.548102%
     8/2/2003                  84.756263%                    0.000000%                  84.756263%
     9/2/2003                  84.999779%                    0.000000%                  84.999779%
    10/2/2003                  85.231509%                    0.000000%                  85.231509%
    11/2/2003                  85.464163%                    0.000000%                  85.464163%
    12/2/2003                  85.697751%                    0.000000%                  85.697751%
     1/2/2004                  85.919461%                    0.000000%                  85.919461%
     2/2/2004                  81.191140%                    0.000000%                  81.191140%
     3/2/2004                  81.497993%                    0.000000%                  81.497993%
     4/2/2004                  81.805695%                    0.000000%                  81.805695%
     5/2/2004                  82.104866%                    0.000000%                  82.104866%
     6/2/2004                  82.404816%                    0.000000%                  82.404816%
     7/2/2004                  82.696165%                    0.000000%                  82.696165%
     8/2/2004                  77.933630%                    0.000000%                  77.933630%
     9/2/2004                  78.206143%                    0.000000%                  78.206143%
    10/2/2004                  78.469988%                    0.000000%                  78.469988%
    11/2/2004                  78.734475%                    0.000000%                  78.734475%
    12/2/2004                  78.999609%                    0.000000%                  78.999609%
     1/2/2005                  79.256010%                    0.000000%                  79.256010%
     2/2/2005                  74.482631%                    0.000000%                  74.482631%
     3/2/2005                  74.883631%                    0.000000%                  74.883631%
     4/2/2005                  75.285216%                    0.000000%                  75.285216%
     5/2/2005                  75.683605%                    0.000000%                  75.683605%
     6/2/2005                  76.082555%                    0.000000%                  76.082555%
     7/2/2005                  76.478285%                    0.000000%                  76.478285%
     8/2/2005                  71.677550%                    0.000000%                  71.677550%
     9/2/2005                  72.051156%                    0.000000%                  72.051156%
    10/2/2005                  72.421523%                    0.000000%                  72.421523%
    11/2/2005                  72.792407%                    0.000000%                  72.792407%
    12/2/2005                  73.163812%                    0.000000%                  73.163812%
     1/2/2006                  73.531959%                    0.000000%                  73.531959%
     2/2/2006                  67.719629%                    0.000000%                  67.719629%
     3/2/2006                  68.057246%                    0.000000%                  68.057246%
     4/2/2006                  68.395369%                    0.000000%                  68.395369%
     5/2/2006                  68.739662%                    0.000000%                  68.739662%
     6/2/2006                  69.084522%                    0.000000%                  69.084522%
     7/2/2006                  69.435613%                    0.000000%                  69.435613%
     8/2/2006                  63.604948%                    0.000000%                  63.604948%
     9/2/2006                  63.924363%                    0.000000%                  63.924363%
    10/2/2006                  64.250078%                    0.000000%                  64.250078%
    11/2/2006                  64.576490%                    0.000000%                  64.576490%
    12/2/2006                  64.903605%                    0.000000%                  64.903605%
     1/2/2007                  60.423188%                    0.000000%                  60.423188%
     2/2/2007                  64.626761%                   16.883852%                  47.742909%
     3/2/2007                  64.017207%                   16.059985%                  47.957222%

*Stated as a percentage of C1O2 Facility Cost

                                   Schedule 2
                               (to Facility Lease)


                                                                          2 of 4

                           Schedule of Casualty Value

Determination Basic Casualty Prepaid Rent    Amount of
     Date         Value*        Rebate*   Casualty Value*
------------- -------------- ------------ ---------------
   4/2/2007       63.408434%   51.236118%      48.172316%
   5/2/2007       62.811475%   14.412250%      48.399225%
   6/2/2007       62.215414%   13.588383%      48.627031%
   7/2/2007       61.631282%   12.764516%      48.866766%
   8/2/2007       60.980438%   29.706766%      31.273672%
   9/2/2007       60.330616%   28.941296%      31.389320%
  10/2/2007       59.692852%   28.175826%      31.517026%
  11/2/2007       59.056230%   27.410357%      31.645873%
  12/2/2007       58.420760%   26.644887%      31.775873%
   1/2/2008       57.797478%   25.879418%      31.918061%
   2/2/2008       57.030557%   26.363755%      30.666802%
   3/2/2008       56.264920%   25.463268%      30.801652%
   4/2/2008       55.500581%   24.562781%      30.937800%
   5/2/2008       54.751646%   23.662294%      31.089352%
   6/2/2008       54.004161%   22.761808%      31.242353%
   7/2/2008       53.272233%   21.861321%      31.410912%
   8/2/2008       52.509548%   21.713968%      30.795580%
   9/2/2008       51.748379%   20.792305%      30.956073%
  10/2/2008       51.002836%   19.870643%      31.132194%
  11/2/2008       50.258967%   18.948980%      31.309987%
  12/2/2008       49.516786%   18.027318%      31.489468%
   1/2/2009       48.790404%   17.105655%      31.684749%
   2/2/2009       48.033261%   16.968800%      31.096381%
   3/2/2009       47.277880%   15.993795%      31.284085%
   4/2/2009       46.524279%   15.050711%      31.473568%
   5/2/2009       45.787020%   14.107626%      31.679394%
   6/2/2009       45.051705%   13.164542%      31.887164%
   7/2/2009       44.332901%   12.221457%      32.111444%
   8/2/2009       43.516562%   18.757944%      24.758619%
   9/2/2009       42.701372%   17.823153%      24.878219%
  10/2/2009       41.901888%   16.888361%      25.013527%
  11/2/2009       41.103706%   15.953570%      25.150136%
  12/2/2009       40.306837%   15.018779%      25.288058%
   1/2/2010       39.525841%   14.083988%      25.441853%
   2/2/2010       38.641677%   21.160136%      17.481542%
   3/2/2010       37.757944%   20.236284%      17.521660%
   4/2/2010       36.874644%   19.312432%      17.562213%
   5/2/2010       36.006293%   18.388580%      17.617714%
   6/2/2010       35.138516%   17.464727%      17.673789%
   7/2/2010       34.285829%   16.540875%      17.744954%
   8/2/2010       33.408500%   15.591664%      17.816836%
   9/2/2010       32.531893%   14.642452%      17.889441%
  10/2/2010       31.670527%   13.693240%      17.977287%
  11/2/2010       30.810030%   12.744028%      18.066002%
  12/2/2010       29.950409%   11.794816%      18.155593%

*Stated as a percentage of C102 Facility Cost

                                   Schedule 2
                              (to Facility Lease)

                                                   3 of 4

                           Schedule of Casualty Value

Determination  Basic Casualty  Prepaid Rent     Amount of
     Date          Value*         Rebate*    Casualty Value*
-------------  --------------  ------------  ---------------

   1/2/2011        29.106184%    10.845604%       18.260580%
   2/2/2011        28.328176%     9.954041%       18.374135%
   3/2/2011        27.551202%     9.062477%       18.488725%
   4/2/2011        26.775272%     8.170913%       18.604358%
   5/2/2011        26.014589%     7.279350%       18.735239%
   6/2/2011        25.255099%     6.387786%       18.867312%
   7/2/2011        24.511005%     5.496222%       19.014783%
   8/2/2011        23.743782%     4.580185%       19.163597%
   9/2/2011        22.977915%     3.664148%       19.313766%
  10/2/2011        22.227609%     2.748111%       19.479498%
  11/2/2011        21.478813%     1.832074%       19.646739%
  12/2/2011        20.731541%     0.916037%       19.815504%
   1/2/2012        20.000000%     0.000000%       20.000000%

*Stated as percentage of ClO2 Facility Cost

                                   Schedule 2
                              (to Facility Lease)

                                                      4 of 4

                         Schedule of Termination Value

Termination  Basic Termination  Prepaid Rent        Amount of
    Date           Value*          Rebate*     Termination Value*
-----------  -----------------  ------------   ------------------
 10/2/1999         100.380263%     0.000000%          100.380263%
 11/2/1999         101.193411%     0.000000%          101.193411%
 12/2/1999         101.973541%     0.000000%          101.973541%
  1/2/2000         102.756140%     0.000000%          102.756140%
  2/2/2000          98.482403%     0.000000%           98.482403%
  3/2/2000          99.245914%     0.000000%           99.245914%
  4/2/2000          99.982995%     0.000000%           99.982995%
  5/2/2000         100.722779%     0.000000%          100.722779%
  6/2/2000         101.435919%     0.000000%          101.435919%
  7/2/2000         102.151545%     0.000000%          102.151545%
  8/2/2000          97.821081%     0.000000%           97.821081%
  9/2/2000          98.498110%     0.000000%           98.498110%
 10/2/2000          99.177429%     0.000000%           99.177429%
 11/2/2000          99.859058%     0.000000%           99.859058%
 12/2/2000         100.513647%     0.000000%          100.513647%
  1/2/2001         101.170323%     0.000000%          101.170323%
  2/2/2001          96.779866%     0.000000%           96.779866%
  3/2/2001          97.425866%     0.000000%           97.425866%
  4/2/2001          98.054259%     0.000000%           98.054259%
  5/2/2001          98.684636%     0.000000%           98.684636%
  6/2/2001          99.297265%     0.000000%           99.297265%
  7/2/2001          99.911737%     0.000000%           99.911737%
  8/2/2001          95.478161%     0.000000%           95.478161%
  9/2/2001          96.061042%     0.000000%           96.061042%
 10/2/2001          96.645639%     0.000000%           96.645639%
 11/2/2001          97.231965%     0.000000%           97.231965%
 12/2/2001          97.800286%     0.000000%           97.800286%
------------------------------------------------------------------
  1/2/2002          97.688015%     0.000000%           97.688015%
  2/2/2002          93.123368%     0.000000%           93.123368%
  3/2/2002          93.594640%     0.000000%           93.594640%
  4/2/2002          94.067512%     0.000000%           94.067512%
  5/2/2002          94.526963%     0.000000%           94.526963%
  6/2/2002          94.987907%     0.000000%           94.987907%
  7/2/2002          95.435320%     0.000000%           95.435320%
  8/2/2002          90.832783%     0.000000%           90.832783%
  9/2/2002          91.265975%     0.000000%           91.265975%
 10/2/2002          91.685538%     0.000000%           91.685538%
 11/2/2002          92.106386%     0.000000%           92.106386%
 12/2/2002          92.528530%     0.000000%           92.528530%
  1/2/2003          92.936945%     0.000000%           92.936945%
  2/2/2003          88.182444%     0.000000%           88.182444%
  3/2/2003          88.463469%     0.000000%           88.463469%
  4/2/2003          88.745700%     0.000000%           88.745700%
  5/2/2003          89.016327%     0.000000%           89.016327%
  6/2/2003          89.288064%     0.000000%           89.288064%

*Stated as a percentage of C1O2 Facility Cost

                                 Schedule 3
                            (to Facility Lease)
                                                           1 of 4

                          Schedule of Termination Value

 Termination  Basic Termination  Prepaid Rent      Amount of
    Date            Value*          Rebate*    Termination Value*
-----------   -----------------  ------------  ------------------
   7/2/2003          89.548102%     0.000000%          89.548102%
   8/2/2003          84.756263%     0.000000%          84.756263%
   9/2/2003          84.999779%     0.000000%          84.999779%
  10/2/2003          85.231509%     0.000000%          85.231509%
  11/2/2003          85.464163%     0.000000%          85.464163%
  12/2/2003          85.697751%     0.000000%          85.697751%
   1/2/2004          85.919461%     0.000000%          85.919461%
   2/2/2004          81.191140%     0.000000%          81.191140%
   3/2/2004          81.497993%     0.000000%          81.497993%
   4/2/2004          81.805695%     0.000000%          81.805695%
   5/2/2004          82.104866%     0.000000%          82.104866%
   6/2/2004          82.404816%     0.000000%          82.404816%
   7/2/2004          82.696165%     0.000000%          82.696165%
   8/2/2004          77.933630%     0.000000%          77.933630%
   9/2/2004          78.206143%     0.000000%          78.206143%
  10/2/2004          78.469988%     0.000000%          78.469988%
  11/2/2004          78.734475%     0.000000%          78.734475%
  12/2/2004          78.999609%     0.000000%          78.999609%
   1/2/2005          79.256010%     0.000000%          79.256010%
   2/2/2005          74.482631%     0.000000%          74.482631%
   3/2/2005          74.883631%     0.000000%          74.883631%
   4/2/2005          75.285216%     0.000000%          75.285216%
   5/2/2005          75.683605%     0.000000%          75.683605%
   6/2/2005          76.082555%     0.000000%          76.082555%
   7/2/2005          76.478285%     0.000000%          76.478285%
   8/2/2005          71.677550%     0.000000%          71.677550%
   9/2/2005          72.051156%     0.000000%          72.051156%
  10/2/2005          72.421523%     0.000000%          72.421523%
  11/2/2005          72.792407%     0.000000%          72.792407%
  12/2/2005          73.163812%     0.000000%          73.163812%
   1/2/2006          73.531959%     0.000000%          73.531959%
   2/2/2006          67.719629%     0.000000%          67.719629%
   3/2/2006          68.057246%     0.000000%          68.057246%
   4/2/2006          68.395369%     0.000000%          68.395369%
   5/2/2006          68.739662%     0.000000%          68.739662%
   6/2/2006          69.084522%     0.000000%          69.084522%
   7/2/2006          69.435613%     0.000000%          69.435613%
   8/2/2006          63.604948%     0.000000%          63.604948%
   9/2/2006          63.924363%     0.000000%          63.924363%
  10/2/2006          64.250078%     0.000000%          64.250078%
  11/2/2006          64.576490%     0.000000%          64.576490%
  12/2/2006          64.903605%     0.000000%          64.903605%
   1/2/2007          60.423188%     0.000000%          60.423188%
   2/2/2007          64.626761%    16.883852%          47.742909%
   3/2/2007          64.017207%    16.059985%          47.957222%

*Stated as a percentage of C1O2 Facility Cost

                                   Schedule 3
                              (to Facility Lease)
                                                          2 of 4

                          Schedule of Termination Value

Termination  Basic Termination  Prepaid Rent       Amount of
    Date           Value*          Rebate*    Termination Value*
----------   -----------------  ------------  ------------------
  4/2/2007          63.408434%    15.236118%          48.172316%
  5/2/2007          62.811475%    14.412250%          48.399225%
  6/2/2007          62.215414%    13.588383%          48.627031%
  7/2/2007          61.631282%    12.764516%          48.866766%
  8/2/2007          60.980438%    29.706766%          31.273672%
  9/2/2007          60.330616%    28.941296%          31.389320%
 10/2/2007          59.692852%    28.175826%          31.517026%
 11/2/2007          59.056230%    27.410357%          31.645873%
 12/2/2007          58.420760%    26.644887%          31.775873%
  1/2/2008          57.797478%    25.879418%          31.918061%
  2/2/2008          57.030557%    26.363755%          30.666802%
  3/2/2008          56.264920%    25.463268%          30.801652%
  4/2/2008          55.500581%    24.562781%          30.937800%
  5/2/2008          54.751646%    23.662294%          31.089352%
  6/2/2008          54.004161%    22.761808%          31.242353%
  7/2/2008          53.272233%    21.861321%          31.410912%
  8/2/2008          52.509548%    21.713968%          30.795580%
  9/2/2008          51.748379%    20.792305%          30.956073%
 10/2/2008          51.002836%    19.870643%          31.132194%
 11/2/2008          50.258967%    18.948980%          31.309987%
 12/2/2008          49.516786%    18.027318%          31.489468%
  1/2/2009          48.790404%    17.105655%          31.684749%
  2/2/2009          48.033261%    16.936880%          31.096381%
  3/2/2009          47.277880%    15.993795%          31.284085%
  4/2/2009          46.524279%    15.050711%          31.473568%
  5/2/2009          45.787020%    14.107626%          31.679394%
  6/2/2009          45.051705%    13.164542%          31.887164%
  7/2/2009          44.332901%    12.221457%          32.111444%
  8/2/2009          43.516562%    18.757944%          24.758619%
  9/2/2009          42.701372%    17.823153%          24.878219%
 10/2/2009          41.901888%    16.888361%          25.013527%
 11/2/2009          41.103706%    15.953570%          25.150136%
 12/2/2009          40.306837%    15.018779%          25.288058%
  1/2/2010          39.525841%    14.083988%          25.441853%
  2/2/2010          38.641677%    21.160136%          17.481542%
  3/2/2010          37.757944%    20.236284%          17.521660%
  4/2/2010          36.874644%    19.312432%          17.562213%
  5/2/2010          36.006293%    18.388580%          17.617714%
  6/2/2010          35.138516%    17.464727%          17.673789%
  7/2/2010          34.285829%    16.540875%          17.744954%
  8/2/2010          33.408500%    15.591664%          17.816836%
  9/2/2010          32.531893%    14.642452%          17.889441%
 10/2/2010          31.670527%    13.693240%          17.977287%
 11/2/2010          30.810030%    12.744028%          18.066002%
 12/2/2010          29.950409%    11.794816%          18.155593%

*Stated as a percentage of C102 Facility Cost

                                   Schedule 3
                              (to Facility Lease)
                                                          3 of 4

                          Schedule of Termination Value

Termination  Basic Termination  Prepaid Rent       Amount of
    Date           Value*          Rebate*    Termination Value*
----------   -----------------  ------------  ------------------
  1/2/2011          29.106184%    10.845604%          18.260580%
  2/2/2011          28.328176%     9.954041%          18.374135%
  3/2/2011          27.551202%     9.062477%          18.488725%
  4/2/2011          26.775272%     8.170913%          18.604358%
  5/2/2011          26.014589%     7.279350%          18.735239%
  6/2/2011          25.255099%     6.387786%          18.867312%
  7/2/2011          24.511005%     5.496222%          19.014783%
  8/2/2011          23.743782%     4.580185%          19.163597%
  9/2/2011          22.977915%     3.664148%          19.313766%
 10/2/2011          22.227609%     2.748111%          19.479498%
 11/2/2011          21.478813%     1.832074%          19.646739%
 12/2/2011          20.731541%     0.916037%          19.815504%
  1/2/2012          20.000000%     0.000000%          20.000000%

*Stated as a percentage of C102 Facility Cost

                                   Schedule 3
                              (to Facility Lease)
                                                          4 of 4

                        Schedule of Early Purchase Date,
             Early Purchase Price and Installment Amounts and Dates






  Early Purchase Date        1/2/2007

Early Purchase Amount     $38,959,002.49


                              Early
         Installment      Purchase Price
           Dates           Installments
         -----------      --------------
            1/2/2007      $25,077,548.41
           4/15/2007      $ 3,470,363.52
           6/15/2007      $ 3,470,363.52
           9/15/2007      $ 3,470,363.52
          12/15/2007      $ 3,470,363.52

















                                   Schedule 4
                               (to Facility Lease)

                                 Description of
                        Major Components of the Facility
                        --------------------------------

o PULP DRYER: The Flakt pulp dryer machine was originally built in 1970, purchased in 1993, and rebuilt and installed in Halsey in 1994. The pulp dryer has the capability of drying 650 air-dried metric tons per day of bleached kraft market pulp.

o RECOVERY BOILER: Babcock & Wilcox PR-125, 400 ton per day recovery boiler was installed in 1968. It was designed for 223,000 pounds per hour steam output. Design pressure of the boiler is 400 psi; design pressure for the economizer is 425 psi; steam condition at the outlet of 350 psi; solids throughput per day of 1,230,000 pounds. Currently operating at 1,900,000 pounds of dry solid per day.

o LIME KILN: Allis-Chalmers 9 feet diameter by 250 feet long rotary kiln, SN 96441, installed in 1968.

o EVAPORATORS: Six-Effect Evaporator system capable of processing 2,400,000 pounds of solids per day. Ahlstrom three body concentrator with liquor heat treatment system allowing 75% solids liquor to be delivered to the recovery boiler for burning.

o DIGESTERS: Complete pulp digesting system including structure consisting of three M&D continuous wood digesters capable of producing 600 tons per day of unbleached wood pulp.

o OXYGEN DELIGNIFICATION SYSTEM: Complete oxygen delignification system capable of processing 600 tons per day of unbleached kraft pulp. Consisting of a medium consistency oxygen reactor and two post oxygen wash presses.

o BLEACH PLANT: Complete pulp bleaching system, including structure, four pulp washers, tankage, and pumps, capable of producing 500 tons per day of bleach kraft pulp.

o AIR COMPRESSORS: Complete compressed air center consisting of three Joy rotary air compressors, and all appropriate equipment, capable of producing approximately 4,500 CFM of compressed air at 90 psi operating pressure.

o SERVICE BUILDING: Complete three story reinforced concrete service building, approximately 49,000 square feet of working area, housing administrative offices and complete maintenance shop facilities with machine shop, electrical shop, instrument shop, auto shop and parts storage.

                                   Exhibit A
                              (to Facility Lease)

                           Description of the Facility
                           ---------------------------

The pulp mill in Halsey, Oregon, including the Major Components described on Exhibit A to this Facility Lease and all other equipment and improvements, if any, constructed or installed or to be constructed or installed on the Site for use as or in connection with such pulp mill, and any and all appliances, parts, instruments, appurtenances, accessories and other equipment and improvements of whatever nature from time to time incorporated in or installed as part of such pulp mill which are the property of the Owner Trustee pursuant to the terms of this Facility Lease, but excluding, however, (i) spare parts and (ii) any Alterations to the Facility as to which title remains with the Lessee pursuant to and within the limitations of Section 8(f)(ii) of this Facility Lease and
(iii) for the avoidance of doubt, all tax benefits and tax attributes of any Alterations on which work is started after December 27, 2001.

















                                   Exhibit B
                              (to Facility Lease)

                                Legal Description


PARCEL I:

TRACT I: A parcel of land located in Sections 2 and 3 of Township 14 South, Range 4 West, and in Sections 34 and 35 of Township 13 South, Range 4 West of the Willamette Meridian, in the County of Linn, State of Oregon, more particularly described as follows: Beginning at the East Quarter Corner of
Section 2 in Township 14 South, Range 4 West of the Willamette Meridian in Linn County, Oregon; thence run North 00 degrees 20'58" East, along the East line of said Section 2, a distance of 988.19 feet to a point marked by a 1-1/2 inch iron pipe; thence leaving said section line and run West, parallel with the South line of the Northeast Quarter of said Section 2, a distance of 2637.67 feet to a point in the center of Muddy Creek; thence run downstream, along the centerline of said Muddy Creek, to a point that is 19.50 chains South of the North line of said Section 2, (said point bears North 43 degrees 40'44" West 698.38 feet from the last mentioned point in the center of Muddy Creek), said point being referenced by a 5/8 inch iron rod which bears North 88 degrees 25'57" West
161.90 feet; from said point in the center of Muddy Creek run North 88 degrees 35'57" West, parallel with and 19.50 chains Southerly of (when measured at right angles) the North line of said Section 2, a distance of 1087.0 feet to a point that is 1131.90 feet South 88 degrees 35'57" East of a point on the West line of said Section 2 that is 19.50 chains South of the Northwest corner of said
Section 2; thence run North 00 degrees 36'36" West, parallel with the West line of said Section 2, a distance of 1670.42 feet to a point on the South bank of Muddy Creek; thence run Westerly, along the South bank of said Muddy Creek, to a point on the East line of Caleb Gray Donation Land Claim No. 53; thence run North 00 degrees 25'07" West, along said claim line, 982.45 feet to the Northeast corner of said Caleb Gray Donation Land Claim No. 53; thence North 89 degrees 58'28" West, along the North line of said Caleb Gray Donation Land Claim No. 53, a distance of 3795.63 feet to the Northwest corner of said Claim No. 53; thence continuing North 89 degrees 58'28" West 190.24 feet; thence South 00 degrees 22'09" East 40.0 feet to a point marked by a railroad spike marking the Southerly right of way of Market Road No. 3 and the center of an asphalt roadway to the American Can Company plant; from said railroad spike run South 00 degrees 22' 09" east, along the center of an asphalt roadway to the American Can Company plant; from said railroad spike run South 00 degrees 22'09" East, along the center of said asphalt roadway, a distance of 3155.50 feet to a point referenced by a railroad spike; thence along the arc of an 897.25 foot radius curve right, (the long chord of which bears South 14 degrees 36' 21" West 463.70 feet), a distance of 469.02 feet; thence continuing along said roadway center, South 29 degrees 34'52" West 42.04 feet; thence along the arc of a 554.81 foot radius curve left, (the long chord of which bears South 14 degrees 56'03" West 280.58 feet), a distance of 283.66 feet to a point referenced by a railroad spike; thence South 00 degrees 17'15" West 175.39 feet to a point referenced by a railroad spike; thence along the arc of a 177.99 foot


(Continued)


                                  Exhibit C-1

                      Legal Description

radius curve left, (the long chord of which bears South 45 degrees 02'03"
East 253.13 feet), a distance of 281.58 feet to a point referenced by a railroad spike, (said point bears South 57 degrees 29'04" West 267.90 feet from the Southwest corner of the Caleb Gray Donation Land Claim No. 50); thence run North 89 degrees 38'39" East 1157.19 feet to a point referenced by a 5/8 inch iron rod; thence South 00 degrees 25'33" East 294.29 feet to a point; thence North 89 degrees 39'48" East 600.0 feet to a point marked by a 5/8 inch iron rod; thence South 45 degrees 20'12" East 565.69 feet to a point marked by a 5/8 inch iron rod; thence South 00 degrees 20'12" East 185.75 feet to a point marked by a 5/8 inch iron rod; thence North 89 degrees 39'48" West 585.75 feet to a point referenced by a 5/8 inch iron rod; thence North 89 degrees 39'48" East 4345.91 feet to a point on the East line of Section 2 that is 377.33 feet South 00 degrees 03'26" East of the East Quarter Corner of said Section 2; thence run North 00 degrees 03'26" West 377.33 feet to the point of beginning, in Linn County, Oregon. EXCEPTING THEREFROM, those portions lying within Powerline Road and Market Road No. 3.

TRACT II:
A parcel of land located in Section 3, Township 14 South, Range 4
West of the Willamette Meridian, in the County of Linn, State of Oregon, more particularly described as follows:

Commencing at the East Quarter Corner of Section 2 in Township 14 South,
Range 4 West of the Willamette Meridian; thence South 00 degrees 03'26" East, along the East line of said Section 2, a distance of 377.33 feet to a point; thence South 89 degrees 39'48" West 4345.91 feet to a point referenced by a 5/8 inch iron rod; thence South 00 degrees 20'12" East 585.75 feet to a point referenced by a 5/8 inch iron rod; thence South 89 degrees 39'48" West 2187.85 feet to a point marked by a 5/8 inch iron rod, being the true point of beginning of the herein described tract; thence North 00 degrees 20'12" West 185.75 feet to a point marked by a 5/8 inch iron rod; thence North 45 degrees 20'12" West
565.69 feet to a point; thence South 89 degrees 39'48" West 435.00 feet; thence South 00 degrees 25'38" East 585.76 feet; thence North 89 degrees 39'48" East
834.09 feet to the true point of beginning.

PARCEL II:

TRACT I:
A parcel of land located Section 33, Township 13 South, Range 4 West Willamette Meridian, Linn County, Oregon described as follows: Commencingat a stone marking the Northeast corner of the Charles Crosby Donation LandClaim No. 37 in Section 34, Township 13 South, Range 4 West of the Willamette Meridian, Linn County, Oregon; thence North 89 degrees 53'30" West along the North line of said Claim No. 37 a distance of 282.66 feet to its intersection with the Westerly right

(Continued)

                                  Exhibit C-2

                                Legal Description

of way line of the Oregon Electric Railroad property; thence North 1 degree
22' East along the Westerly right of way line of said Oregon Electric Railroad property 1698.37 feet to a point on the South right of way line of County Road No. 217, said point being 30.0 feet distant Southerly from the South line of the John P. Smith Donation Land Claim No. 55 in said Township and Range, said point being marked by a 5/8 inch iron rod; thence run North 89 degrees 46'22" West along the South line of County Road 217 a distance of 2034.46 feet to a point on the South right of way line of County Road No. 217, said point being 30.00 feet distant Southerly from the Northwest corner of the D.W. Allingham Donation Land Claim No. 54 in said Township and Range; thence North 89 degrees 32'55" West
364.96 feet to the point of beginning of the herein described tract; thence North 89 degrees 32' 55" West 428.00 feet; thence North 00 degrees 06'42" East along the West line of said County Road No. 217, a distance of 753.40 feet; thence Northwesterly along the arc of a 161.00 foot radius curve to the left (the chord of which bears North 44 degrees 53'42" West 227.65 feet) to the end of said curve; thence North 89 degrees 54'04" West along the South line of said County Road No. 217 a distance of 1843.50 feet to a point on the South right of way line of County Road No. 217, said point being 30.00 feet distant Southerly from the Northeast corner of the William L. Armstrong Donation Land Claim No. 40 in said Township and Range; thence North 89 degrees 54'48" West along the South of said County Road No. 217 a distance of 151.08 feet; thence leaving the South line of said County Road No. 217; thence continuing South 806.50 feet to a point on the Easterly right of way of the relocated portion of Market Road No. 3 (an
80.00 foot right of way), said point being referenced by a 5/8 inch iron rod; thence Southerly along the Easterly right of way of said relocated Market Road No. 3 along the arc of a 1185.92 foot radius curve to the right (the chord of which bears South 7 degrees 28'59" East 310.76 feet) to the end of said curve; thence continuing along the Easterly right of way line of said relocated Market Road No. 3 South 00 degrees 02'44" West 1455.56 feet to the beginning of a 1105.92 foot radius curve to the left; thence Southeasterly along the arc of a 1105.92 foot radius curve to the left (the chord of which bears South 44 degrees 57'31" East 1564.02 feet) to the end of said curve; thence South 89 degrees 57'26" East along the Northerly right of way of said relocated Market Road No. 3 a distance of 1432.04 feet to a point; thence North 00 degrees 06'42" East 2756.52 feet to the point of beginning.

(Continued)

                                  Exhibit C - 3

                                Legal Description

TRACT II:
Beginning at the Southeast corner of the Charles Crosby Donation Land Claim
No. 40 in Township 14 South, Range 4 West of the Willamette Meridian and Claim No. 37 in Township 13 South, Range 4 West of the willamette Meridian thence run north 89 degrees 51'47" West 4717.0 feet to the Northeast corner of the Henry Parks Donation Land Claim No. 41; thence continue North 89 degrees 51'47" West along the South line of said Charles Crosby Donation Land Claim No. 40 a distance of 522.76 feet; thence run North 00 degrees 23'07" East 1366.02 feet to a point marked by a 3/4 inch pipe marking the true point of beginning of the herein described tract; thence North 00 degrees 23'07" East 1077.72 feet to a point on the Southerly right of way of the relocated portion of Market Road No. 3 (an 80 foot right of way); thence run Southeasterly along said right of way line of an 1185.92 foot radius curve left (the chord of which bears South 52 degrees 21'28" East 1447.12 feet to a point marking the end of curve; thence South 89 degrees 57'26" East along said right of way line 3659.40 feet to a point marked by an iron rod, said iron rod being 160 feet West of (when measured at right angles) the centerline of the Oregon Electric Railroad; thence run South 1 degree 22' West parallel with said Oregon Electric Railroad centerline
202.69 feet to a point marked by a 5/8 inch iron rod, said point being 1366.0 feet North of the South line of the said Charles Crosby Donation Land Claim No. 40; thence run North 89degree 51' 47" West 4807.75 feet to the true point of beginning in Linn County, Oregon.

PARCEL III:

Beginning at the Northwest corner of the William Shepherd Donation Land Claim No. 39; Notification No. 2562 in Township 13 South, Range 4 West of the Willamette Meridian, Linn county, Oregon; run thence South 89 degrees 38'53" East along the North line of said William Shepherd Claim 561.0 feet to a point marked by a 5/8 inch iron rod, said point being 334.62 feet North 89 degrees 38'53" West of a stone found on the North line of said William Shepherd Claim which is marking the Southwest corner of the John McNiel Donation Land Claim No. 41 in said township and range; thence South 100.0 feet to a 5/8 inch iron rod; thence South 89 degrees 38'53" East parallel to the north line of said Claim No. 39, a distance of 435.60 feet to a point marked by a 5/8 inch iron rod; thence North 100.0 feet to a point on the North line of said Claim No. 39, said point being 100.98 feet South 89 degrees 38'53" East of the forementioned stone marking the Southwest corner of the John McNiel Claim No. 41; thence South 89 degrees 38'53" East along the north line of said Claim No. 39, a distance of 1676.40 feet to a point that is 2673.0 feet South 89 degrees 38'53" East of the forementioned Northwest corner of the William Shepherd Claim; thence South 00 degrees 19'29" West parallel to the East line of said William Shepherd Donation Land Claim 1856.58 feet to a point marked by 5/8 inch iron rod; thence North 89 degrees 38'53" West parallel to the North line of said William

(Continued)

                                  Exhibit C - 4

                                Legal Description

Shepherd Claim a distance of 186.72 feet to a point marked by a 5/8 inch iron rod; thence South 00 degree 20'21" West along a line fence 2098.38 feet to a point marked by a 5/8 inch iron rod; said iron rod being 242.63 feet North 00 degree 20'21" East of a stone found marking the South line of the forementioned William Shepherd Donation Land Claim; thence South 89 degrees 51'02" East 1406.38 feet to a 1 1/2 inch iron pipe found marking Southerly Southwest corner of that certain tract of land conveyed to Donald Lee Bayne and Mildred Frances Bayne in Deed Recorded November 5, 1958 in Book 262, page 450, Linn County, Oregon deed Records; continuing South 89 degrees 51'02" East along the South boundary of said Bayne property 2111.55 feet to a point on the West line of the Charles Crosby Donation Land Claim No. 37 in said township and range, said point being 1292.28 feet South 00 degrees 16'41" West of the Northwest corner of said Charles Crosby Donation Land Claim; run thence South 00 degrees 16'41" West along the West line of said claim 100.0 feet, said point being marked by 5/8 inch iron rod; thence North 89 degrees 51'02" West 3518.02 feet to a point marked by 5/8 inch iron rod, said iron rod being 142.63 feet North 00 degrees 20'21" East of the aforementioned Stone marking the South line of the William Shepherd Donation Land Claim; thence South 00 degrees 28'21" West 142.63 feet to the said stone; thence run South 89 degrees 53'16" West along the South line of said Donation Land Claim No. 39, a distance of 1233.53 feet to the Southwest corner thereof; thence following the meanders of the Willamette River downstream on the following courses and distances; North 5 degrees 30' West 1018.38 feet, North 21 degrees West 495.0 feet, North 30 degrees 45'West 844.80 feet, North 67 degrees West 462.0 feet, North 44 degree 30' West 184.80 feet to a point that bears South from the point of beginning; thence run North along the West line of said Claim No. 39 a distance of 1687.62 feet to the point of beginning in Linn county, Oregon.

(continued)

                                 Exhibit C - 5

                                Legal Description

PARCEL IV:

An easement, created by Easement dated November 16, 1968, recorded January 14, 1969 in Book 336, page 74, Linn County Deed Records, for a right-of-way, 100 feet in width; for pipelines, communication lines, and all appurtenances thereto, upon, under, over and across the following described real property:
Beginning at a point on the South boundary of and 5239.76 feet North 89 degrees 51'47" West of the Southeast corner of the Charles J.B. Crosby Donation Land Claim No. 40 In Township 14 South, Range 4 West of the Willamette Meridian, in Linn county, Oregon; thence North 00 degrees 23'07" East 1366.02 feet to a point marked by an 3/4 inch iron pipe, said iron pipe being 1329.57 feet South 00 degrees 23'07" West of a point on the North line of said Charles J.B. Crosby Donation Land Claim, thence continuing North 00 degrees 23'07" East from said 3/4 inch iron pipe a distance of 10.0 feet to the True point of beginning, run thence North 00 degree 23'07" East 100.0 feet, thence South 89 degrees 17'49" West 5135.18 feet to a point on the West line of said Charles J.B. Crosby Donation Land Claim that is 1292.28 feet South 00 degrees 16'41" West of the Northwest corner of said Charles Crosby Donation Land Claim, run thence South 00 degrees 16'41" West along the West line of said Donation Land Claim 100.0 feet, thence leaving the West line of said Donation Land Claim and run North 89 degrees 17' 49" East 5134.99 feet to the true point of beginning, in Linn county, Oregon.

PARCEL V:

Beginning at a point on the West line of Market Road No. 2 being South 4 degrees 08' West 535.38 feet from a 3/4 inch rod on the North line of the William McIlree Donation Land Claim No. 46 in Township 12 South, Range 4 West of the Willamette Meridian in Linn County, Oregon and running thence South 4 degree 08' West, along the West line of said road, 12.03 feet; thence West 210.13 feet; thence South 16 degrees 56' West 24.04 feet; thence West 62.70 feet to the bank of the Willamette River; thence Northerly, along the East bank of said river, to a point due West of the place of beginning; thence East 276.66 feet to the place of beginning.

PARCEL VI:

Those easements set forth in agreement of Easements and Covenants dated August 22, 1991, amended June 14, 1993, recorded June 29, 1993 in MF Vol. 646, page 627, records of Linn County, Oregon, as appurtenant to the land set forth in Schedule B of said agreement.

                                 Exhibit C - 6

                               Pricing Assumptions




   Facility Cost                                       64,573,650.00

   Lender's Commitment                                 47,175,205.94

   Investor's Commitment                               17,398,444.06

   Transaction Expenses                                   468,158.96

   Debt Rate                                                   8.96%

   Lease Closing Date                                     09/30/1999

   Lease Termination Date                                 01/02/2012

   Early Purchase Date                                    01/02/2007










                                    Exhibit D
                               (to Facility Lease)

                             Lease Supplement No. 1
                             ----------------------

THIS LEASE SUPPLEMENT NO. 1, dated as of December 27, 2001, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not individually but solely as owner trustee (the "Owner Trustee") under the Trust Agreement (the "Owner Trustee"), and POPE & TALBOT, INC., a Delaware corporation (the "Lessee");

                                   Witnesseth:

The Owner Trustee and the Lessee have heretofore entered into that certain Amended and Restated Facility Lease dated December 27, 2001 (the "Facility Lease"). The terms used herein are used with the meanings specified in the Facility Lease.

The Facility Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for, among other things, the purpose of confirming any change in Periodic Rent, Casualty Value and Termination Value.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Owner Trustee and the Lessee hereby agree that: [Schedules 1, 2, 3 and 4 to the Facility Lease, showing Periodic Rent percentages, Casualty Values, Termination Values and Early Purchase Price,] are hereby amended to read in full as attached hereto.

Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Lease Supplement may refer to the "Facility Lease dated September 15, 1999" or the "Lease dated September 15, 1999" without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement unless the context shall otherwise require.

This Lease Supplement shall be construed in connection with and as part of the Facility Lease, and all terms, conditions and covenants contained in the Facility Lease, except as herein modified, shall be and remain in full force and effect. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

THE OWNER TRUSTEE AND THE LESSEE AGREE THAT THE FACILITY SHALL FOR PURPOSES OF THE LAW OF THE STATE OF OREGON BE PERSONAL PROPERTY.



                                   Exhibit E-1

IN WITNESS WHEREOF, the Owner Trustee and the Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written and to be delivered as of the date first above written.

                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but
                                   solely as Owner Trustee


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   POPE & TALBOT, INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:



Consented to as of the date first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (formerly known as First Security Bank, National Association), as Indenture Trustee

     By:
        ------------------------------------------
        Name:
        Title:






                                   Exhibit E-2

                              ANNEX I - DEFINITIONS

GENERAL PROVISIONS

     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined therein or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Definition Annex and the provisions of the main body of the applicable Operative Agreement, the provisions of the main body of such Agreement shall control the construction of such Agreement.

     References to agreements shall, unless the context otherwise requires, be deemed to mean and include such agreements as the same may be amended and supplemented from time to time; and references to parties shall be deemed to include the permitted successors and assigns of such parties.

DEFINED TERMS

     "Adjusted Net Worth" shall mean consolidated shareholders' equity plus (i) any negative cumulative translation adjustment at fiscal quarter end less (ii) any positive cumulative translation adjustment at fiscal quarter end.

     "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Lessee, (b) which beneficially owns or holds 5% or more of the Voting Stock of the Lessee or (c) 5% or more of the Voting Stock of which is beneficially owned or held by the Lessee or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that under no circumstance shall Wilmington Trust Company be considered to be an Affiliate of either the Owner Trustee or the Owner Participant nor shall either the Owner Trustee or the Owner Participant be considered to be an Affiliate of Wilmington Trust Company.


     "Alterations" shall have the meaning specified in Section 8(d) of the Facility Lease.

     "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

                  "Applicable Permits" shall mean any Permit that is necessary to develop, build, improve, own, operate or use all or any part of the Leased Property or any part thereof in accordance with the Facility Lease and the other Operative Agreements.

                  "Appraisal" shall mean the appraisal issued to the Owner Participant by the Appraiser, in form and substance satisfactory to it, on the Closing Date.

                  "Appraisal Procedure" shall mean the following procedure for determining the fair market sales value or the fair market rental value, as the case may be, of any property or the termination amount under Section 15 of the Facility Lease: If either party to the Facility Lease shall have given written notice to the other party requesting determination of such value by the Appraisal Procedure, the parties shall consult for the purpose of appointing a qualified independent appraiser by mutual agreement. If no such appraiser is so appointed within 15 days after such notice is given, each party shall appoint a qualified independent appraiser certified by the American Society of Appraisers within 20 days after such notice is given. If one party appoints an appraiser pursuant to the preceding sentence, the appraisal shall be made by such appraiser if the other party fails to appoint a second appraiser within the applicable time limit. If both parties appoint appraisers, the two appraisers so appointed shall within 30 days after such notice is given, appoint a third independent appraiser. If no such third appraiser is appointed within 30 days after such notice is given, either party may apply to the American Arbitration Association to make such appointment, such appointment shall be made within 30 days after such application, and the appraiser so appointed shall be certified by the American Society of Appraisers, and both parties shall be bound by any such appointment. Any appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine one or more of the fair market sales value or the fair market rental value of such property or the termination amount within 60 days after such appointment. If the parties shall have appointed a single appraiser, such appraiser's determination of values shall be final. If three appraisers shall be appointed, the values determined by the three appraisers shall be averaged, but if any determinations differ by more than 10% from such average, the determination which is most different from such average shall be excluded, the remaining two determinations shall be averaged and such average shall be final.

                  "Appraiser" shall mean Independent Equipment Company.

                  "Assigned Agreements" shall mean the Facility Lease, the Site Lease and all the other agreements referred to in clause (C) of paragraph (I) of the Granting Clause in the Indenture.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended from time to time, 11 U.S.C. ss. 101 et seq.

                  "Bankruptcy Proceeding" shall meaning any case or other proceeding under the Bankruptcy Code or any successor or similar statute.

                  "Basic Term" is defined in Section 3 of the Facility Lease.

                                  Annex I - 2

                  "Beneficial Interest" shall mean the interest of the Owner Participant under the Trust Agreement.

                  "Board of Directors" shall mean the Board of Directors of the Lesssee.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the States of New York, Delaware, Oregon or Utah (or in the event the Indenture Trustee receives and disburses funds in a location other than Utah, such other location) are authorized or permitted to be closed.

                  "Canadian Pension Plan" shall mean each pension plan subject to the Income Tax Act (Canada) which the Lessee or any Subsidiary sponsors, maintains, or to which it makes, is making, or is obligated to make contributions at any time during the immediately preceding five (5) years other than any negotiated cost plan, or substantially similar plan, under applicable Canadian law, and that provides, or within the immediately preceding five (5) years has provided, retirement benefits primarily for the benefit of individuals substantially all of whom are or were "nonresident aliens," as defined in
Section 7701(b) of the Code.

                  "Casualty Occurrence" shall mean any of the following events:
(a) the destruction of all or substantially all of the Facility; (b) damage to the Facility to such an extent that, in the good faith determination of the Board of Directors of the Lessee (which determination shall be made as soon as practicable after the occurrence of such damage, but in no event later than 90 days after such occurrence), the repair of the Facility is impractical or uneconomic; (c) the condemnation, confiscation or seizure of, or requisition of title to or use of, the Facility by an act of the United States government or any state or local authority or any instrumentality or agency of any thereof for a definite term which extends beyond the end of the Basic Term or for an indefinite term if such requisition in fact continues beyond the end of the Basic Term (in the event of such requisition for an indefinite term, the Casualty Occurrence shall be deemed to have taken place on the penultimate day of the Basic Term); or (d) a Casualty Occurrence as defined in the ClO//2// Lease.

                  "Casualty Termination Date" shall mean the date which is the earliest to occur of (i) the first Determination Date set forth on Schedule 2 to the Facility Lease which is at least 10 days after the payment of insurance proceeds by the insurer in respect of a Casualty Occurrence, (ii) the first Determination Date set forth on Schedule 2 to the Facility Lease which is at least 90 days after a Casualty Occurrence, and (iii) the last day of the then Basic Term or Renewal Term, as the case may be.

                  "Casualty Value" shall mean, as of any Casualty Termination Date during the Basic Term of the Facility Lease, the amount determined by multiplying the percentage set forth under the column entitled "Amount of Casualty Value" for such Casualty Termination Date on Schedule 2 to the Facility Lease by the Facility Cost, and as of any Casualty Termination Date during any Renewal Term, the amount determined in accordance with Section 19 of the Facility Lease.

                                  Annex I - 3

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss. 9601 et seq., and any future amendments.

                  "ClO//2// Facility" shall mean the Facility as defined under the ClO//2// Lease.

                  "ClO//2// Indenture" shall mean the Trust Indenture and Security Agreement dated as of December 27, 2001 between the ClO//2// Owner Trustee, as debtor, and the ClO//2// Indenture Trustee, as secured party.

                  "ClO//2// Indenture Trustee" shall mean Wells Fargo Bank Northwest, National Association, and its successors in trust as indenture trustee under the ClO//2// Indenture.

                  "ClO//2// Lease" shall mean the Facility Lease between Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, and Halsey ClO//2// Limited Partnership, as Lessee, dated December 27, 2001, in connection with a certain pulp bleaching facility in Halsey, Oregon, and any amendment thereto.

                  "ClO//2// Lease Property" shall mean the Leased Property under the ClO//2// Lease. "ClO//2// Lessee" shall mean the Lessee under the ClO//2// Lease.

                  "ClO//2// Note Purchasers" shall mean the Note Purchasers named in Schedule I to the ClO//2// Participation Agreement as the same may be amended from time to time and their respective successors and permitted assigns, including successive holders of the Series A Notes under the ClO//2// Trust Indenture.

                  "ClO//2// Notes" shall mean the Series A Notes issued under the ClO//2// Indenture.

                  "ClO//2// Operative Agreements" shall mean the Operative Agreements as defined pursuant to the ClO//2// Lease.

                  "ClO//2// Owner Participant" means SELCO Service Corporation, an Ohio corporation.

                  "ClO//2// Owner Trustee" shall mean Wilmington Trust Company in its capacity as trustee under the ClO//2// Trust Agreement and its successors in trust thereunder.

                  "ClO//2// Participation Agreement" shall mean the Participation Agreement dated as of December 27, 2001 among Halsey ClO//2// Limited Partnership as Lessee, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, the participant parties thereto, Pope & Talbot, Inc. and Wells Fargo Bank Northwest, National Association, as Indenture Trustee, and any amendment thereto.

                  "ClO//2// Site" shall mean the ClO//2// Site as defined in the ClO//2// Lease.

                                  Annex I - 4

     "ClO//2// Site Lease" shall mean the Site Lease as defined in the ClO//2// Lease.

     "ClO//2// Trust Agreement" shall mean the Trust Agreement dated as of December 27, 2001 between the ClO//2// Owner Participant and Wilmington Trust Company.

                  "Closing" is defined in Section 1.3 of the Participation Agreement.

                  "Closing Date" shall have the meaning specified in Section 1 of the Participation Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the property from time to time securing the Secured Indebtedness.

                  "Commitment" shall mean, with respect to each Note Purchaser, such Note Purchaser's commitment for the purchase of the Series A Notes as specified in Schedule I to the Participation Agreement.

                  "Components " shall have the meaning set forth in Section 8(c) of the Facility Lease.

                  "County Road Documents" means the Petition in the County Court of the State of Oregon for Linn County entitled "In the Matter of the Application of American Can Company, a corporation for the right, privilege and franchise to cross under Market Roads No. 2 and 3 with a 30 inch water pipe line and a 42 inch effluent pipe line, and to lay, maintain and operate the same in certain portions of Linn County, Oregon as hereinafter set forth outside the corporate limits of the City of Halsey" filed May 26, 1968 and the subsequent Acceptance of Order Granting Franchise dated May 24, 1968 and the Order Granting Franchise filed July 9, 1968.

                  "Deed of Trust" shall mean the Deed of Trust dated as of the Closing Date, between the Owner Trustee, as grantor, the deed of trust trustee named therein and the Indenture Trustee, as beneficiary, pursuant to the Participation Agreement, securing the Secured Indebtedness.

                  "Default" under the Facility Lease shall mean any event which would constitute an Event of Default under the Facility Lease if any requirement in connection therewith for the giving of notice or the lapse of time, or the happening of any further condition, event or act, had been satisfied.

                  "Design Capacity" shall mean the capacity of the Facility to produce, in commercial operation, 500 air dry metric tons of pulp per day.

                                  Annex I - 5

                  "Determination Date" shall mean any date specified as such on
Schedule 2 to the Facility Lease.

                  "Early Purchase Date" shall mean (a) the date specified on
Schedule 4 to the Facility Lease and (b) the date, if any, specified by the Lessee as an Early Purchase Date pursuant to Section 8(d) of the Facility Lease.

                  "Early Purchase Price" with respect to an Early Purchase Date shall mean (a) the amount set forth in Schedule 4 to the Facility Lease with respect to such Early Purchase Date or (b) if such Early Purchase Date has been specified pursuant to Section 8(d), the price determined in accordance with the terms and provisions of said Section 8(d) for such Early Purchase Date.

                  "EBITDA" shall mean consolidated net income plus (a) the sum of amounts for such period included in determining such consolidated net income of (i) consolidated interest expense, (ii) consolidated income tax expense,
(iii) amortization or write-off of deferred financing costs, (iv) consolidated depreciation expense, (v) consolidated amortization expense, (vi) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges; less (b) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and non-recurring non-cash gains on a consolidated basis in accordance with GAAP.

                  "Employee benefit plan" shall have the meaning specified in
Section 3(3) of ERISA.

                  "Environmental Consultant" shall mean Secor International,
Inc.

                  "Environmental Claim" shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, consent agreement, suit, demand, demand letter, claim, Lien, notice of non-compliance or violation, notice of liability or potential liability, investigation or other proceeding arising (a) pursuant to any Environmental Law or Governmental Approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Material, (c) from any Remedial Action or damages pursuant to an Environmental Law or the order or action of a Governmental Authority, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Material or arising from alleged injury or threat of injury to health, safety, property, natural resources or the environment, or (e) from any Lien against the Leased Property in favor of a Governmental Authority in connection with a Release, threatened Release or disposal of a Hazardous Material.

                  "Environmental Event" shall have the meaning set forth in
Section 6.5(d) of the Facility Lease.

                                  Annex I - 6

                  "Environmental Law" shall mean any statute, law, regulation, rule, ordinance, order, consent decree, consent agreement, judgment, Permit, Governmental Approval, code, common law, treaty, convention or other requirement of a Governmental Authority, pertaining to protection of the environment, health or safety of persons, natural resources, forestry, conservation, wildlife, waste management, Hazardous Materials, and pollution (including, without limitation, Releases and disposals to air, land, water, groundwater and substrate), now or hereafter enacted, and includes, without limitation, Endangered Species Act of 1973, 16 U.S.C.ss.ss. 1531 et seq., CERCLA, RCRA, Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, .33 U.S.C. ss.ss. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C.ss.ss. 740l et seq., Toxic Substances Control Act of 1976, 15 U.S.C.ss.ss. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss.ss. 651 et seq., Oil Pollution Act of 1990, 33 U.S.C. ss.ss. 270l et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss. 1 1001 et seq., National Environmental Policy Act of 1975, 42 U.S.C.ss.ss. 432l et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.ss. 300(t) et seq., and all similar or implementing laws, rules, regulations, approvals, guidance documents and amendments promulgated thereunder.

                  "Environmental Permits" shall mean all Permits required under Environmental Laws.

                  "Environmental Trigger" shall have the meaning set forth in
Section 6.5(d) of the Facility Lease.

                  "Equity Interests" shall mean in the case of a corporation, stock of any class, and in the case of a partnership or a limited partnership, a General Partnership Interest or Limited Partnership Interest.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Lessee, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in
Section 414(b) and 414(c), respectively, of the Code or Section 4001(b) of ERISA.

                  "ERISA Event" shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lessee or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate or the treatment of a plan amendment as a termination under Section 4041 or 404lA of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Lessee or any ERISA Affiliate to make required

                                   Annex I - 7
contributions to a Pension Plan or other Plan defined in Section 3(2) of ERISA, including contributions required pursuant to Section 412(m) of the Code or
Section 302(e) of ERISA; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lessee; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan or other Plan defined in Section 3(2) of ERISA.

                  "Event of Default" under the Facility Lease shall have the meaning specified in Section 15(a) thereof

                  "Excepted Property" shall mean (a)all indemnity payments (including, without limitation, payments pursuant to Sections 7 and 9 of the Participation Agreement and payments under the Tax Indemnity Agreement) to which the Owner Participant, the Owner Trustee, Wilmington Trust Company or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (b) any insurance proceeds payable under insurance maintained by the Owner Trustee, Wilmington Trust Company or the Owner Participant pursuant to Section 7(e) of the Facility Lease, (c) any insurance proceeds payable to or on behalf of the Owner Trustee, Wilmington Trust Company or to the Owner Participant under any public liability insurance maintained by Lessee pursuant to Section 7 of the Facility Lease, (d) Transaction Costs paid or payable to, or for the benefit of Owner Trustee, Wilmington Trust Company or Owner Participant pursuant to the Participation Agreement, (e) any rights of the Owner Participant, Wilmington Trust Company or the Owner Trustee to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts; provided such rights shall not include the exercise of any remedies under the Facility Lease other than the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of the Facility Lease or to recover damages for the breach thereof, (f) any amount payable by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate in compliance with the terms of the Participation Agreement and the Trust Agreement and (g) proceeds of and interest on the foregoing.

                  "Facility" shall mean the pulp mill in Halsey, Oregon leased under the Facility Lease, as the same shall be more fully described in Exhibit B to the Facility Lease, including all other equipment and improvements, if any, constructed or installed or to be constructed or installed on the ClO2 Site (including, without limitation, the Pond Improvements) for use as or in connection with such pulp mill, and any and all appliances, parts, instruments, appurtenances, accessories and other equipment and improvements of whatever nature from time to time incorporated in or installed as part of such pulp mill which are the property of the Owner Trustee pursuant to the terms of the Facility Lease, but excluding, however, (i) spare parts, (ii) any Alterations to the Facility as to which title remains with the Lessee pursuant to and within the limitations of Section 8(f)(ii) of the Facility Lease, and (iii) for the avoidance

                                  Annex I - 8
of doubt, all tax benefits and tax attributes of any Alterations on which work will start following December 27, 2001.

                  "Facility Cost" shall mean U.S$64,573,650.

                  "Facility Lease" shall mean the Facility Lease dated the Closing Date, between the Owner Trustee, as lessor, and the Lessee, as lessee, pursuant to the Participation Agreement, dated the Closing Date.

                  "Fair Market Rental Value" shall mean the Fair Market Value calculated for a lease.

                  "Fair Market Sales Value" shall mean the Fair Market Value calculated for a sale of the Facility.

                  "Fair Market Value" shall mean the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee currently in possession) and an informed and willing seller or lessor under no compulsion to sell, buy or lease. Any such determination shall be made (i) on the assumption that the Facility has been installed at the site of the purchaser or lessee with no expense being borne by such purchaser or lessee for costs of removal, storage, transportation or reinstallation of the Facility at such site, and that the Facility is in the condition and state of repair required by the Facility Lease, and, in the case of Fair Market Sales Value, shall give effect to the then remaining Site Lease Term, (ii) as respects Fair Market Rental Value, on the basis of a lease having terms and conditions (other than Rent) similar to the terms and conditions of the Facility Lease, and
(iii) giving effect to the removal of any Parts and Alterations which remain the property of the Lessee under the provisions of Section 8 of the Facility Lease.

                  "Fixed Charge Coverage Ratio" shall mean the ratio of EBITDA to the sum of (i) consolidated interest expense, (ii) current maturities of long term debt, (iii) income taxes paid in cash and (iv) the Maintenance Capital Expense Constant.

                  "GAAP" shall mean generally accepted accounting principles at the time in the United States.

                  "General Partnership Interest" shall mean the interest of a general partner in a general partnership and the interest of a general partner in a limited partnership.

                  "Governmental Approval" shall mean any written Permit, variance, no-action letter, clearance, exemption or other approval granted by a Governmental Authority.

                  "Governmental Authority" shall mean any international, foreign, federal, state, regional, county, local or other body, instrumentality, agency, department, court, commission, board or authority of a governmental entity.

                                  Annex I - 9

                  "Guidelines" shall mean the guidelines set forth in Revenue Procedure 2001-28, 2001-19 IRB 1156, as further set forth in Revenue Procedure 2001-29, 2001-19 IRB 1160, that are applied by the Internal Revenue Service in determining, for advance ruling purposes, whether leveraged lease transactions are leases for Federal income tax purposes.

                  "Hazardous Material" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by any Environmental Law.

                  "Indemnified Parties" shall mean the Participants, each holder of the ClO2 Notes, the Owner Participant Guarantor, the Owner Trustee, Wilmington Trust Company, the Trust Estate and the Indenture Trustee, and successors, permitted assigns, agents, servants, officers and employees of each of the foregoing.

                  "Indenture" shall mean the Trust Indenture and Security Agreement dated as of September 15, 1999 between the Owner Trustee, as debtor, and the Indenture Trustee, as secured party.

                  "Indenture Default" shall mean any event which would constitute an Indenture Event of Default if any requirement in connection therewith for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, had been satisfied.

                  "Indenture Estate" is defined in the Granting Clause of the Indenture.

                  "Indenture Event of Default" is defined in Section 4.01 of the Indenture.

                  "Indenture Investments" shall mean (i) direct obligations of the United States of America, and (ii) obligations fully guaranteed by the United States of America; provided that, any such obligations shall not have a maturity in excess of 90 days; provided further, that any such obligations may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution (which may be the Indenture Trustee) having capital, surplus and undivided profits of at least U.S.$250,000,000 so long as title to the underlying obligations shall pass to the Indenture Trustee and that such underlying obligations shall be segregated in a custodial or trust account of or for the benefit of the Indenture Trustee.

                  "Indenture Trustee" shall mean Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), and its successors in trust as indenture trustee under the Indenture.

                                  Annex I - 10

                  "Indenture Trustee Agreements" shall mean the Operative Agreements to which the Indenture Trustee is a party.

                  "Insolvency Proceeding" shall mean a Bankruptcy Proceeding, and an assignment for the benefit of the creditors, a general receivership or any other proceeding for the adjustment of debts, liquidation of assets or winding-up of the affairs of the Person.

                  "Insured Parties" shall mean the Owner Trustee, ClO//2// Owner Trustee, Wilmington Trust Company, the Owner Participant, the Owner Participant Guarantor, each Indenture Trustee and each holder of the ClO//2// Notes and each holder of the Notes.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of December 27, 2001 between the several ClO//2// Note Purchasers, the Note Purchasers, the Owner Participant, the ClO//2// Indenture Trustee, the Indenture Trustee, the Owner Trustee, the ClO//2// Owner Trustee, the Lessee, the ClO//2// Lessee and Pope & Talbot.

                  "IRS" shall mean the Internal Revenue Service of the United States or any successor agency thereto.

                  "James River Agreement" means the Settlement and Operating Agreement dated as of August 9, 1991 by and among Pope & Talbot, Inc., James River Paper Company, Inc. and James River Corporation of Virginia as amended by an Amendment dated February 7, 1996.

                  "James River Easement" means the Easement Agreement dated August 22, 1991 between James River Paper Company, Inc. and Pope & Talbot, Inc., as amended by the Amendment dated June 14, 1993, and as further amended by a Second Amendment dated September 29, 1999.

                  "Late Rate" shall mean interest at the annual rate equal to the lesser of (a) the highest rate permitted by applicable law and (b) the Specified Rate plus 2%.

                  "Lease Default" shall mean a Default under the Facility Lease.

                  "Lease Event of Default" shall mean an Event of Default under the Facility Lease.

                  "Lease Supplement" shall mean a Lease Supplement, substantially in the form of Exhibit E to the Facility Lease, entered into pursuant to Section 4(f) of the Facility Lease.

                  "Leased Property" shall mean the Facility and the Site Lease Property.

                  "Lessee" shall mean Pope & Talbot, Inc., a Delaware corporation, and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof

                                  Annex I - 11

                  "Lessee Agreements" shall mean the Operative Agreements to which the Lessee is a party.

                  "Lessor's Liens" means any Liens arising as a result of (a) claims against or affecting the Owner Trustee, Wilmington Trust Company or the Owner Participant not related to the transactions contemplated by the Operative Agreements, or (b) acts or omissions of the Owner Trustee, Wilmington Trust Company or the Owner Participant not related to the transactions contemplated by the Operative Agreements or not contemplated by the Operative Agreements, or (c) taxes imposed against the Owner Trustee, Wilmington Trust Company or the Owner Participant which the Lessee has not agreed to indemnify against pursuant to the Participation Agreement, the Facility Lease or the Tax Indemnity Agreement, or
(d) claims against the Owner Trustee, Wilmington Trust Company or the Owner Participant arising out of the voluntary transfer (which transfer shall be made without the consent, whether or not required, of Lessee and, if the Indenture has not been discharged, the Indenture Trustee) of all or any part of its interest in the Leased Property, other than a transfer pursuant to Section 13, 15 or 19 of the Facility Lease, provided, however, that no Lien which is being contested pursuant to a Permitted Contest shall constitute a Lessor's Lien.

                  "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of the Operative Agreements, the Lessee shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

                  "Limited Partnership Interest" shall mean the interest of a limited partner in a limited partnership.

                  "Maintenance Capital Expense Constant" shall mean U.S.$7,500,000.00.

                  "Majority in Interest" as of a particular date of determination shall mean with respect to any action or decision of the holders of the Notes. The holders of more than 50% in aggregate unpaid principal amount of the Notes then outstanding, excluding any Notes held by the Owner Participant or the Lessee or an Affiliate of the Owner Participant or the Lessee unless all Notes are so held.

                  "Make-Whole Amount" shall mean in connection with any prepayment of any series of Notes the excess, if any, of (i) the aggregate present value as of the date of such

                                  Annex I - 12
prepayment of each dollar of principal being prepaid of such Notes and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting on a semiannually compounded basis such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes of such series being prepaid. The Make-Whole Amount shall not be less than zero. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean (a) the sum of 0.50%, plus the yield reported at 10:00 A.M. (New York time) on the date of determination of the Make-Whole Amount by the Dow Jones Markets, a Division of Dow Jones & Company (formerly known as Telerate Access Service) on the display designated "Page 5" for United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of such series being prepaid, or (b) in the event that such Dow Jones Markets is no longer available or such yield is not reported as of such time, "Reinvestment Rate" shall mean the sum of 0.50%, plus the arithmetic mean of the two yields under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of such series being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the maturity next longer than the Weighted Average Life to Maturity and for the maturity next shorter than the Weighted Average Life to Maturity shall be calculated and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate pursuant to clause (b), the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                  "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of a majority in aggregate principal amount of the applicable series of Notes then outstanding.

                  "Weighted Average Life to Maturity" of the principal amount of the series of Notes being prepaid or accelerated shall mean, as of the time of any determination thereof the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal of such series that would have become due on each scheduled payment date if such prepayment had not been made, less (2)


                                  Annex I - 13
         the amount of principal on such Notes being prepaid scheduled to become due on such date after giving effect to such prepayment or acceleration, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totaling the products obtained in
         (i).

                  "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Lessee; (b) a material impairment of the ability of the Lessee to perform under any Lessee Agreement and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Lessee of any Lessee Agreement; or (d) a material adverse effect on the continued economic operation of the Leased Property.

                  "Material Subsidiary" means any Subsidiary of the Lessee having either (a) 5% or more of the revenue of the Lessee and each of its Subsidiaries on a consolidated basis or (b) 5% or more of the assets of the Lessee and each of its Subsidiaries on a consolidated basis.

                  "Memorandum of Facility Lease" shall mean, with respect to the Facility, a Memorandum of Facility Lease dated the Closing Date.

                  "Memorandum of Site Lease" shall mean, with respect to the Facility, a Memorandum of Site Lease dated the Closing Date.

                  "Multiemployer Plan" shall have the meaning as in Section 400 l(a)(3) of ERISA, but shall not include a plan for which Title IV of ERISA is made inapplicable pursuant to Section 402 l(b)(7) of ERISA.

                  "Net Economic Return" means the Owner Participant's (i) net after-tax yield (computed using the multiple investment sinking fund method), and (ii) aggregate aftertax cash flow; each of clauses (i) and (ii) being calculated both for the period from the Closing Date to the Early Purchase Date and for the period from the Closing Date to the end of the Basic Term, and each as computed on the basis of the same economic and tax assumptions originally utilized by the Owner Participant in calculating the Periodic Rent, Early Purchase Price, Casualty Values and Termination Values.

                  "Non-U.S. Person" shall mean any individual who is not a citizen of the United States, or any partnership, corporation, joint venture, trust, unincorporated association or other entity that is not either a citizen of the United States or organized under the laws of the United States or any State thereof.

                  "Note Purchasers" shall mean the Note Purchasers named in
Schedule 1 to the Participation Agreement and their respective successors and permitted assigns, including successive holders of the Series A Notes.

                                  Annex I - 14

                  "Notes" shall mean the Series A Notes.

                  "Officers' Certificate" shall, with respect to any Person, mean a certificate signed by a Responsible Officer of such Person.

                  "Operative Agreements" shall mean and include the Trust Agreement, the Participation Agreement, the Site Lease, the Memorandum of Site Lease, the Facility Lease, the Memorandum of Facility Lease, the Notes outstanding at the time of reference, the Indenture, the Deed of Trust, the Intercreditor Agreement and the Tax Indemnity Agreement.

                  "Ordinary Wear Part" shall mean any mechanical or structural component of equipment subject to wear due to use or utilization.

                  "Owner Participant" means SELCO Service Corporation, an Ohio corporation, and its successors and permitted assigns of its Beneficial Interest.

                  "Owner Participant Agreements" shall mean the Operative Agreements to which the Owner Participant is a party.

                  "Owner Participant Guarantor" shall mean KeyBank, National Association or any other Person guarantying the obligations of the Owner Participant.

                  "Owner Participant Guaranty" shall mean that certain Owner Participant Guaranty dated as of September 15, 1999 entered into by the Owner Participant Guarantor.

                  "Owner Trustee" shall mean Wilmington Trust Company in its capacity as trustee under the Trust Agreement and its successors in trust thereunder.

                  "Owner Trustee Agreements" shall mean the Operative Agreements to which Wilmington Trust Company, either in its individual or trustee capacity, is a party.

                  "Participants" shall mean the Note Purchasers and the Owner Participant.

                  "Participation Agreement" shall mean the Participation Agreement dated as of September 15, 1999, among the Lessee, the Owner Trustee, the Participants and the Indenture Trustee.

                  "Parts" shall have the meaning specified in Section 8(c) of the Facility Lease.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Lessee or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the

                                  Annex I - 15
case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Periodic Rent" shall mean all rent payable pursuant to
Section 4(a) of the Facility Lease for the Basic Term and all rent payable pursuant to Section 19 of the Facility Lease for any Renewal Term.

                  "Periodic Site Rent" is defined in Section 4(b) of the Facility Lease.

                  "Periodic Site Rent Amount" shall mean (i) with respect to each Periodic Site Rent Payment Date on or prior to the later of (a) the expiration or earlier termination of the Basic Term of the Facility Lease in accordance with its terms or otherwise and (b) the full payment and discharge of the Secured Indebtedness, U.S.$l00 and (ii) for any Periodic Site Rent Payment Date occurring after the later of the periods described in subclauses (a) and
(b) of clause (i) of this definition (the "Post-Facility Lease Date "), the Fair Market Rental Value for the Site, provided that notwithstanding the foregoing, if an Event of Default under the Facility Lease shall have occurred and the Owner Trustee or the Indenture Trustee, as the case may be, shall be exercising or shall have exercised remedies pursuant to Section 15 of the Facility Lease (including, without limitation, the re-letting or sale of the Facility), Periodic Site Rent Amount shall then and thereafter mean U.S.$l00 with respect to each Periodic Site Rent Payment Date.

                  "Periodic Site Rent Payment Date" shall mean each January 2 and July 2 after the Closing Date during the Site Lease Term.

                  "Permit" shall mean any order, authorization, consent, approval, license, ruling, permit, certification, exemption, waiver, filing or registration by or with any Governmental Authority.

                  "Permitted Contest" shall mean a good faith contest in a manner which each Indemnified Party and, in the case of the Lessor's Liens, the Lessee, determines will be conducted in a manner so as to prevent the imposition of any criminal penalty on, or adverse effect on the title, property or right of, such Indemnified Party or the Lessee, as the case may be, of the legality or validity of any taxes, assessments, levies, fees or other governmental charges, or other claims, Liens or impositions which under the terms of the Facility Lease or the Site Lease, are required to be paid or discharged by the Lessee, the Owner Trustee, Wilmington Trust Company, or the Owner Participant, as the case may be, but for such contest.

                  "Permitted Encumbrances" with respect to the Leased Property shall mean (a) the interests of the Lessee and the Owner Trustee, respectively, under the Facility Lease and under the Site Lease; (b) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges either not yet due and payable or the amount or validity of which is being contested by a Permitted Contest (and for the payment of which adequate reserves have been provided); (c) any Liens of mechanics, suppliers, materialmen and

                                  Annex I - 16
laborers for work or services performed or materials furnished in connection with the Leased Property arising in the ordinary course of business and for amounts which are either not yet due and payable or the amount or validity of which is being contested by a Permitted Contest (and for the payment of which adequate reserves have been provided); (d) the Lien and security interest Liens granted to the Indenture Trustee under and pursuant to the Indenture; (e) Lessor's Liens; (f) Liens described in Schedule B to the Title Policy issued to the Owner Trustee on the Closing Date; (g) minor encumbrances, easements, covenants or reservations, rights of others for rights-of-way, utilities and other similar purposes, zoning or other restrictions, as to the use of real properties, and leases and subleases thereof, in each case, which (i) are necessary or appropriate for the conduct of the activities of the Lessee on the Leased Property or customarily exist on properties of business entities engaged in similar activities and similarly situated and (ii) do not in any event impair the use or value of the Leased Property; and (h) leases described in Schedule 3.2(w) to the Participation Agreement and subleases that do not impair the operation of the Facility and which are permitted in accordance with the terms and provisions of Section 9(b) of the Facility Lease.

                  "Person" shall mean an individual, partnership, corporation, trust or limited liability company or other unincorporated organization, and a government or agency or political subdivision thereof.

                  "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which the Lessee or any ERISA Affiliate sponsors or maintains or to which the Lessee makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Plans" shall mean the engineering drawings for the Facility.

                  "Pond Improvements" shall mean the condensate piping to the effluent pond and six aerators.

                  "Post-Facility Lease Date" is defined in the definition of Periodic Site Rent Amount set forth in this Annex I. "Private Placement Memorandum" shall mean the Debt Participation Memorandum, dated July 1999, prepared by Key Global Finance and received by the Lessee.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Railway License" means the Permit from Oregon Electric Railway Company to American Can Company dated August 27, 1968.

                  "RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 690l et seq., and any future amendments.

                                  Annex I - 17

                  "Refunding Date" is defined in Section 13(a) of the Participation Agreement.

                  "Register" shall mean the register kept at the principal office of the Indenture Trustee for the purpose of recording the registration and transfer of the Notes.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Material, whether occurring before or after the date of the Lease.

                  "Remedial Action" shall mean actions required to (i) clean up, remove, remediate, treat, take corrective action, or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or further Release or minimize the further Release of Hazardous Materials, or (iii) investigate and determine if a remedial response is needed, to design such a response and postremedial investigation, monitoring, operation, maintenance and care.

                  "Renewal Term" shall mean any term in respect of which the Lessee shall have exercised its option to renew the Facility Lease pursuant to
Section 19 thereof.

                  "Rent" shall mean all Periodic Rent, Periodic Site Rent and Supplemental Rent.

                  "Rent Payment Dates" shall mean the Closing Date and the second day of each January and July thereafter during the Term of the Facility Lease.

                  "Reportable Event" shall mean a "reportable event" as described in Section 4043 of ERISA for which the notice requirement to the PBGC has not been waived, provided that the loss of qualification of a pension plan (as such term is defined in ERISA and which is covered by Title IV of ERISA), other than a Multiemployer Plan, established or maintained by the Lessee or any ERISA Affiliate or as to which the Lessee or any ERISA Affiliate contributed or is a member or otherwise may have any liability, and the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code of 1986, as amended, or Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC.

                  "Required Lenders" shall have the meaning set forth in the Intercreditor Agreement.

                  "Responsible Officer" shall, with respect to the Owner Participant, mean the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer; shall, with respect to the Lessee, mean the President, the Vice President-Finance, chief financial officer, the manager of the Facility or persons fulfilling substantially the same responsibilities or functions as the aforesaid persons or which have direct responsibility for the administration of the Facility Lease and the other Lessee Agreements;

                                  Annex I - 18
and shall, with respect to the Owner Trustee or the Indenture Trustee, mean any officer in the Corporate Trust Administration department thereof.

                  "Secured Indebtedness" shall mean the outstanding Notes and all principal thereof (and premium, if any) and interest thereon and all additional amounts and other sums at any time due and owing from or required to be paid by the Owner Trustee under the terms of the outstanding Notes or the Indenture or by the Lessee to the holders of the Notes under the Operative Agreements.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time t o time.

                  "Security" shall have the same meaning as in Section 2(a)(l) of the Securities Act of 1933, as amended.

                  "Seller" shall mean Pope & Talbot, Inc.

                  "Separate Account" shall have the meaning specified in Section 3(17) of ERISA.

                  "Series A Notes" shall mean the 8.96% Secured Notes, Series A, Due January 2, 2008 of the Owner Trustee substantially in the form attached as Exhibit A to the Indenture.

                  "Site" shall mean the property described in Exhibit A to the Site Lease; provided that no part of the Facility shall be part of the "Site"; and provided further that upon subdivision or other reduction pursuant to
Section 19(h) of the Facility Lease, "Site" shall refer to the Site following such subdivision or other reduction.

                  "Site Lease" shall mean the Site Lease dated the Closing Date between the Lessee, as landlord, and the Owner Trustee, as tenant.

                  "Site Lease Property" shall mean the Site and the easements and rights granted to the Owner Trustee under the Site Lease.

                  "Site Lease Term" shall mean the period beginning on the Closing Date and ending ninety-nine (99) years less one day from such date.

                  "Specified Investment" shall mean (a) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (b) obligations fully guaranteed by the United States of America, (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least U.S.$500,000,000 (including the Indenture Trustee or Owner Trustee if such conditions are met), (d) repurchase agreements with any financial institution

                                  Annex I - 19
having a combined capital and surplus of at least U.S.$500,000,000 fully collateralized by obligations of the type described in clauses (a) and (c) above and (e) any money market fund investing solely in investments of the type described in clause (a), (b) or (c) above (which shall not include any hedge, future or other contract relating thereto); provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (c) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

                  "Specified Rate" shall mean 8.96% (computed on the basis of a 360 day year of 12 30-day months).

                  "Subsidiary" shall mean, as to any particular parent business entity, any business entity of which such parent business entity and/or one or more business entities which are themselves subsidiaries of such parent business entity, (a) in the case of any corporation, own more than 50% of the Voting Stock, or (b) in the case of any partnership, own 50% or more of the Limited Partnership Interests or General Partnership Interests, as that case may be. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a subsidiary of the Lessee.

                  "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Periodic Rent) which the Lessee is obligated to pay under the Facility Lease to the Owner Trustee or others, including, without limitation, Termination Value and Casualty Value payments.

                  "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement dated as of September 15, 1999 between the Lessee and the Owner Participant.

                  "Taxes" is defined in Section 7 of the Participation
Agreement.

                  "Technology" shall mean, with respect to the Facility and the Site Lease Property and the operation, maintenance, repair, replacement, inspection and removal thereof, (a) all patents, know-how, computer programs and other industrial property rights, and all licenses and rights to use the same, and (b) all information and data with respect thereto, in each case at any time owned or held by or available to the Lessee and necessary to operate the Facility at Design Capacity.

                  "Term" shall mean the full term of the Facility Lease, including the Basic Term and any Renewal Term, unless the Facility Lease shall be terminated earlier pursuant to the terms thereof.

                  "Termination Date" shall have the meaning set forth in Section 13(d) of the Facility Lease.



                                  Annex I - 20

                  "Termination Value" of the Facility as of any Termination Date during the Basic Term shall mean the amount determined by multiplying the percentage set forth under the column entitled "Net Termination Value" for such Determination Date on Schedule 3 of the Facility Lease by the Facility Cost.

                  "Title Policy" shall mean the title policy issued with respect to the Site Lease.

                  "Total Adjusted Capitalization" shall mean Adjusted Net Worth plus Total Funded Debt.

                  "Total Funded Debt" shall mean all indebtedness for borrowed money of the Lessee, excluding (a) contingent obligations with respect to undrawn letters of credit, (b) liabilities in respect of hedging agreements, and
(c) customary trade credit.

                  "Transaction Costs" shall mean all amounts paid or payable by the Owner Trustee pursuant to Section 2 of the Participation Agreement.

                  "Transferee" is defined in clause (a) of Section 11 of the Participation Agreement.

                  "Trust" shall mean the trust established under the Trust Agreement.

                  "Trust Agreement" shall mean the Trust Agreement dated as of September 15, 1999 between the Owner Participant and Wilmington Trust Company.

                  "Trust Estate" shall mean all the estate, right, title and' interest of the Owner Trustee in, to and under the Leased Property and the Operative Agreements including, without limitation, all out-of-pocket funds advanced to the Owner Trustee by the Owner Participant, all proceeds from the sale of the Notes, all installments and other payments of rent, insurance proceeds, Casualty Values, condemnation awards, Termination Values, purchase price and sale proceeds, and all other proceeds of any kind for or with respect to the Leased Property and the Operative Agreements.

                  "Unfunded Pension Liability" shall mean the excess of a Pension Plan's benefit liabilities under Section 400l(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

                  "U.S. Person" shall have the meaning given such term in
Section 7701(a)(30) of the Code.



                                  Annex I - 21

                  "Voting Stock" of any Person shall mean Securities of any class or classes, the holders of which are entitled at such time to elect a majority of the corporate directors of such Person (or Persons performing similar functions).

                                  Annex I - 22